UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No    )
Filed by the Registrant
☒
Filed by a Party other than the Registrant
☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
KLA Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

73

KLA

Keep Looking Ahead

2023 Proxy Statement

FINANCIAL AND BUSINESS NEWS
76

Cautionary Statement Regarding Forward-Looking Statements

This proxy statement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact may be forward-looking statements. You can identify these and other forward-looking statements by the use of words such as “may,” “will,” “could,” “would,” “should,” “expects,” “plans,” “anticipates,” “relies,” “believes,” “estimates,” “predicts,” “intends,” “potential,” “continues,” “thinks,” “seeks,” or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause actual results to differ materially from the forward-looking statements, including unexpected delays, difficulties, and expenses in executing against our environmental, climate, diversity and inclusion or other Environmental, Social, and Governance (ESG) targets, goals and commitments outlined in this document, including, but not limited to, our efforts to reduce our greenhouse gas emissions, as well as changes in laws or regulations affecting us, such as changes in cybersecurity, data privacy, environmental, safety and health laws, and other risks as disclosed in our most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission (the “SEC”). You are cautioned not to place undue reliance on these forward-looking statements, and we expressly assume no obligation and do not intend to update the forward-looking statements in this report after the date hereof. In addition, some of the statements contained in this proxy statement may rely on third-party information and projections that management believes to be reputable; however, we do not independently verify or audit this information, and any inaccuracies or deviations in such information and projections may materially impact our ability to execute on our strategy, achieve our goals, or otherwise adversely impact our business.

This proxy statement contains ESG-related statements based on hypothetical scenarios and assumptions as well as estimates that are subject to a high level of uncertainty, and these statements should not necessarily be viewed as being representative of current or actual risk or performance, or forecasts of expected risk or performance. In addition, historical, current, and forward-looking environmental and social-related statements may be based on standards for measuring progress that are still developing, and internal controls and processes that continue to evolve. Forward-looking and other statements in this report may also address our corporate responsibility and sustainability progress, plans, and goals, and the inclusion of such statements is not an indication that these matters are necessarily material for the purposes of complying with or reporting pursuant to the U.S. federal securities laws and regulations, even if we use the word “material” or “materiality” in this report. Certain of our disclosures are informed by various third-party frameworks, in addition to stakeholder expectations. However, we cannot guarantee strict adherence to framework recommendations, and our disclosures based on these frameworks may change due to revisions in framework requirements, availability of information, changes in our business or applicable governmental policy, or other factors, some of which may be beyond our control. In addition, non-financial information, such as that included in parts of this proxy statement, is subject to greater potential limitations than financial information, given the methods used for calculating or estimating such information. Historical, current, and forward-looking environmental and social-related statements are also based on standards and metrics, as well as standards for the preparation of any underlying data for those metrics, that are still developing and internal controls and processes that continue to evolve. For example, we note that standards and expectations regarding greenhouse gas (GHG) accounting and the processes for measuring and counting GHG emissions and GHG emission reductions are evolving, and it is possible that our approaches both to measuring our emissions and to reducing emissions and measuring those reductions may be, either currently by some stakeholders or at some point future, considered inconsistent with common or best practices with respect to measuring and accounting for such matters, and reducing overall emissions. While these are based on expectations and assumptions believed to be reasonable at the time of preparation, they should not be considered guarantees. If our approaches to such matters are perceived fall out of step with common or best practice, we may be subject to additional scrutiny, criticism, regulatory and investor engagement or litigation, any of which may adversely impact our business, financial condition, or results of operations. Separately, the standards and performance metrics used, and the expectations and assumptions they are based on, have not, unless otherwise expressly specified, been verified by us or any third party.

Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

 | 2023 Proxy Statement

i

Notice of Annual Meeting of

    Stockholders

September 21, 2023

To our stockholders:

YOUR VOTE IS IMPORTANT

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of KLA Corporation (“KLA,” “we,” “us,” “our” or the “Company”), a Delaware corporation, will be held on Wednesday, November 1, 2023, at 12:00 p.m. PDT, in the Plus Building of our Milpitas headquarters, located at One Technology Drive, Milpitas, California 95035, for the following purposes:

1.	To elect the ten candidates nominated by our Board of Directors (the “Board”) to serve as directors for one-year terms, each until his or her successor is duly elected and qualified.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2024.

3.	To approve on a non-binding, advisory basis our named executive officer compensation.

4.	To approve on a non-binding, advisory basis the recommended frequency of future stockholder votes to approve our named executive officer compensation.

5.	To approve our 2023 Incentive Award Plan.

6.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on September 8, 2023, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the Annual Meeting at the Company’s offices at One Technology Drive, Milpitas, California 95035.

For admission to the Annual Meeting, stockholders should come to the stockholder check-in table. Those who hold shares of our common stock in their own names should provide identification and have their ownership verified against the list of registered stockholders as of the close of business on the record date, September 8, 2023. Those who have beneficial ownership of stock through a broker, bank or other nominee must bring account statements or letters from the broker, bank or other nominee indicating that they owned our common stock as of the close of business on the record date, September 8, 2023. To vote at the meeting, those who have beneficial ownership of stock through a broker, bank or other nominee must bring a legal proxy, which can be obtained only from the broker, bank or other nominee.

Sincerely,
Richard P. Wallace President and Chief Executive Officer Milpitas, California

This Notice of Annual Meeting of Stockholders, Proxy Statement and form of proxy are being made available electronically and mailed on or about September 21, 2023.

All stockholders are cordially invited to attend the Annual Meeting in person; however, regardless of whether you expect to attend the Annual Meeting in person, we encourage you to vote as soon as possible. You may vote by proxy over the Internet or by telephone, or, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card or voting instruction card. Voting over the Internet, by telephone or by written proxy or voting instruction card will ensure your representation at the Annual Meeting regardless of whether you attend in person.

 | 2023 Proxy Statement

ii | Table of Contents

1	Proxy Summary

3	Fiscal Year 2023 Performance Highlights

4	Proposal One: Election of Directors

5	Information About the Board of Directors and its Committees

5	Board Leadership Structure

5	The Board’s Role in Oversight of Risk

6	Audit Committee

7	Compensation and Talent Committee

7	Risk Considerations in Our Compensation Programs

8	Nominating and Governance Committee

8	Evaluation of Director Candidates

8	Majority Vote Policy

8	Director Qualifications and Diversity

10	Director Nominee Skills Matrix

11	Board Diversity Matrix

12	Nominees for Election at the 2023 Annual Meeting

20	Director Compensation

23	Our Corporate Governance Practices

23	Adopting and Maintaining Governance Standards

23	Monitoring Board Effectiveness

23	Conducting Formal Independent Director Sessions

23	Hiring Outside Advisors

23	Avoiding Conflicts of Interest

23	Communications with the Board

24	Standards of Business Conduct; Whistleblower Hotline and Website

24	Ensuring Auditor Independence

24	Compensation and Talent Committee Interlocks and Insider Participation

24	Stockholder Nominations to the Board

24	Majority Vote Policy

24	Stockholder Outreach

24	Insider Trading Policy

25	Environmental, Social and Governance (ESG)

30	Proposal Two: Ratification of Appointment of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending June 30, 2024

30	Audit Committee Recommendation

30	Attendance at the Annual Meeting

31	Fees

31	Pre-Approval Policies and Procedures

31	Independence Assessment by Audit Committee

32	Proposal Three: Approval of Our Named Executive Officer Compensation

33	Information About Executive Officers

37	Security Ownership of Certain Beneficial Owners and Management

37	Principal Stockholders

38	Directors and Management

39	Executive Compensation and Other Matters

39	Compensation Discussion and Analysis

39	Executive Summary

39	Fiscal Year 2023 Highlights

 | 2023 Proxy Statement

iii

40	Multi-Year Growth

42	KLA’s Executive Compensation Program at a Glance

42	Compensation and Talent Committee Decision Making – Approval Procedures Overview and Market Data

45	Key Pay Practices in Our Executive Compensation Program and Last Year’s “Say on Pay” Vote

46	Elements of Compensation

47	CEO Compensation at a Glance

47	Base Salary

47	Short-Term Executive Incentive Bonus Plan

51	Long-Term Incentives

55	Employee Benefits and Perquisites

58	Compensation and Talent Committee Report

59	Executive Compensation Tables

59	Summary Compensation Table

62	Grants of Plan-Based Awards

64	Outstanding Equity Awards at Fiscal Year End

66	Option Exercises and Stock Vested

66	Nonqualified Deferred Compensation

68	Potential Payments Upon Termination or Change in Control

73	Pay Ratio Disclosure

76	Certain Relationships and Related Transactions

77	Equity Compensation Plan Information

78	Report of the Audit Committee

79	Proposal Four: Approval of the Frequency of Future Stockholder Votes to Approve our Named Executive Officer Compensation

80	Proposal Five: Approval of our 2023 Incentive Award Plan

86	Questions and Answers

92	Information for KLA Annual Meeting of Stockholders on November 1, 2023, 12:00 p.m. PDT

Helpful Resources

Annual Meeting

Proxy Statement & Annual Report

Board of Directors

Investor Relations

Environmental Social Governance (ESG)

Governance Documents

Corporate governance documents and policies, including:

        Corporate Governance Standards

        Committee Charters

        Standards of Business Conduct

 | 2023 Proxy Statement

Proxy Summary

This summary does not contain all of the information you should consider when casting your vote. You should read the complete Proxy Statement before voting.

ANNUAL MEETING OF STOCKHOLDERS

Time and Date 12:00 p.m. PDT November 1, 2023	Place One Technology Drive, Milpitas, California 95035	Record Date Close of business on September 8, 2023

STOCKHOLDER VOTING MATTERS

Proposal	Board’s Voting Recommendation	Page Reference

Election of 10 Directors Named in this Proxy Statement	FOR Each Nominee	4

Ratification of Appointment of our Independent Registered Public Accounting Firm	FOR	30

Advisory Vote to Approve Named Executive Officer Compensation	FOR	32

Frequency of Future Stockholder Votes to Approve our Named Executive Officer Compensation	FOR Every Annual Meeting	79

Approval of our 2023 Incentive Award Plan	FOR	80

 | 2023 Proxy Statement

2  | Proxy Summary

OUR DIRECTORS

Nominee and Principal Occupation			Director Since	Current Other Public Company Boards	Committees*
	Independent	Age			AC	CTC	NGC

Robert Calderoni Former Chairman and Interim President and Chief Executive Officer of Citrix Systems, Inc.	Yes	63	2007	Ansys, Inc.		🌑	Chair

Jeneanne Hanley Former Senior Vice President and President of E-Systems Division of Lear Corporation	Yes	50	2019	QuantumScape Corporation		🌑

Emiko Higashi Founder of Tohmon Capital Partners, LLC	Yes	64	2010	Takeda Pharmaceutical Company Rambus, Inc.	🌑

Kevin Kennedy Chairman of Quanergy Systems, Inc.	Yes	67	2007	Digital Realty Trust, Inc. Quanergy Systems, Inc.	🌑		🌑

Michael McMullen President and Chief Executive Officer of Agilent Technologies, Inc.	Yes	61	2023	Agilent Technologies, Inc.		🌑

Gary Moore Former Executive Chairman and Chief Executive Officer of ServiceSource International, Inc.	Yes	74	2014	None		Chair	🌑

Marie Myers Chief Financial Officer of HP, Inc.	Yes	55	2020	F5 Networks, Inc.	Chair		🌑

Kiran Patel** Former Executive Vice President and General Manager, Small Business Group of Intuit, Inc.	Yes	75	2008	None	🌑

Victor Peng President, Adaptive, Embedded, and AI Group of Advanced Micro Devices, Inc.	Yes	63	2019	None		🌑

Robert Rango Former President and Chief Executive Officer of Enevate Corporation	Yes	65	2014	Keysight Technologies, Inc. Microchip Technology, Inc.	🌑

Richard Wallace President and Chief Executive Officer of KLA Corporation	No	63	2006	Splunk, Inc.

* As of September 8, 2023

** Mr. Patel is not standing for re-election at the Annual Meeting

AC = Audit Committee                 CTC = Compensation and Talent Committee                 NGC = Nominating and Governance Committee

 | 2023 Proxy Statement

GOVERNANCE HIGHLIGHTS

Board and Governance Information*

Size of the Board	10	Independent Chair	Yes

Number of Independent Directors	9	Proxy Access	Yes

Average Age of Directors	62.5	Stockholder Action by Written Consent	No

Average Tenure of Directors	9.1 years	Stockholder Ability to Call Special Meeting	No

Annual Election of Directors	Yes	Poison Pill	No

Women	30%	Stock Ownership Guidelines for Directors and Executive Officers	Yes

Ethnic/Racial Diversity	20%	Anti-Hedging and Pledging Policies	Yes

Majority Voting in Director Elections	Yes	Clawback Policy	Yes

* The information in this table reflects only the directors nominated

Fiscal Year 2023

    Performance Highlights

(Dollars in thousands)

Total revenues $10,496,056 13.9% from FY22	Net income attributable to KLA $3,387,277 2.0% from FY22	Dividends and stock repurchases $2,044,420 62.9% from FY22

 | 2023 Proxy Statement

4  | Proposal One: Election of Directors

Proposal One: Election of

    Directors

NOMINEES

Ten incumbent directors are nominated for election at the Annual Meeting. The Nominating and Governance Committee, consisting solely of independent directors as determined under the rules of the NASDAQ Stock Market, recommended the nominees listed in this Proposal One. Based on that recommendation, the members of the Board resolved to nominate such individuals for election.

Information regarding the business experience, qualifications, attributes and skills of each nominee is provided below under the section entitled “Nominees for Election at the 2023 Annual Meeting.”

There are no family relationships among our executive officers and directors.

The ten candidates nominated by the Board for election as directors by the stockholders are:

Robert Calderoni;	Gary Moore;

Jeneanne Hanley;	Marie Myers;

Emiko Higashi;	Victor Peng;

Kevin Kennedy;	Robert Rango; and

Michael McMullen;	Richard Wallace.

If elected, each nominee will serve as a director for a one-year term expiring at our 2024 annual meeting of stockholders. Each director will hold office until his or her successor is duly elected and qualified, or until his or her death, resignation or removal. If any nominee declines to serve or becomes unavailable for any reason, or a vacancy occurs before the election, the proxies may be voted for such substitute nominees as the Board may designate. As of the date of this Proxy Statement, the Board is not aware of any nominee who is unable or who will decline to serve as a director.

VOTE REQUIRED AND RECOMMENDATION

Under our bylaws, in any uncontested election of directors (an election in which the number of nominees does not exceed the number of directors to be elected), any nominee who receives a greater number of votes cast “FOR” his or her election than votes cast “AGAINST” his or her election will be elected. In accordance with our bylaws, the Nominating and Governance Committee has established procedures under which any director who is not elected shall offer to tender his or her resignation to the Board following certification of the stockholder vote. The Nominating and Governance Committee, composed entirely of independent directors, will consider the offer of resignation and recommend to the Board the action to be taken. The Board will take action on the recommendation, and we will publicly disclose the Board’s decision and the rationale behind it, within 90 days following certification of the stockholder vote. In making their respective decisions, the Nominating and Governance Committee and Board will take into consideration all factors they deem relevant. The director who tenders his or her resignation will not participate in the decisions of the Nominating and Governance Committee or the Board regarding his or her resignation.

The Board unanimously recommends a vote “FOR” each of the director nominees, with the Directors who are nominees abstaining with respect to their own nomination.

 | 2023 Proxy Statement

Information About the

    Board of Directors and its

    Committees

THE BOARD OF DIRECTORS

Our Board held a total of four meetings during the fiscal year ended June 30, 2023. All directors other than Mr. Wallace are independent within the meaning of the NASDAQ Stock Market director independence standards.

The Board has three standing committees: the Audit Committee, the Compensation and Talent Committee, and the Nominating and Governance Committee. Each committee is comprised entirely of independent directors, meets regularly and has a written charter approved by the Board, all of which are available on our website at http://ir.KLA.com, along with our Standards of Business Conduct, Corporate Governance Standards and other governance-related information. The Board and each committee regularly review the committee charters. In addition, at each quarterly Board meeting, a member of each committee reports on any significant matters addressed by the committee.

During the fiscal year ended June 30, 2023, each of the incumbent directors attended at least 75% of the aggregate of the total number of meetings (a) of the Board held during the period for which such person served as a director and (b) held by all Board committees on which such director served (during the periods that such director served).

Although we do not have a formal policy mandating attendance by members of the Board at our annual meetings of stockholders, we do have a formal policy encouraging their attendance at such meetings. All of the directors serving on our Board at the time attended last year’s annual meeting of stockholders.

Board Leadership Structure

KLA currently separates the positions of Chief Executive Officer and Chairman of the Board. Since November 2022, Robert Calderoni, one of our independent Directors, has served as our Chairman of the Board. The responsibilities of the Chairman of the Board include: setting the agenda for each Board meeting, in consultation with the Chief Executive Officer; chairing the meetings of the Board; presiding at executive sessions; facilitating and conducting, with the Nominating and Governance Committee, the annual self-assessments by the Board and each standing committee of the Board; and conducting, with the Compensation and Talent Committee, a formal evaluation of the Chief Executive Officer in the context of compensation reviews.

Separating the positions of Chief Executive Officer and Chairman of the Board allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. The Board believes that having an independent director serve as Chairman of the Board is the appropriate leadership structure for KLA at this time.

However, our Corporate Governance Standards permit the roles of the Chairman of the Board and the Chief Executive Officer to be filled by the same or different individuals. This provides the Board with flexibility to determine whether the two roles should be combined in the future based on our needs and the Board’s assessment of our leadership from time to time. Our Corporate Governance Standards provide that, in the event the Chairman of the Board is not an independent Director, the independent members of the Board will designate a “lead independent director.”

The Board’s Role in Oversight of Risk

Our Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The involvement of the Board in working with management to establish our business strategy at least annually is a key part of its oversight of risk management, its assessment of

 | 2023 Proxy Statement

6  | Information about the Board of Directors and its Committees management’s appetite for risk and its determination of what constitutes an appropriate level of risk for KLA. In addition, the Board periodically conducts a comprehensive review of our overall risk environment and risk management efforts. The Board and its committees also regularly receive updates from management (including representatives of our legal and internal audit teams) regarding certain risks that we face, including industry, business, macroeconomic, litigation, cybersecurity and other operating risks.

While our Board is ultimately responsible for risk oversight, our Board has delegated to the Audit Committee the primary responsibility for the active oversight of our enterprise risk management activities. Our Audit Committee is not only responsible for overseeing risk management of financial matters, the adequacy of our risk-related internal controls, financial reporting and internal investigations, and cybersecurity, but its charter also provides that the Audit Committee will discuss at least annually KLA’s risk assessment, enterprise risk management processes and major financial risk exposures, as well as the steps our management has taken to monitor and control those exposures. Our Audit Committee reports its findings and activities to the Board at each quarterly Board meeting.

In addition, our other Board committees each oversee certain aspects of risk management. Our Compensation and Talent Committee oversees risks related to our compensation and human capital policies and practices, and our Nominating and Governance Committee oversees governance-related risks, such as Board independence, environmental, social and governance (“ESG”) matters, conflicts of interest and management and director succession planning. The Committees report their findings and activities to the Board.

While the Board is responsible for risk oversight, management is responsible for risk management. KLA maintains an effective internal controls environment and has processes to identify and manage risk, including an executive risk council comprised of representatives from our legal, human resources, finance, global operations, internal audit, procurement, and risk and compliance teams. This council reports to our Chief Executive Officer and has oversight of the various risk assessment, monitoring and controls processes across the Company.

The ten nominees currently serve on the committees of the Board indicated in the following table:

Director	Audit	Compensation and Talent	Nominating and Governance

Robert Calderoni		✓	Chair

Jeneanne Hanley		✓

Emiko Higashi	✓

Kevin Kennedy	✓		✓

Michael McMullen		✓

Gary Moore		Chair	✓

Marie Myers	Chair		✓

Victor Peng		✓

Robert Rango	✓

Richard Wallace

AUDIT COMMITTEE

Current Members: Kevin Kennedy, Marie Myers (Chair), Kiran Patel and Robert Rango.

Meetings Held During Fiscal Year 2023: 8

Primary Responsibilities: The Audit Committee is responsible for appointing and overseeing the work of our independent registered public accounting firm, reviewing cybersecurity initiatives, approving the services performed by our independent registered public accounting firm, and reviewing and evaluating our accounting principles and system of internal accounting controls. In addition, the head of our Internal Audit function, who is supervised by our Chief Financial Officer, formally reports to the Audit Committee and provides updates at each quarterly meeting.

Independence: The Board has determined that each of the members of the Audit Committee meets the independence requirements (including the heightened requirements for Audit Committee members) of NASDAQ and under the rules and regulations of the SEC, and has no material relationship with KLA (including any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a director) outside of their service on the Board and its committees.

 | 2023 Proxy Statement

The Board has determined that each of Messrs. Kennedy and Patel and Ms. Myers is an “audit committee financial expert” within the meaning of the rules and regulations promulgated by the SEC.

Following the Annual Meeting, Ms. Myers will remain the Audit Committee Chair.

COMPENSATION AND TALENT COMMITTEE

Current Members: Robert Calderoni, Jeneanne Hanley, Emiko Higashi, Gary Moore (Chair) and Victor Peng.

Meetings Held During Fiscal Year 2023: 6

Primary Responsibilities: The Compensation and Talent Committee reviews and either approves or recommends to the Board (depending upon the compensation plan and the executive involved) our executive compensation policies and programs and administers our employee equity award plans. The Compensation and Talent Committee also reviews and, except with respect to our Chief Executive Officer and Chairman of the Board, has the authority to approve the cash and equity compensation for our executive officers and for members of the Board. The Compensation and Talent Committee also reviews our human capital initiatives. See “Compensation Discussion and Analysis—Compensation and Talent Committee Decision Making-Approval Procedures Overview and Market Data” for more information concerning the procedures and processes the Compensation and Talent Committee follows in setting such compensation and implementing the various cash and equity compensation programs in effect for such individuals, including the retention of an independent compensation consultant to provide relevant market data and advice.

Independence: The Board has determined that each of the members of the Compensation and Talent Committee meets the independence requirements (including the heightened requirements for Compensation and Talent Committee members) of NASDAQ and under the rules and regulations of the SEC, and has no material relationship with KLA (including any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a director) outside of their service on the Board and its committees.

Following the Annual Meeting, Mr. Moore will remain the Compensation and Talent Committee Chair.

Risk Considerations in Our Compensation Programs

Our management conducted an extensive review and analysis of the design and operation of KLA’s compensation practices, policies and programs for all employees, including our NEOs (as that term is defined elsewhere in this Proxy Statement), to assess the risks associated with those practices, policies and programs. Our Compensation and Talent Committee has reviewed the results of that analysis, including underlying plan data and a risk assessment of significant elements of our compensation program. Based on this review and assessment, we and our Compensation and Talent Committee do not believe our compensation program encourages excessive or inappropriate risk-taking for the following reasons:

Our use of different types of compensation provides a balance of short-term and long-term incentives with fixed and variable components;

Our equity awards (including awards of performance-based restricted stock units (“PRSUs”), to the extent earned) typically vest over a four-year period, encouraging participants to look to long-term appreciation in equity values;

The metrics used to determine the amount of a participant’s bonus under our incentive bonus plans and the number of shares earnable under PRSUs focus on Company-wide measures such as Operating Margin Dollars and relative free cash flow margin, metrics that the Compensation and Talent Committee believes encourage the generation of profitable revenue and drive long-term stockholder value;

Our bonus plans impose caps on bonus awards to limit windfalls;

Our system of internal control over financial reporting, Standards of Business Conduct and whistleblower processes, among other things, are intended to reduce the likelihood of manipulation of our financial performance to enhance payments under our performance-based compensation plans; and

Our insider trading policy provides that our employees may not enter into hedging transactions involving our common stock (“Common Stock”), in an effort to prevent employees who receive equity awards from insulating themselves from the effects of changes in our stock price.

 | 2023 Proxy Statement

8  | Information about the Board of Directors and its Committees

NOMINATING AND GOVERNANCE COMMITTEE

Current Members: Robert Calderoni (Chair), Kevin Kennedy, Gary Moore, Marie Myers and Kiran Patel.

Meetings Held During Fiscal Year 2023: 4

Primary Responsibilities: The Nominating and Governance Committee is primarily responsible for identifying and evaluating the qualifications of all candidates for election to the Board, as well as reviewing corporate governance policies and procedures and assessing stockholder proposals related to governance matters. The Nominating and Governance Committee assesses the appropriate size and composition of the Board, the effectiveness of its leadership structure, and whether any vacancies on the Board are expected, and monitors our ESG initiatives.

Independence: The Board has determined that each of the members of the Nominating and Governance Committee meets the independence requirements of NASDAQ, and has no material relationship with KLA (including any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a director) outside of their service on the Board and its committees.

Following the Annual Meeting, Mr. Calderoni will remain the Nominating and Governance Committee Chair.

Evaluation of Director Candidates

In the event that vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee considers potential candidates that may come to its attention through current members of the Board, professional search firms, management, stockholders or other persons. In evaluating properly submitted stockholder recommendations, the Nominating and Governance Committee uses the evaluation standards discussed in further detail below and seeks to achieve a balance of knowledge, background, diversity, experience and capability on the Board.

It is the Nominating and Governance Committee’s policy to consider candidates for the Board recommended by, among other persons, stockholders who have owned at least one percent of our outstanding shares for at least one year and who state that they have an intent to continue as a substantial stockholder for the long term. Stockholders wishing to nominate candidates for the Board must notify our Corporate Secretary in writing of their intent to do so and provide us with certain information set forth in Article II, Section Eleven of our bylaws and all other information regarding nominees that is required to be provided pursuant to Regulation 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), or as otherwise requested by the Nominating and Governance Committee.

Majority Vote Policy

We maintain a governance policy applicable to uncontested director elections (elections in which the number of nominees does not exceed the number of directors to be elected) requiring that directors receive majority support in such elections. Under our bylaws, in any uncontested director election, any nominee who receives a greater number of votes cast “FOR” his or her election than votes cast “AGAINST” his or her election will be elected. In accordance with our bylaws, the Nominating and Governance Committee has established procedures under which any director who is not elected shall offer to tender his or her resignation to the Board following certification of the stockholder vote. The Nominating and Governance Committee, composed entirely of independent directors, will consider the offer of resignation and recommend to the Board the action to be taken. The Board will take action on the recommendation, and we will publicly disclose the Board’s decision and the rationale behind it, within 90 days following certification of the stockholder vote. In making their respective decisions, the Nominating and Governance Committee and Board will take into consideration all factors they deem relevant. The director who tenders his or her resignation will not participate in the decisions of the Nominating and Governance Committee or the Board regarding his or her resignation.

Director Qualifications and Diversity

The Board believes that the skill set, backgrounds and qualifications of our directors, considered as a group, should provide a significant composite mix of diversity in experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. In addition, the Board believes that there are certain attributes that every director should possess, such as demonstrated business or academic achievements, the highest ethical standards and a strong sense of professionalism. Accordingly, the Board and the Nominating and Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and KLA’s current and future needs.

In considering candidates for director nomination, including evaluating any recommendations from stockholders as set forth above, the Nominating and Governance Committee considers candidates who have demonstrated executive

 | 2023 Proxy Statement

experience or significant high-level experience in accounting, finance or a technical field or industry applicable to KLA. As set forth in our Corporate Governance Standards, the Nominating and Governance Committee takes into account all factors it considers appropriate when evaluating director candidates, which include strength of character, mature judgment, career specialization and the extent to which the candidate would fill a present need on the Board. In addition, with every candidate search, the Board considers the value of diversity and inclusion, and actively seeks candidates who will enhance the diversity and inclusiveness of the Board. With respect to new Board members, it is the standard practice of the Nominating and Governance Committee to engage a third-party recruiting firm to identify a slate of individuals for consideration as Board candidates based on the above-mentioned criteria. In nominating Mr. McMullen to the Board, the Nominating and Governance Committee had the assistance of an executive search firm which provided a list of potential candidates having the skill set, background and qualifications for a director sought by the Board.

In addition, the Nominating and Governance Committee annually reviews with the Board the appropriate skills and characteristics required of directors in the context of the current composition of the Board. In seeking a diversity of backgrounds, the Nominating and Governance Committee seeks a variety of occupational and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives. This annual assessment enables the Board to update the skills and experience it seeks in the Board as a whole, and in individual directors, as KLA’s needs evolve and change over time.

In evaluating director candidates, including incumbent directors for re-nomination to the Board, the Nominating and Governance Committee has considered all of the criteria described above. When assessing an incumbent director, the Nominating and Governance Committee also considers the director’s past performance on and contributions to the Board. Among other things, the Nominating and Governance Committee has determined that it is important to have individuals with the following skills and experiences on the Board:

Current or former executives who demonstrate strong leadership qualities and possess significant operating experience that together enable them to contribute practical business advice to the Board and management, strategies regarding change and risk management, and valuable insight into developing, implementing and assessing our operating plan and business strategy;

A deep understanding of the key issues relevant to technology companies, including specific knowledge regarding the semiconductor industry, which is vital in understanding and reviewing our business goals and challenges, as well as our product development and acquisition strategies;

Substantial international experience, which is particularly important given our global presence and the international nature of our customer base;

An understanding of finance and related reporting processes. In the case of members of our Audit Committee, we seek individuals with demonstrated financial expertise with which to evaluate our financial statements and capital structure;

Corporate governance experience obtained from service as Board members and/or executives for other publicly traded companies, which we believe results in a greater sense of accountability for management and the Board and enhanced protection of stockholder interests; and

A diverse background and viewpoint, including diversity with respect to race, ethnicity, gender, thought and areas of expertise.

 | 2023 Proxy Statement

10  | Information about the Board of Directors and its Committees

Director Nominee Skills Matrix

Director Nominee Skills Matrix (as of September 8, 2023)

Public Company. Experience with reporting obligations, investor interaction, corporate securities rules, and public company governance.	●	●	●	●	●	●	●	●	●	●

Global Business. Broad exposure to companies or organizations having a significant global presence, including developing and managing business in markets around the world, communicating in different cultures, and understanding different geopolitical situations.

	●	●	●	●	●	●	●	●	●	●

Corporate Governance. Adhering to bylaws and charters; experience in setting and adhering to corporate governance agenda for a board of directors; knowledge and understanding of governance planning, implementation and review processes; experience in encouraging management accountability and protecting stockholder interests.

	●	●	●	●	●	●	●	¡	●	●

Corporate Financing/Capital Allocation. Experience in making capital allocation decisions; experience in financing or capital markets transactions.	●	●	●	●	●	●	●	●	●	●

Financial Expertise/Literacy. Experience in accounting or financial reporting, including understanding of internal controls; experience in overseeing such reporting and controls.	●	●	●	●	●	¡	●	¡	●	●

Information Services and Technology. Experience, knowledge and understanding of information services industry; significant experience with technology, science and innovation; basic knowledge of various IT solutions, experience in overseeing the implementation of such solutions and using such solutions to improve business performance; particular experience with social media and developing online platforms.

	●	¡		●	●	●	●	●	●	●

Legal/Public/Regulatory. Expertise in compliance with applicable governmental regulations; experience in legal and regulatory matters, corporate compliance and ethics policies; experience in managing the effects of government policies and regulations.

	●	¡	¡	●	●	¡	●	¡	¡	●

Risk Management. Experience in the management of critical business and/or legal risk; understanding of risk management functions, including risk profiles and appetite statements, scenario planning, crisis management, risk identification/classification and similar functions; history of leadership roles in risk management across a number of organizations; ability to think strategically about risk across several organizations; ability to provide oversight and advice relating to risk.

	●	●	¡	●	●	●	●	●	●	●

Business Operations. Experience managing supply chain risk and functionality; operating within and through economic cycles; ramping up and ramping down significant employee base; appropriate staffing decisions across numerous functions and operational channels.

	●	●		●	●	●	●	●	●	●

Business Development and Strategic Planning. Superior knowledge and understanding of business development, strategic planning, implementation, and review processes; experience in leading strategy discussion at the board level; experience in strategy development with more than one organization; strategic agenda-setting experience; experience with developing and implementing strategies for growth and/or downsizing, including mergers and acquisitions, joint ventures, and divestitures.

	●	●	●	●	●	●	●	●	●	●

Human Resource, Executive Compensation and Talent Management. Broad experience in executive development, performance, and compensation; experience with HR processes and strategies and efforts to attract, motivate, and retain candidates for key positions; experience in talent development, including developing diversity, equity, and inclusion in workforce.

	●	●	¡	●	●	●	●	●	●	●

Cybersecurity/Data Privacy. Experience in overseeing and managing cybersecurity and data privacy risks; history of leadership roles in cybersecurity risk management; degrees, certifications, or other background in cybersecurity.

	¡		¡	●	¡	●	●	¡	●	●

Industry. Experience in the semiconductor industry; perspective and knowledge of semiconductor-related information, including insight into the industry’s challenges and opportunities.	●	¡	●	●	¡	●	¡	●	●	●

●	Denotes extensive experience, knowledge, and/or expertise and indicates a primary qualification supporting the Director’s nomination.	¡	Denotes an area in which the Director nominee has demonstrated proficiency and indicates an ancillary qualification supporting the Director’s nomination.

 | 2023 Proxy Statement

Board Diversity Matrix

The Board Diversity Matrix below depicts the gender and ethnic composition of our Board nominees:

Board Nominee Diversity Matrix (As of September 8, 2023)

Total Number of Directors:	10

	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity

Directors	3	7

Part II: Demographic Background

African American or Black (not of Hispanic or Latinx origin)

Alaska Native or Native American

Asian	1	1

Hispanic or Latinx

Native Hawaiian or Pacific Islander

White (not of Hispanic or Latinx origin)	2	6

LGBTQ+

Did Not Disclose Demographic Background

Our Board and its Nominating and Governance Committee believe that all of the directors and nominees listed below are highly qualified and have the skills and experience required for service on our Board. Below is certain information with respect to our directors and nominees as of the date of this Proxy Statement, including, for each director and nominee, a biography and a summary of his or her significant experiences, qualifications and skills that are most pertinent to that individual’s service as a member of our Board.

 | 2023 Proxy Statement

12  | Information about the Board of Directors and its Committees

NOMINEES FOR ELECTION AT THE 2023 ANNUAL MEETING

Robert Calderoni

Director Since: 2007 Age: 63 Board Committees: Compensation and Talent Nominating and Governance (Chair)

Background

Mr. Calderoni has more than 30 years of executive experience in the technology industry. He is the former Chairman and Interim President and Chief Executive Officer of Citrix Systems, Inc., retiring in December 2022. Mr. Calderoni was appointed Interim President and CEO at Citrix in October 2021. Mr. Calderoni was the Executive Chairman at Citrix from July 2015 to December 2018. From October 2015 to January 2016, Mr. Calderoni served as the interim Chief Executive Officer and President of Citrix. Prior to that, he was President of SAP AG’s cloud business following SAP’s October 2012 acquisition of Ariba, Inc., a leading provider of cloud software solutions where he served as Chairman and Chief Executive Officer. Prior to the acquisition, Mr. Calderoni served as Chief Executive Officer and a member of the Board of Directors of Ariba from October 2001 until the company was acquired, and he also served as Ariba’s Chairman of the Board of Directors from July 2003 until the acquisition date. Before becoming Chief Executive Officer of Ariba, Mr. Calderoni served as Ariba’s Chief Financial Officer from January 2001 to October 2001. Prior to joining Ariba, Mr. Calderoni was Chief Financial Officer at Avery Dennison Corporation, a global manufacturing company. He also held numerous senior financial executive positions at major technology companies, including Senior Vice President Finance at Apple Inc., and Vice President Finance at IBM.

As a former senior executive officer of Citrix, SAP and Ariba, Mr. Calderoni provides our Board with extensive and relevant leadership and international operations experience in the technology industry. In addition, Mr. Calderoni is well-qualified to serve as Chairman of the Board as a result of his over 20 years of experience as a finance executive, including his past service as the Chief Financial Officer of two publicly traded technology companies. As a Board member of one other public company, Mr. Calderoni also has familiarity with a range of corporate governance issues.

Other U.S. Public Company Boards:

	Ansys, Inc. (since 2020) Citrix Systems, Inc. (2014 to 2022)	Juniper Networks, Inc. (2003 to 2019) Logmein, Inc. (2017 to 2020)

 | 2023 Proxy Statement

Jeneanne Hanley

Director Since: 2019 Age: 50 Board Committees: Compensation and Talent

Background

Ms. Hanley has held various positions at Lear Corporation, a designer and manufacturer of automotive seating systems and electrical distribution systems and related components, from 1994 until January 2019, most recently serving as Senior Vice President and President of the E-Systems Division. Other positions at Lear Corporation she has held include Corporate Vice President, Global Surface Materials, Corporate Vice President, Americas Seating Business Unit and Vice President, Global Strategy and Business Development. Ms. Hanley earned her bachelor’s degree in mechanical engineering in 1994 and her master’s degree in business administration in 2000 from the University of Michigan.

Ms. Hanley possesses significant operating and leadership skills, including extensive experience in electrical distribution systems and electronic modules used in the automotive industry. She offers significant experience pairing business strategy with organizational strategy in a complex global industry.

Other U.S. Public Company Boards:

QuantumScape Corporation (since 2021)

Emiko Higashi

Director Since: 2010 Age: 64 Board Committees: Audit

Background

Ms. Higashi is a founder of Tohmon Capital Partners, LLC (formerly Tomon Partners, LLC), a strategy and M&A advisory firm based in San Francisco and primarily serving companies in technology- and healthcare-related fields since 2003. Ms. Higashi serves on the boards of Takeda Pharmaceutical Company Ltd. and Rambus, Inc. Prior to Tohmon Partners, she was a co-founder and Chief Executive Officer of Gilo Ventures, a technology-focused venture capital firm, from 2000 to 2002. Before that, Ms. Higashi spent 15 years in investment banking. After beginning her investment banking career at Lehman Brothers from 1985 to 1988, Ms. Higashi was a founding member of Wasserstein Parella and the head of that firm’s technology M&A business from 1988 to 1994, and subsequently served as a managing director in charge of Merrill Lynch’s global technology M&A practice from 1994 until 2000. Prior to her investment banking career, Ms. Higashi spent two years as a consultant at McKinsey & Co. in Tokyo, Japan. Ms. Higashi holds a Carnegie Mellon University Software Engineering Institute CERT Certificate for Cybersecurity Oversight.

As a result of her extensive career in technology-focused investment banking and finance, Ms. Higashi brings to the Board significant strategic, business development, mergers and acquisitions and financial experience related to the business and financial issues facing large global technology corporations, a comprehensive understanding of international business matters, particularly in Asia, and knowledge of the semiconductor industry. In addition, as a founder and partner of several consulting firms and a founding member of an investment banking firm, Ms. Higashi also possesses significant leadership and entrepreneurial experience.

Other U.S. Public Company Boards:

	Takeda Pharmaceutical Company Ltd. (since 2016) Rambus, Inc. (since 2017)	One Equity Partners Open Water I Corp. (2021 to 2023)

 | 2023 Proxy Statement

14  | Information about the Board of Directors and its Committees

Kevin Kennedy

Director Since: 2007 Age: 67 Board Committees: Audit Nominating and Governance

Background

Mr. Kennedy has served as Chairman of the Board of Directors of Quanergy Systems, Inc., a leading provider of LiDAR sensors, since March 2020. He previously served as the Chief Executive Officer of Quanergy from January 2020 to December 2022. In December 2022 Quanergy filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware. From July 2018 through March 2020, Mr. Kennedy was a senior managing director at Blue Ridge Partners, a consulting firm that advises companies on accelerating profitable revenue growth. Prior to that, Mr. Kennedy most recently served as President, Chief Executive Officer and member of the Board of Directors of Avaya Inc., a leading global provider of business communications applications, systems and services, positions he held from January 2009 to October 2017. In January 2017, Avaya Inc. filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code with the U.S. Bankruptcy Court for the Southern District of New York. Prior to joining Avaya, Mr. Kennedy was Chief Executive Officer of JDS Uniphase Corporation, a provider of optical products and test and measurement solutions for the communications industry, from September 2003 to December 2008, also serving as JDS Uniphase’s President from March 2004 to December 2008. From 2001 to 2003, he served as Chief Operating Officer of Openwave Systems, Inc., a provider of software solutions for the communication and media industries. Previously, Mr. Kennedy spent nearly eight years at Cisco Systems, Inc. and 17 years at Bell Laboratories. In 1987, Mr. Kennedy was a Congressional Fellow to the U.S. House of Representatives on Science, Space and Technology. In January 2012, Mr. Kennedy was appointed to the President’s National Security Telecommunications Advisory Committee by former President Barack Obama. Mr. Kennedy holds a Carnegie Mellon University Software Engineering Institute CERT Certificate for Cybersecurity Oversight.

As a former senior executive at Avaya, JDS Uniphase, Quanergy and Openwave, Mr. Kennedy possesses a vast amount of leadership and operational experience with companies in high technology industries. Also, as the holder of a Ph.D. degree in engineering from Rutgers University, a member of President Obama’s National Security Telecommunications Advisory Committee, a former Congressional Fellow to the U.S. House of Representatives Committee on Science, Space and Technology, and the author of more than 30 papers on computational methods, data networking and technology management, Mr. Kennedy offers relevant expertise in a broad range of technology matters. Specifically, Mr. Kennedy has been associated with over 150 M&A transactions as part of building large and growing organizations. In addition, as a result of his experience on the Boards of Directors of several public companies, Mr. Kennedy offers our Board a deep understanding of corporate governance matters.

Other U.S. Public Company Boards:

	Digital Realty Trust, Inc. (since 2013) Quanergy Systems, Inc. (since 2020)	Maxeon Solar Technologies, Ltd. (2020 to 2022)

 | 2023 Proxy Statement

Michael McMullen

Director Since: 2023 Age: 61 Board Committees: Compensation and Talent

Background

Mr. McMullen has served as Chief Executive Officer of Agilent Technologies (“Agilent”), a global leader in life sciences, diagnostics and applied chemical markets, providing application focused solutions that include instruments, software, services and consumables for the entire laboratory workflow, since 2015 and President since 2014. In his over twenty-year career at Agilent and its predecessor, Hewlett-Packard Company, Mr. McMullen held numerous leadership positions, including Chief Operating Officer from 2014 to 2015, and Senior Vice President, Agilent and President, Chemical Analysis Group from 2009 to 2014. Prior to that, he served in various capacities for Agilent, including Vice President and General Manager of the Chemical Analysis Solutions Unit of the Life Sciences and Chemical Analysis Group and Country Manager for Agilent’s China, Japan and Korea Life Sciences and Chemical Analysis Group. Prior to that, Mr. McMullen served as Controller for the Hewlett-Packard Company and Yokogawa Electric Joint Venture from 1996 to 1999. Mr. McMullen served as a member of the Board of Directors of Coherent, Inc. from 2018 to 2022.

As the current President and Chief Executive Officer of Agilent, Mr. McMullen brings to the Board extensive leadership experience, driving growth at a global scale in complex multinational equipment businesses. His experiences will provide valuable insight into challenges faced by a technology company with an international presence.

Other U.S. Public Company Boards:

Agilent Technologies, Inc. (since 2015) Coherent, Inc. (2018 to 2022)

 | 2023 Proxy Statement

16  | Information about the Board of Directors and its Committees

Gary Moore

Director Since: 2014 Age: 74 Board Committees: Compensation and Talent (Chair) Nominating and Governance

Background

Mr. Moore retired in July 2022 from his position as the Chief Executive Officer of ServiceSource International, Inc., a global leader in outsourced, performance-based customer success and revenue growth solutions, a position he had held since December 2018. He also held the position of the Executive Chairman of ServiceSource International, Inc. since November 2018. Mr. Moore previously retired in July 2015 from his positions as President and Chief Operating Officer of Cisco Systems, Inc., a leading global provider of networking and other products and services related to the communications and information technology industry, positions he had held from October 2012 to July 2015. Mr. Moore first joined Cisco in October 2001 as Senior Vice President, Advanced Services, and, in August 2007, he also assumed responsibility as co-lead of Cisco Services. From May 2010 to February 2011, he served as Executive Vice President, Cisco Services, and he was Cisco’s Executive Vice President and Chief Operating Officer from February 2011 until October 2012 when he was named President and Chief Operation Officer. Immediately before joining Cisco, Mr. Moore served for approximately two years as Chief Executive Officer of Netigy Corporation, a network consulting company. Prior to that, he was employed for 26 years by Electronic Data Systems (“EDS”), where he held a number of senior executive positions, including as the President and Chief Executive Officer of joint venture Hitachi Data Systems from 1989 to 1992.

As the former Executive Chairman and Chief Executive Officer of ServiceSource and a former senior executive with Cisco and other global companies (including roles as Cisco’s President and Chief Operating Officer, the head of Cisco Services, the creator and manager of EDS’s e-solutions global business unit and the President and Chief Executive Officer of the EDS joint venture Hitachi Data Systems), Mr. Moore brings to the Board extensive leadership experience, as well as expertise in matters relating to international operations in the technology industry. Mr. Moore’s experience managing large-scale operations and growing businesses enables him to provide the Board and the Company with valuable advice and guidance regarding operational and strategic issues faced by global technology companies.

Other U.S. Public Company Boards:

Finjan Holdings, Inc. (2015 to 2020)

ServiceSource International, Inc. (2016 to 2022)

 | 2023 Proxy Statement

Marie Myers

Director Since: 2020 Age: 55 Board Committees: Audit (Chair) Nominating and Governance

Background

Ms. Myers has served as Chief Financial Officer of HP Inc. since February 2021, previously serving as acting Chief Financial Officer from October 2020 to February 2021. She served as Chief Transformation Officer of HP Inc. from June 2020 to May 2021 and as Chief Digital Officer from March 2020 to June 2020. Ms. Myers served as the Chief Financial Officer of UiPath Inc. from December 2018 to December 2019. Prior to UiPath, Ms. Myers held various positions at HP Inc. and the Hewlett-Packard Company from 2001 to 2018, most recently serving as Global Controller. Other positions at Hewlett-Packard included Senior Finance Executive; Vice President for Finance Strategy, Sales and hp.com, Printing and Personal Systems Division; Head of Audit; Chief Financial Officer, Personal Systems Group; Vice President and Americas Controller; and Vice President and Chief Audit Officer. Ms. Myers held finance, audit and business operations positions at Compaq from 1997 until its acquisition by the Hewlett-Packard Company in 2001.

Ms. Myers’ extensive experience as a finance executive for a multinational technology company and experience managing the Internal Audit and financial operations functions brings an important and valuable perspective to our Board of Directors. Her experiences also provide valuable insight into challenges faced by a technology company with an international presence.

Other U.S. Public Company Boards:

F5 Networks, Inc. (since 2019)

Victor Peng

Director Since: 2019 Age: 63 Board Committees: Compensation and Talent

Background

Mr. Peng has served as President, Adaptive, Embedded, and AI Group, of Advanced Micro Devices, Inc. (“AMD”), a developer of leadership high-performance and adaptive processor technologies, combining CPUs, GPUs, FPGAs, Adaptive SoCs and deep software expertise to enable leadership computing platforms for cloud, edge and end devices, after AMD completed its acquisition of Xilinx, Inc. in February 2022. From January 2018 to February 2022, Mr. Peng served as President and Chief Executive Officer of Xilinx. He served on the Xilinx board of directors from October 2017 to February 2022. From April 2017 to January 2018, Mr. Peng served as Xilinx’s Chief Operating Officer. From July 2014 to April 2017, he served as Executive Vice President and General Manager of Products. Prior to joining Xilinx, Mr. Peng served as Corporate Vice President, Graphics Products Group at AMD from November 2005 to April 2008. Prior to joining AMD, Mr. Peng served in a variety of executive engineering positions at companies in the semiconductor and processor industries.

As the current President, Adaptive, Embedded, and AI Group, of AMD, the former Chief Executive Officer of Xilinx and former member of its board of directors, and with his over 30 years of experience in the semiconductor industry, Mr. Peng provides our Board with extensive and relevant leadership and international operations experience.

Other U.S. Public Company Boards:

Xilinx, Inc. (2017 to 2022)

 | 2023 Proxy Statement

18  | Information about the Board of Directors and its Committees

Robert Rango

Director Since: 2014 Age: 65 Board Committees: Audit

Background

Mr. Rango retired in December 2022 from his position as President and Chief Executive Officer of Enevate Corporation, a company working on the development of next generation Lithium Ion (Li-ion) battery technology, after serving in those roles since May 2016. Prior to that, Mr. Rango served for over 12 years, from March 2002 to July 2014, as an executive at Broadcom Corporation, a leading fabless semiconductor company. He most recently served as Executive Vice President and General Manager of Broadcom’s Mobile and Wireless Group, a role he had held since February 2011. During his tenure with Broadcom, Mr. Rango held a number of senior management positions in the company’s Network Infrastructure Business Unit, Mobile and Wireless Group and Wireless Connectivity Group, including as Senior Vice President and General Manager, Wireless Connectivity Group from January 2006 to February 2010 and as Executive Vice President and General Manager, Wireless Connectivity Group from February 2010 to February 2011. From 1995 to 2002, Mr. Rango held several Vice President and General Manager positions at Lucent Microelectronics, a networking communications company, and Agere Systems, a leader in semiconductors and software solutions for storage, mobility and networking markets, in its Optical Access, New Business Initiatives and Modem/Multimedia Divisions. Mr. Rango holds a Carnegie Mellon University Software Engineering Institute CERT Certificate for Cybersecurity Oversight.

Mr. Rango possesses significant operating and leadership skills, including extensive experience in global semiconductor product marketing, development and sales. As a result of his past service as an operational executive and general manager of several large global organizations, Mr. Rango offers a vast understanding of mobile, wireless, semiconductor, optical, software and technology management, which enables him to make significant contributions as a member of our Board.

Other U.S. Public Company Boards:

Keysight Technologies, Inc. (since 2015)

Microchip Technology, Inc. (since 2023)

Integrated Device Technology, Inc. (2015 to 2019)

 | 2023 Proxy Statement

Richard Wallace

Director Since: 2006 Age: 63 Board Committees: None

Background

Mr. Wallace currently serves as our President and Chief Executive Officer. He has been our Chief Executive Officer since January 2006 and has also served as our President since November 2008. He began at KLA Instruments in 1988 as an applications engineer and has held various general management positions throughout his 35 years with us, including positions as President and Chief Operating Officer from July 2005 to December 2005, Executive Vice President of the Customer Group from May 2004 to July 2005, and Executive Vice President of the Wafer Inspection Group from July 2000 to May 2004. Earlier in his career, he held positions with Ultratech Stepper and Cypress Semiconductor. Mr. Wallace previously served as a member of the Board of Directors of SEMI (Semiconductor Equipment and Materials International), a prominent industry association, including as SEMI’s Chairman of the Board. He earned his bachelor’s degree in electrical engineering from the University of Michigan and his master’s degree in engineering management from Santa Clara University, where he also taught strategic marketing and global competitiveness courses after his graduation.

As our President and Chief Executive Officer and a KLA employee for 35 years, Mr. Wallace brings to the Board extensive leadership and semiconductor industry experience, including a deep knowledge and understanding of our business, operations and employees, the opportunities and risks faced by KLA, and management’s strategy and plans for accomplishing our goals. In addition, Mr. Wallace’s current service as a member of the Boards of Directors of KLA and Splunk, Inc., and his prior service as a member of the Boards of Directors of NetApp and Proofpoint give him a strong understanding of his role as a Director and a broad perspective on key industry issues and corporate governance matters.

Other U.S. Public Company Boards:

Splunk, Inc. (since 2022)

NetApp, Inc. (2011 to 2019)

Proofpoint, Inc. (2017 to 2021)

 | 2023 Proxy Statement

20  | Information about the Board of Directors and its Committees

DIRECTOR COMPENSATION

Our Fiscal Year 2023 Director Compensation Program

Non-employee members of the Board (“Outside Directors”) receive a combination of equity and cash compensation as approved by the Compensation and Talent Committee (or, in the case of the compensation of the Chairman of the Board, as recommended by the Compensation and Talent Committee and approved by the Board). Equity compensation to Outside Directors is provided under our 2004 Equity Incentive Plan, which has been approved by our stockholders. Retainers and committee fees are paid in quarterly cash installments (unless the applicable director elects to defer such cash payments, as described below). The following table presents the key features of our fiscal year 2023 Outside Director compensation program:

COMPENSATION ELEMENT	FISCAL YEAR 2023 PROGRAM

Cash Compensation
Standard annual cash retainer	$90,000

Committee member additional annual cash retainers (including Committee Chair)	$15,000 for Audit Committee $12,500 for Compensation and Talent Committee $7,500 for Nominating and Governance Committee

Committee Chair additional annual cash retainers	$30,000 for Audit Committee $20,000 for Compensation and Talent Committee $10,000 for Nominating and Governance Committee

Annual cash retainer for non-executive Chairman (in lieu of standard retainer)	$130,000

Reimbursement for reasonable meeting attendance expenses	Included

Equity Compensation

Market value of standard restricted stock unit (“RSU”) award granted at annual meeting	$220,000 (to be granted at the Annual Meeting); dividend equivalents payable upon vesting

Market value of non-executive Chairman RSU award granted at annual meeting in lieu of standard RSU award	$290,000 (to be granted at the Annual Meeting); dividend equivalents payable upon vesting

Vesting period of Outside Director RSUs	Awards vest in full annually; shares immediately issued upon vesting

Members of the Board do not receive any additional compensation for their services as directors. The Board will separately determine the compensation payable to Outside Directors for service on special purpose committees of the Board, if such committees are created.

If a new Outside Director joins the Board after the date of an annual meeting of stockholders, his or her first RSU award will be granted at the time or promptly after he or she joins the Board and will be prorated to take into account the period of time from the last annual meeting of stockholders to the date the new Outside Director joined the Board.

Under the Outside Director compensation program, the RSU awards granted to our Outside Directors are issued with “dividend equivalent” rights pursuant to our 2004 Equity Incentive Plan. Dividend equivalent rights entitle the recipient to receive credits, payable in cash, equal to the cash dividends that would have been received on the shares of our Common Stock had the shares subject to the RSUs been issued and outstanding on the dividend record date. The dividend equivalents are only payable to the recipient upon vesting and settlement of the underlying award.

 | 2023 Proxy Statement

We have had in effect since 2008 a policy of providing prorated vesting acceleration of RSUs held by Outside Directors who are in good standing, whose service on the Board terminates before their RSUs are vested and who, at the time of termination, have served on the Board for six years.

In fiscal year 2024, the standard annual cash retainer for Outside Directors other than the Chairman of the Board was increased from $90,000 to $100,000 and the annual cash retainer for the Chairman of the Board was increased from $130,000 to $155,000. In addition, the market value of the standard RSU award granted to Outside Directors other than the Chairman of the Board was increased from $220,000 to $235,000. The market value of the standard RSU award granted to the Chairman of the Board remains at $290,000 for fiscal year 2024.

Deferred Compensation

Each Outside Director is entitled to defer all or a portion of his or her cash retainer pursuant to our Executive Deferred Savings Plan (“EDSP”), a nonqualified deferred compensation plan. Amounts credited to the EDSP may be allocated by the participant among a variety of investment funds. For further information regarding our EDSP, including the list of investment funds available under the EDSP during fiscal year 2023, please refer to the section of this Proxy Statement entitled “Compensation Discussion and Analysis - Nonqualified Deferred Compensation.” Of the current Outside Directors, only Ms. Myers and Mr. Patel participated in the EDSP during fiscal year 2023, though only Ms. Myers made new contributions during the fiscal year.

Matching Program

Since August 2014, Outside Directors have been able to participate in a gift matching program, under which the KLA Foundation will generally match, dollar-for-dollar, gifts by Outside Directors to qualifying tax-exempt institutions up to $10,000 per calendar year.

Stock Ownership Guidelines

We have adopted a policy, pursuant to which each Outside Director is expected to own a specified minimum number of shares of our Common Stock. Under our current policy, each Outside Director, once he or she has served as an Outside Director for at least four years, is expected to own shares of our Common Stock with a market value of at least five (5) times the standard annual cash retainer paid to the Outside Directors. Shares of Common Stock underlying outstanding RSUs held by the directors count toward this ownership requirement.

The table below sets forth as of September 8, 2023, the compliance with our stock ownership guidelines by the eight Outside Directors who have served for at least four years. Value is based on the closing price of our Common Stock on June 30, 2023 ($485.02). Ratio is equal to value divided by annual cash retainer.

Name	Total Shares (#)(1)	Value ($)	Ratio

Robert Calderoni	13,922	6,752,448	51.9x

Jeneanne Hanley	3,054	1,481,251	16.5x

Emiko Higashi	13,923	6,752,933	75.0x

Kevin Kennedy	6,989	3,389,805	37.7x

Gary Moore	14,185	6,880,009	76.4x

Kiran Patel	13,156	6,380,923	70.9x

Victor Peng	4,769	2,313,060	25.7x

Robert Rango	14,119	6,847,997	76.1x

(1) Consists of: (i) shares owned, including shares indirectly owned by the Outside Directors through living trusts, and (ii) RSUs.

 | 2023 Proxy Statement

22  | Information about the Board of Directors and its Committees

Director Compensation Table

The following table sets forth certain information regarding the compensation earned by or awarded to each Outside Director during fiscal year 2023. The table below does not include Mr. McMullen who became an Outside Director following the completion of fiscal year 2023:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)

Edward Barnholt(5)	80,000	-	-	3,275	83,275

Robert Calderoni	163,750	289,926	-	2,483	456,159

Jeneanne Hanley	102,500	219,944	-	2,483	324,927

Emiko Higashi	102,500	219,944	-	2,483	324,927

Kevin Kennedy	112,500	219,944	-	2,483	334,927

Gary Moore	128,125	219,944	-	2,483	350,552

Marie Myers	133,125	219,944	-	2,483	355,552

Kiran Patel	112,500	219,944	-	2,483	334,927

Victor Peng	102,500	219,944	-	2,483	324,927

Robert Rango	105,000	219,944	-	2,483	327,427

(1) The amounts set forth in this column represent cash fees earned by each Outside Director during fiscal year 2023, regardless of whether the fees were actually paid during the fiscal year.

(2) The amounts shown represent the aggregate grant date fair value of RSUs awarded to each Outside Director during fiscal year 2023, computed in accordance with the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, referred to in this Proxy Statement as ASC 718 (except that the fair values set forth above have not been reduced by the Company’s estimated forfeiture rate). The ASC 718 grant date fair value of each RSU award was calculated based on the fair market value of our Common Stock on the award date. For further discussion regarding the assumptions used in calculating the grant date fair value for RSUs, please refer to Note 1 to the Company’s consolidated financial statements in Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023, filed with the SEC on August 4, 2023.

On November 2, 2022, each Outside Director then in office was granted an RSU award for 704 shares of our Common Stock (other than Mr. Calderoni who, as Chairman of the Board, received an RSU award for 928 shares, as described above under the heading “Our Fiscal Year 2023 Director Compensation Program”). The following table shows, for each Outside Director, the aggregate number of unvested shares of our Common Stock underlying all outstanding RSUs held by that Outside Director then in office as of June 30, 2023:

Name	Aggregate Number of Unvested Shares of Common Stock Underlying Director RSU Awards as of June 30, 2023

Robert Calderoni	928

Jeneanne Hanley	704

Emiko Higashi	704

Kevin Kennedy	704

Gary Moore	704

Marie Myers	704

Kiran Patel	704

Victor Peng	704

Robert Rango	704

(3) As noted above, of the current Outside Directors, only Ms. Myers and Mr. Patel participated in our EDSP during fiscal year 2023. We have concluded that, because the EDSP earnings correspond to the actual market earnings on a select group of investment funds available under the EDSP, no portion of the Outside Directors’ earnings under the EDSP is “above market” or “preferential.” Accordingly, we do not report any portion of the Outside Directors’ earnings under the EDSP in the Director Compensation Table. The investment earnings (loss) under the EDSP during fiscal year 2023 for the Outside Directors who participated in the EDSP were as follows: (a) Ms. Myers: $50,095; and (b) Mr. Patel: $42,327.

(4) Represents dividend equivalents paid upon the vesting of RSUs during fiscal year 2023.

(5) Mr. Barnholt served as an Outside Director through November 2, 2022.

 | 2023 Proxy Statement

Our Corporate Governance

    Practices

At KLA, we believe that strong and effective corporate governance procedures and practices are an extremely important part of our corporate culture. In that spirit, we have summarized several of our corporate governance practices below.

ADOPTING AND MAINTAINING GOVERNANCE STANDARDS

The Board has adopted, and regularly reviews and updates as necessary, a set of Corporate Governance Standards to establish a framework within which it will conduct its business and to guide management in its running of the Company. The governance standards, portions of which are summarized below, can be found on our website at http://ir.KLA.com. We have posted information regarding our corporate governance procedures to help ensure the transparency of our practices.

MONITORING BOARD EFFECTIVENESS

It is important that our Board and its committees are performing effectively and in the best interests of KLA and our stockholders. The Board is responsible for annually assessing its effectiveness and the effectiveness of each of its committees in fulfilling their respective obligations, and each Committee is responsible for reviewing the Board’s assessment of that Committee’s effectiveness. In addition, our Nominating and Governance Committee is charged with overseeing an annual review of the Board and its membership. The standard practice of the Board is that Outside Directors will not stand for re-election after reaching the age of 75. However, upon the recommendation of the Nominating and Governance Committee, the Board may nominate director candidates who have reached the age of 75, if it determines that doing so is in the best interest of the Company. Board members are elected for one-year terms, and there is currently no limitation on the number of terms a director may serve.

CONDUCTING FORMAL INDEPENDENT DIRECTOR SESSIONS

At the conclusion of each regularly scheduled Board meeting, the independent directors meet in executive session without KLA management or any non-independent directors.

HIRING OUTSIDE ADVISORS

The Board and each of its committees may retain outside advisors and consultants of their choosing at our expense, without management’s consent.

AVOIDING CONFLICTS OF INTEREST

We expect our directors, executive officers and employees to conduct themselves with the highest degree of integrity, ethics and honesty. Our credibility and reputation depend upon the good judgment, ethical standards and personal integrity of each director, executive officer and employee. In order to provide assurances internally and to our stockholders, we have implemented Standards of Business Conduct that provide clear conflict of interest guidelines to our employees, as well as an explanation of reporting and investigatory procedures.

COMMUNICATIONS WITH THE BOARD

Stockholders may communicate with the Board by writing to us at KLA Corporation, Attention: Investor Relations, One Technology Drive, Milpitas, California 95035.

Stockholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

 | 2023 Proxy Statement

24  | Our Corporate Governance Practices

STANDARDS OF BUSINESS CONDUCT; WHISTLEBLOWER HOTLINE AND WEBSITE

The Board has adopted Standards of Business Conduct for all of our employees and directors, including our principal executive and senior financial officers, and we have prepared and made available versions of our Standards of Business Conduct translated into Chinese (Simplified and Traditional), Dutch, French, German, Hebrew, Italian, Japanese and Korean in an effort to maximize the accessibility and understandability of these important guidelines to our employees. You can obtain a copy of our Standards of Business Conduct via our website at http://ir.KLA.com, or by making a written request to us at KLA Corporation, Attention: Investor Relations, One Technology Drive, Milpitas, California 95035. We will make any required disclosures regarding amendments to, or waivers from, the Standards of Business Conduct on our website at the same address.

In addition, we have established a hotline and website for use by employees, as well as third parties such as vendors and customers, to report actual or suspected wrongdoing and to answer questions about business conduct. The hotline and website are both operated by an independent third party, which provides tools to enable individuals to submit reports in a number of different languages and, where permitted by law, on an anonymous basis.

ENSURING AUDITOR INDEPENDENCE

We have taken a number of steps to ensure the continued independence of our outside auditors. Our independent registered public accounting firm reports directly to the Audit Committee, which also has the ability to pre-approve or reject any non-audit services proposed to be conducted by the firm.

COMPENSATION AND TALENT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During all or a portion of fiscal year 2023, Messrs. Barnholt, Calderoni, Moore and Peng and Mses. Hanley and Higashi served on the Compensation and Talent Committee. None of these individuals was an officer or employee of KLA at any time during fiscal year 2023 or at any other time. During fiscal year 2023, there was no instance in which an executive officer of KLA served as a member of the board of directors or compensation committee of any entity and an executive officer of that same entity served on our Board or Compensation and Talent Committee.

STOCKHOLDER NOMINATIONS TO THE BOARD

Please see “INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES—Nominating and Governance Committee.”

MAJORITY VOTE POLICY

Please see “INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES—Nominating and Governance Committee—Majority Vote Policy.”

STOCKHOLDER OUTREACH

During the year, we engage with our stockholders to better understand their views on matters they consider important, which varies by stockholder, but usually includes topics such as: agenda items for the annual meeting of stockholders; Board composition; business performance and strategy; corporate governance; and environmental, social and human capital management. We typically commence our outreach activities following the filing of our proxy statement. Stockholder outreach is led by our investor relations team, but often includes members of management, our legal and compliance team and occasionally one or more members of our Board. Stockholder concerns expressed in this outreach are summarized and communicated to the Board or one of its committees. Similar to previous years, during outreach sessions, certain stockholders generally expressed a desire to see more disclosure on our website regarding ESG matters. In 2023, we published our third global impact report covering our ESG strategy and the foundation of that strategy.

INSIDER TRADING POLICY

We have adopted a policy on insider trading and unauthorized disclosures that govern the purchase, sale, and other dispositions of our securities by our directors, officers, and employees that are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the listing standards of the NASDAQ Stock Market. Our policy on insider trading and unauthorized disclosures is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2023.

 | 2023 Proxy Statement

Environmental, Social and Governance (ESG)

KLA is built on a foundation of innovative spirit and perseverance—traits we believe are essential to solving tough challenges. Our high-performance teams tackle difficult problems with the belief that our collective creativity and intellect will deliver on our customers’ goals. This past year was no exception, and despite a series of global challenges in the second half of 2022, we advanced our ESG goals, with a sustained focus on progress, people and partnerships. While KLA’s core approach to business has long included a focus on continuous innovation for the greater good, in 2020, we centralized our ESG activities under the leadership of an enterprise-wide ESG Steering Committee. This committee comprises leaders from across the business who create and drive strategies, cross-functional programs, and initiatives to achieve our ESG goals. To promote dialogue between management and the Board for engagement and prioritization of ESG issues, the ESG Steering Committee receives oversight from the Nominating and Governance Committee. The Nominating and Governance Committee is responsible for monitoring KLA’s policies, programs and results related to environmental stewardship, corporate citizenship, human rights, and other social and public matters of significance to KLA and regularly receives updates from and engages with management. ESG oversight was added to the Nominating and Governance Committee’s charter in 2021, in response to input from our stakeholders.

ADVANCING STEWARDSHIP

KLA is focused on responding to the climate challenges facing our world. In addition to the climate goals we announced for our global operations in 2022, we are working to make the microprocessor manufacturing process more efficient (and thus sustainable) through our core business, creating new products and services that can help companies reduce waste, conserve natural resources and reduce their environmental footprint.

We have made important strides in updating and improving our greenhouse gas (GHG) inventory baseline and achieving limited third-party verification across Scopes 1, 2 and 3 of our inventory including renewable energy use. We have also announced that we are submitting our climate goals to the Science Based Target Initiative (SBTi) including a quantifiable Scope 3 reduction target alongside our existing Scope 1 and Scope 2 emissions goals and are continuing to challenge ourselves to find new ways to fulfill our mission of being positive stewards and living our values.

Climate and energy:

We are taking action through our climate goals—reducing Scope 1 and 2 emissions by 50% by 2030 (from 2021 baseline) and achieving net zero Scope 1 and 2 emissions by 2050—building on our previously announced goal of using 100% renewable energy by 2030. As reported in our 2022 Global Impact Report, we are on track toward achieving these goals.

Highlights:

Since 2018, we have continued to increase our procurement of electricity from carbon-free sources across our global operations year-over-year. In 2022, 55% of our electricity was sourced from renewable energy sources.

In 2021 and 2022, KLA conducted in-depth climate risk and opportunity assessments following the recommendations of the Task Force on Climate-Related Financial Disclosures (TCFD).

In 2022, we completed our first limited third-party verification of GHG inventory that extended across Scopes 1, 2 and 3 including the use of sold products.

Regarding Scope 3 emissions, we have developed a quantifiable emissions target which is being submitted for verification by the Science Based Target Initiative (SBTi) alongside our existing Scope 1 and Scope 2 emissions goals.

In 2022, we developed a strategy to engage our suppliers on their climate impacts. Beginning in 2023, we are engaging select suppliers to begin their ESG journey with KLA by disclosing key metrics and working toward climate goals covering their emissions.

Materials and waste:

KLA strives to reduce waste generation across our sites and support our customers in their responsible material management efforts. Within our ISO certified systems, KLA commits to pollution prevention, which begins with understanding the impact and cost of the waste generated by our business and taking steps to reduce our impact. We are committed to continuously improving our use of materials and reducing waste across our sites. Millions of pounds of recyclable materials have been diverted away from local landfills as a result of these efforts. Each KLA site has programs in place to achieve these objectives, from waste diversion processes in manufacturing to encouraging recycling and composting in our dining areas and breakrooms.

 | 2023 Proxy Statement

26  | Our Corporate Governance Practices

Highlights:

On a normalized per-headcount basis, our total waste per person improved from 258.2 kgs in 2021 to 247.6 kgs in 2022.

Published a global waste and water policy.

Water management:

Water is a shared natural resource that is vital to KLA and its surrounding communities. We acknowledge our role in stewarding local water resources and strive to adopt innovative approaches across our locations to reduce our water usage and reliance on sources of fresh water. Just as we help our customers reduce their water usage, KLA aims to improve water conservation at our own manufacturing sites, with emphasis in locations facing water scarcity and drought conditions.

Highlights:

Municipal water usage improved on a normalized per-headcount basis from 6,404 gallons per person in 2021 to 5,884 gallons per person in 2022.

We completed a water risk assessment for our Super Sites using the Aqueduct Water Risk Atlas and WWF Water Risk Filter. We performed this analysis to determine which of our water-intensive sites may be exposed to near-term and long-term water-related risks. The assessment will guide future efforts to identify and implement water reduction initiatives at sites identified to be at risk of water stress.

ADVANCING OPPORTUNITY

We believe our impact is powered by our people. That is why we embrace our responsibility to lead through exceptional training programs and professional development and making sure our employees feel included, safe, healthy and empowered to bring their full selves to work.

Inclusion and diversity:

At KLA, Inclusion & Diversity (I&D) is a shared aspiration, commitment and responsibility—and a direct expression of our core values. We celebrate the diversity of our employees, customers and partners, and we are committed to fostering a culture of conscious inclusion.

Highlights:

KLA ranked 38th out of 400 companies on the Forbes “World’s Top Female-Friendly Companies 2022” list.

In 2022, as part of our Inclusion for All campaign, we strengthened our I&D trainings to promote inclusive behavior. We conducted over 20 employee training sessions focused on inclusive leadership, identity and belonging and unconscious bias and increased our reach globally.

To strengthen our culture of inclusion, we continue to increase the number of employee resource groups at our sites. These are voluntary groups of employees who have a common interest in helping KLA achieve its inclusion and diversity goals.

Demonstrating our commitment to creating a more diverse workforce, KLA signed the CEO Action for Diversity & Inclusion™ pledge and joined the Alliance for Global Inclusion in 2022.

We continue to prioritize I&D as a key focus area of the KLA Foundation, focusing on our mission to advance humanity by investing in our communities to help create a more equitable, inclusive and accessible world. We aligned our strategic pillars of education, wellness and community enrichment with six of the UN Sustainable Development Goals, including 4-Quality Education, 5-Gender Equality and 10-Reduced Inequities.

At KLA, we value I&D throughout our organization and supply chain. We are working to grow an inclusive and diverse global supply chain, that drives innovation and partners with us in advancing humanity through KLA technologies and services.

Talent development:

Our competitive advantage is our people and the technology they develop, so we invest in KLA’s future by fully supporting their personal and professional growth. Our talent development programs focus on developing the unique attributes of our employees through comprehensive training offerings, employee engagement programs, and health and wellness activities.

 | 2023 Proxy Statement

Highlights:

KLA has been included in Training Magazine’s Top 10 Hall of Fame for the past 16 years.

We support continued learning through tuition reimbursement. Through our partnerships with Stanford University and the University of Michigan, employees can pursue advanced degrees in engineering that are customized for KLA and the skills/competencies required to support our customers.

Our Corporate Learning Center offers extensive training programs that are among the best in the technology industry.

In 2022, we achieved a 79% internal rate of promotion at the VP level, which is a testament to our efforts in promoting internal mobility.

In 2022, 68 leaders participated in our Enterprise Leadership Program, a comprehensive, two-year management training program that provides robust succession planning to prepare KLA employees to fill future leadership roles.

Health and safety:

Our employees are the lifeblood of our business. That is why their health and safety are always our priority.

Highlights:

In 2022, we continued to expand and enhance our health and safety standards globally, along with our Environmental Health & Safety (EHS) team, with the aim of formalizing a consistent governance structure and establish a strong EHS presence across all regions to facilitate site-specific considerations.

In 2022, KLA employees completed more than 38,000 hours of health and safety training—more than triple the hours completed in 2021. KLA provides comprehensive training to ensure a consistent approach to employee health and safety across our global locations.

In 2022, our U.S. Total Recordable Incident Rate was 0.28, which is below our industry average of 0.80, based on U.S. Department of Labor Bureau of Labor Statistics 2021 Injury and Illness Rates.

Community engagement:

The KLA Foundation’s mission is to advance humanity by investing in our communities to create a more equitable, inclusive and accessible world. The KLA Foundation and KLA employees around the world play an active role in supporting the communities where we live and work through financial support, volunteerism and program facilitation. The KLA Foundation focuses its efforts on three strategic pillars: Education, Wellness and Community Enrichment.

Highlights:

In 2022, the KLA Foundation made $4.9 million in direct grants and $1.9 million in employee match funding grants for a total of $6.8 million in community giving.

Through its Social Equity Fund, since 2020 the KLA Foundation has invested in organizations that remove barriers to access and provide opportunities for underrepresented communities. In 2022, these organizations included Out in Tech, Facing History and Ourselves, Hispanic Foundation of Silicon Valley, the African Diaspora Network and Year Up. We also granted $75,000 to the National American Red Cross for engaging Black and African American blood donors to help combat sickle cell disease.

KLA employees worldwide volunteered to serve their local communities. In collaboration with employees in Milpitas, California, Ann Arbor, Michigan and the nonprofit Science is Elementary (SiE), the KLA Foundation helped deliver innovative, high-quality science experiences to 7,500 preschool and elementary school children. The SiE series of short books features children from diverse backgrounds using science to solve problems. Children learn that they can think like scientists and become scientists.

The KLA Foundation’s STEM Inspectors: Searching for Defects in the Microscopic World is helping students around the world see the invisible (to the naked eye). As part of its commitment to help advance science, technology, engineering and mathematics (STEM) education in 2022, the KLA Foundation distributed paper microscopes to more than 1,600 students in Wales, Israel, California and Arizona.

 | 2023 Proxy Statement

28  | Our Corporate Governance Practices

Supply Chain Stewardship:

As a global company, we are committed to continue aligning our supply chain strategy with our broader ESG goals around Advancing Humanity. We seek out suppliers who share our strong values, treat their employees with dignity, respect and fairness, and meet the strict requirements in our Standards of Business Conduct to promote a supply chain free from any human trafficking and labor violations.

Highlights:

We expanded inclusion and diversity transparency across our supply chain.

Suppliers are required to adhere to KLA’s Standards of Business Conduct as well as our Global Human Rights Standard, which is aligned with the Responsible Business Alliance (RBA) Code of Conduct.

We continued to achieve our goal to get 85% of our targeted suppliers to participate in the annual RBA Facility Supplier Assessment Questionnaire, which assesses the supplier’s compliance to the RBA Code of Conduct.

In 2022, we initiated the development of a strategy to engage suppliers in setting their own climate-related targets and addressing climate-related risks in the supply chain. This strategy is now in execution with select suppliers.

ADVANCING INNOVATION

We tackle our customers’ most complex problems through significant investment in research and development (“R&D”), collaborative teams and a passion for excellence.

Product innovation and sustainability:

The nature of KLA’s business and involvement in technological advancements requires us to continue to innovate and heavily invest in R&D to deliver for our customers. Our customers are constantly challenged to increase their production yield, reduce waste and meet their own profitability and sustainability goals. KLA solutions make this possible by allowing manufacturers to innovate and produce chips faster, more sustainably and at a lower cost.

Highlights:

In fiscal year 2022, our R&D spending was 12% of total revenue.

We completed an evaluation of product energy efficiency and began developing a Scope 3 GHG emissions strategy, including near-term targets covering emissions from the use of our products. As noted earlier, this target is being submitted to the Science Based Target Initiative (SBTi) for validation along with our existing climate goals.

In 2022, KLA introduced several new products and product enhancements that helped advance the sustainability goals and manufacturing strategies of our customers. A few examples:

The new Orbotech Corus™ 8M doublesided direct imaging (DI) system released in 2022. Manufacturers use DI technology to produce advanced PCBs and IC substrates designed with extremely thin conductors and transmission lines. The result for customers is the ability to produce the accurate, super-fine features required by high-performance applications like smartphones and smartwatches with greater efficiency, quality and yield.

The Teron™ SL670e and Teron™ SL670e XP reticle inspection defect systems are used by chip manufacturers to qualify incoming EUV reticles or periodically requalify EUV reticles. By detecting yield-critical defects on reticles before they are used, the Teron SL670e and SL670e XP systems help prevent yield loss, thereby reducing wafer scrap and rework.

The Axion® T2000 metrology system uses X-rays to measure vertical memory structures along the entire height, identifying small variations that can affect final chip performance or yield. By implementing Axion T2000 measurements in R&D, ramp and production, chip manufacturers can reduce cycles of learning and identify process issues early, increasing yield and reducing scrap.

KLA continues to deliver solutions and support to the growing silicon carbide (SiC) and gallium nitride (GaN) power device market that enables advances in electric vehicles and other green technologies.

Protecting intellectual property:

At KLA, we have been a part of the most significant technological breakthroughs in our industry. Protecting the intellectual assets that we create and manage every day enables the innovations that advance humanity tomorrow.

 | 2023 Proxy Statement

Highlights:

We aim to ensure that the technologies we use to secure our digital environment are operational and running more than 99% of the time in any calendar month.

We have developed need-to-know and data classification systems to help employees recognize and protect intellectual property. The need-to-know campaign aims to get employees to think more about how and with whom they share information, while the data classification system is a visual way to identify and protect information.

Protecting against cybersecurity threats:

Recent years have brought unique challenges that highlight the importance of keeping our data safe. Around the globe, the switch to hybrid and remote work has led to a huge influx of phishing emails, malware and ransomware at companies across every industry. At KLA, we responded aggressively to these challenges.

Highlights:

Our KLA Security Operations Center monitors our digital environment 24/7 to help protect our data.

We have introduced key technologies that give us more visibility holistically across our environment—significantly reducing the time needed to detect and contain incidents.

We have a culture of open reporting. We want people to feel like they can come to us, ask questions and report concerns.

ADVANCING LEADERSHIP

Our solutions move industries forward, but our people make it happen. We empower today’s leaders—and tomorrow’s—by infusing our foundational values into everything we do. At the heart of this is strong business ethics, corporate governance, and corporate culture.

Business ethics and compliance:

Working ethically and complying with our legal obligations are central to the way we conduct business. At KLA, we continuously strive to create and maintain an ethical and legally compliant culture where everyone is aligned around our value systems, policies and procedures. That means regularly assessing our risk and adjusting our approach as needed.

Highlights:

KLA’s Chief Compliance Officer updates the Board’s Audit Committee and the CEO’s staff on a quarterly basis on current and emerging issues.

We monitor employee compliance with KLA policies through our Annual Compliance Disclosure process, which targets over 3,000 employees and asks them to certify compliance with specific aspects of KLA’s Standards of Business Conduct and disclose any instances of non-compliance.

Our Values in Action (“VIA”) training provides guidance on our values and business ethics. In 2021, we launched VIA training to over 1,000 KLA leaders at the director level and above. In 2022, we updated the training for wider distribution, creating online modules that are rolling out to employees as required training based on their roles and responsibilities.

Corporate governance:

Governance and Ethics at KLA is more than policymaking or having the right systems in place to establish the rights of our people and the responsibilities of our leadership. We view Governance and Ethics as an opportunity to continuously embrace our core values, build trust and live up to our stakeholders’ expectations.

Highlights:

ESG oversight was added to the Nominating and Governance Committee’s charter in 2021.

The Board approved changes to the Compensation and Talent Committee charter to include oversight of human capital policies and practices, including I&D, and the Audit Committee now reviews cybersecurity initiatives quarterly.

 | 2023 Proxy Statement

30  | Proposal Two: Ratification of Appointment of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting

       Firm for the Fiscal Year Ending June 30, 2024

Proposal Two: Ratification of

    Appointment of

    PricewaterhouseCoopers

    LLP as Our Independent

    Registered Public

    Accounting Firm for the

    Fiscal Year Ending June 30,

    2024

AUDIT COMMITTEE RECOMMENDATION

The Audit Committee has the sole authority to retain or dismiss our independent auditors. The Audit Committee has appointed PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending June 30, 2023. Before making its determination, the Audit Committee carefully considered that firm’s qualifications as independent auditors.

The Board, following the Audit Committee’s determination, unanimously recommends that the stockholders vote for ratification of such appointment.

Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request approval of this appointment by the stockholders. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee may reconsider such appointment.

ATTENDANCE AT THE ANNUAL MEETING

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

 | 2023 Proxy Statement

FEES

The aggregate fees billed by PricewaterhouseCoopers LLP, KLA’s independent registered public accounting firm, in fiscal years 2023 and 2022 were as follows:

Services Rendered/Fees	2023 ($)	2022 ($)

Audit Fees(1)	5,870,892	6,280,316

Audit-Related Fees(2)	21,163	41,552

Total Audit and Audit-Related Fees	5,892,055	6,321,868

Tax Compliance	879,821	1,130,875

Tax Planning and Consulting	323,915	209,413

Total Tax Fees(3)	1,203,736	1,340,288

All Other Fees(4)	5,400	5,400

(1) Represents professional services rendered for the audits of annual financial statements set forth in our Annual Reports on Form 10-K for fiscal years 2023 and 2022, the review of quarterly financial statements included in our Quarterly Reports on Form 10-Q filed during fiscal years 2023 and 2022, services related to statutory and regulatory filings or engagements, and audits of new systems/processes. Fiscal year 2022 also includes fees for audit services pertaining to bond offerings and accelerated share repurchase agreements.

(2) Represents audits of employee benefit plans and audits of government-sponsored research and development program grant spending.

(3) Represents tax services for U.S. and foreign tax compliance, planning and consulting.

(4) Represents license fees related to accounting research software.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy regarding non-audit services provided by PricewaterhouseCoopers LLP. First, the policy ensures the independence of our auditors by expressly naming all services that the auditors may not perform and reinforcing the principle of independence regardless of the type of service. Second, certain non-audit services, such as tax-related services and acquisition advisory services, are permitted but limited in proportion to the audit fees paid. Third, the Audit Committee pre-approves non-audit services not specifically permitted under this policy (or subsequently ratifies such services in circumstances where ratification is necessary and permissible), and the Audit Committee reviews the annual plan and any subsequent engagements. All non-audit fees were approved by the Audit Committee pursuant to its pre-approval policies and procedures.

INDEPENDENCE ASSESSMENT BY AUDIT COMMITTEE

Our Audit Committee considered and determined that the provision of the services provided by PricewaterhouseCoopers LLP as set forth herein is compatible with maintaining PricewaterhouseCoopers LLP’s independence and approved all non-audit related fees and services.

VOTE REQUIRED AND RECOMMENDATION

If a quorum is present, the affirmative vote of the majority of votes cast is needed to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending June 30, 2024.

The Board unanimously recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2024.

 | 2023 Proxy Statement

32  | Proposal Three: Approval of our Named Executive Officer Compensation

Proposal Three: Approval of

    Our Named Executive

    Officer Compensation

BACKGROUND

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables KLA’s stockholders to vote to approve, on a non-binding advisory basis, the compensation of our NEOs as disclosed in the “Compensation Discussion and Analysis” section, the Summary Compensation Table and the other related tables and disclosures in this Proxy Statement (the “Say on Pay Vote”). This vote is required pursuant to Section 14A of the Exchange Act. The Board has determined, consistent with the feedback from our stockholders, that we will hold this vote every year and, accordingly, we expect that our next Say-on-Pay Vote (following our Annual Meeting) will occur at the annual meeting of stockholders to be held in 2024. However, we are asking our stockholder to vote at the Annual Meeting on a non-binding advisory basis on the recommended frequency of future Say-on-Pay Votes and the Board expects to take the outcome of such vote into consideration in determining the frequency of our future Say-on-Pay Votes.

As described in greater detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our NEOs with the interests of our stockholders by focusing on a philosophy of “pay-for-performance.” Our compensation programs are designed to support our business goals and to promote both short-term and long-term financial and strategic achievement.

We urge stockholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, and the Summary Compensation Table and other related compensation tables and disclosure in this Proxy Statement, which provide detailed information on the compensation of our NEOs. The Compensation and Talent Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our NEOs as reported in this Proxy Statement has supported and contributed to our recent and long-term success.

NATURE OF VOTE; RECOMMENDATION

This vote is advisory and therefore not binding on KLA, our Board or the Compensation and Talent Committee. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our NEOs, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

Accordingly, we ask our stockholders to approve the following resolution at the Annual Meeting:

“RESOLVED, that KLA Corporation’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s Proxy Statement for the 2023 annual meeting of stockholders, pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

While this advisory vote on executive compensation is non-binding, the Board and the Compensation and Talent Committee value the opinion of KLA’s stockholders and will carefully assess the voting results and consider the impact of such voting results on our compensation policies and decisions, as described in greater detail in the “Compensation Discussion and Analysis” section of this Proxy Statement.

VOTE REQUIRED

If a quorum is present, the affirmative vote of the majority of votes cast is required for advisory approval of this proposal.

The Board unanimously recommends a vote “FOR” the approval of the compensation of our NEOs, as disclosed in this Proxy Statement.

 | 2023 Proxy Statement

Information About Executive

    Officers

Set forth below are the names, ages and positions of the executive officers of KLA as of the Record Date.

Name	Position	Age

Richard Wallace	President and Chief Executive Officer	63

Please see “INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES—Nominees for Election at the 2023 Annual Meeting.”

Name	Position	Age

Bren Higgins	Executive Vice President and Chief Financial Officer	53

Bren Higgins has served as KLA’s Executive Vice President and Chief Financial Officer since August 2013. In this role, Mr. Higgins oversees and manages the Company’s finance operations and control processes, global manufacturing operations and investor relations functions. Prior to his promotion to Chief Financial Officer, Mr. Higgins oversaw the Company’s treasury and investor relations functions and supported its business development efforts in his role as Vice President of Corporate Finance from January 2012 to August 2013, and as Senior Director of Corporate Finance from August 2011 to January 2012. Before that, he served as the Company’s Senior Director of Financial Planning and Analysis from August 2008 to August 2011. Mr. Higgins has also held various financial and investor relations positions since he began his tenure at the Company in 1999, including multiple product division controller assignments and serving as Group Controller of the Company’s Wafer Inspection Group from 2006 to 2008. Mr. Higgins received his bachelor’s degree from the University of California at Santa Barbara and his master’s degree in business administration with a concentration in finance from the University of California at Davis.

 | 2023 Proxy Statement

34  | Information About Executive Officers

Name	Position	Age

Ahmad Khan	President, Semiconductor Process Control	49

Ahmad Khan has served as KLA’s President, Semiconductor Process Control since August 2019 where he is responsible for overseeing and managing our Semiconductor Process Control segment, and was Executive Vice President, Global Products Group from December 2016 to August 2019, where he was responsible for the Company’s wafer inspection and patterning divisions. From August 2015 to December 2016, he served as Executive Vice President, Patterning Division. In this role, he was responsible for the development and execution of technology roadmaps and customer collaboration strategies for all of KLA’s patterning products. Mr. Khan joined KLA’s Films & Surface Technology Division in 2003 as Senior Director of Business Development, and has since held numerous strategic management positions throughout his 17-year tenure with the Company. In 2007, Mr. Khan served as Vice President and General Manager of KLA’s Optical Films Metrology Division. From 2008 to his current position, his executive management responsibilities expanded to include the Resistivity, Optical CD, Implant, Thermawave, Overlay and SensArray Divisions, all ultimately comprising KLA’s Metrology Division. Prior to joining KLA, Mr. Khan spent nine years at Applied Materials, holding various product engineering, support, operations and senior management positions. Mr. Khan earned his bachelor’s degree in electronics engineering technology from DeVry University.

Name	Position	Age

Oreste Donzella	Executive Vice President, Electronics, Packaging and Components	57

Oreste Donzella has held various positions with KLA since he joined us in 1999. He has served as the Company’s Executive Vice President of Electronics, Packaging and Components since March 2020, in which role he is responsible for running our specialty semiconductors, advanced packaging, printed circuit board and flat panel display businesses. Prior to his current role, Mr. Donzella served as our Executive Vice President and Chief Marketing Officer from September 2016 to February 2020 and had responsibilities for market analytics, external communication and company-wide collaborations with the broader electronics industry. From July 2015 to July 2018, he was also responsible for the customer engagement organization at KLA, leading the world-wide field application engineering teams. In his long tenure at KLA, Mr. Donzella also served as general manager of the macro wafer inspection and the unpatterned wafer inspection divisions from August 2007 to June 2015 and held various leadership management positions in product marketing and application engineering across the company prior to that. Mr. Donzella brings more than 27 years of experience in the semiconductor industry. Prior to joining KLA, he spent more than six years at Texas Instruments and Micron Technology, holding engineering and management positions in the process integration and yield enhancement departments. Mr. Donzella earned his master’s degree in electrical engineering from the University La Sapienza in Rome, Italy.

 | 2023 Proxy Statement

Name	Position	Age

Mary Beth Wilkinson	Executive Vice President, Chief Legal Officer and Corporate Secretary	51

Mary Beth Wilkinson has served as the Company’s Executive Vice President, Chief Legal Officer and Corporate Secretary since September 2020. In addition to advising on all legal, compliance, and corporate governance matters, Ms. Wilkinson oversees cybersecurity for the Company. Ms. Wilkinson has more than two decades of legal experience including extensive executive and operating experience in industrials and manufacturing. She also holds a Carnegie Mellon University Software Engineering Institute CERT Certificate for Cybersecurity Oversight. Before joining KLA, she served as senior vice president, general counsel and corporate secretary of O-I Glass, Inc. and as a partner at Hogan Lovells, an international law firm. Ms. Wilkinson earned her bachelor’s degree summa cum laude from Saint Mary’s College, Notre Dame, Indiana, with a double major in economics and English writing. She holds a Juris Doctor degree from Northwestern University Pritzker School of Law, is a member of the Bar in two states, and graduated from Stanford University’s Executive Program.

Name	Position	Age

Brian Lorig	Executive Vice President, Global Support and Services	49

Brian Lorig has served as Executive Vice President, since August 2019, and Senior Vice President and general manager of the Company’s Global Support and Services organization since March 2016. The Global Support and Services organization includes the Company’s services group, which enables customers in all business sectors to maintain high performance and productivity of their purchased products through a flexible portfolio of services. Global Support and Services also includes KT Pro Systems, which offers certified fully refurbished and tested systems, as well as remanufactured legacy systems, and KT Pro Enhancements, which include enhancements and upgrades for previous-generation KLA tools. Mr. Lorig joined the Company in 1998 and has held a number of leadership positions in Manufacturing Operations and Service, including vice president of U.S. Manufacturing and Operations Group from January 2013 through February 2014, and vice president of Global Support and Services Field Operations from February 2014 through March 2016. Mr. Lorig earned his bachelor of science in supply chain management from Arizona State University and his MBA from Santa Clara University.

 | 2023 Proxy Statement

36  | Information About Executive Officers

Name	Position	Age

Virendra Kirloskar	Senior Vice President and Chief Accounting Officer	59

Virendra Kirloskar has served as the Company’s Senior Vice President and Chief Accounting Officer since March 2008. Mr. Kirloskar rejoined the Company as Vice President and Corporate Controller in May 2003 and served in that role until March 2008, other than the period from August 2006 to August 2007, during which time he held management responsibilities within KLA India. Prior to that, from June 2002 to April 2003, Mr. Kirloskar served as Corporate Controller of Atmel Corporation, a designer and manufacturer of semiconductor integrated circuits. Mr. Kirloskar also held various finance positions within KLA from 1993 to 1999. Mr. Kirloskar received his bachelor’s degree in commerce from the University of Pune, India and his master’s degree in business administration from the University of Massachusetts Amherst.

 | 2023 Proxy Statement

Security Ownership of

    Certain Beneficial Owners

    and Management

PRINCIPAL STOCKHOLDERS

As of September 8, 2023, based solely on our review of filings made with the SEC, we are aware of the following entities being beneficial owners of more than 5% of our Common Stock:

Name and Address	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned(1)

The Vanguard Group, Inc.(2) 100 Vanguard Boulevard Malvern, PA 19355	13,243,687	9.7%

BlackRock, Inc.(3) 40 East 52nd Street New York, NY 10022	11,080,837	8.1%

(1) Based on 136,322,340 outstanding shares of our Common Stock as of September 8, 2023.

(2) All information regarding The Vanguard Group (“Vanguard”) is based solely on information disclosed in an Amendment to Schedule 13G filed by Vanguard with the SEC on February 9, 2023. According to the Schedule 13G/A filing, of the 13,243,687 shares of our Common Stock reported as beneficially owned by Vanguard as of December 30, 2022, Vanguard had shared voting power with respect to 212,874 shares, had sole dispositive power with respect to 12,646,604 shares, and had shared dispositive power with respect to 597,083 shares.

(3) All information regarding BlackRock, Inc. (“BlackRock”) is based solely on information disclosed in an Amendment to Schedule 13G filed by BlackRock with the SEC on January 30, 2023. According to the Schedule 13G/A filing, of the 11,080,837 shares of our Common Stock reported as beneficially owned by BlackRock as of December 31, 2022, BlackRock had sole voting power with respect to 9,870,991 shares and had sole dispositive power with respect to all 11,080,837 shares.

 | 2023 Proxy Statement

38  | Security Ownership of Certain Beneficial Owners and Management

DIRECTORS AND MANAGEMENT

The following table sets forth the beneficial ownership of our Common Stock as of September 8, 2023, by all current directors, each of the NEOs (as defined on page 42 of this Proxy Statement) set forth in the Summary Compensation Table, and all current directors and executive officers as a group. Unless otherwise indicated, the address of each person is c/o KLA Corporation, One Technology Drive, Milpitas, California 95035. Unless otherwise indicated, shares that, as of September 8, 2023, have not yet been issued under outstanding RSUs due to applicable performance or service-vesting requirements that have not yet been satisfied are not included in the table below:

Name	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned(1)

Richard Wallace(2)	37,519.392	*

Robert Calderoni(3)	13,921.527	*

Jeneanne Hanley(4)	3,054	*

Emiko Higashi(4)	13,923	*

Kevin Kennedy(5)	6,989	*

Michael McMullen(6)	132	*

Gary Moore(4)	14,185	*

Marie Myers(4)	3,037	*

Kiran Patel(7)	13,156	*

Victor Peng(8)	4,769	*

Robert Rango(4)	14,119	*

Oreste Donzella	8,231.392	*

Bren Higgins	12,572.392	*

Ahmad Khan	8,836.392	*

Brian Lorig	4,103.392	*

All current directors and executive officers as a group (17 persons)(9)	159,275.879	*

* Less than 1%.

(1) Based on 136,322,340 outstanding shares of our Common Stock as of September 8, 2023. In addition, shares of our Common Stock subject to RSUs that will vest and become deliverable within 60 days after September 8, 2023, are deemed to be outstanding for the purpose of computing the percentage ownership of the applicable person or entity in this table, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity.

(2) Includes 9,182 outstanding shares of our Common Stock that are held by the Wallace Living Trust u/a/d dated 3/27/01, as amended, of which Mr. Wallace is a trustee and beneficiary.

(3) Includes (a) 928 shares subject to RSUs that will vest and become deliverable within 60 days after September 8, 2023, and (b) 11,529.527 outstanding shares of our Common Stock that are held by The 2019 Calderoni Family Trust.

(4) Includes 704 shares subject to RSUs that will vest and become deliverable within 60 days after September 8, 2023.

(5) Includes (a) 704 shares subject to RSUs that will vest and become deliverable within 60 days after September 8, 2023, and (b) 4,821 outstanding shares of our Common Stock that are held by the Kennedy Family Trust u/a/d 11/19/98, of which Mr. Kennedy is a trustee and beneficiary.

(6) Includes 132 shares subject to RSUs that will vest and become deliverable within 60 days after September 8, 2023. Mr. McMullen received the 132 shares upon his election to the Board of Directors on July 24, 2023, as a prorated grant of restricted stock units pursuant to the Company’s 2004 Equity Incentive Plan for his service on the Board through the next annual meeting of stockholders (November 1, 2023).

(7) Includes (a) 704 shares subject to RSUs that will vest and become deliverable within 60 days after September 8, 2023, and (b) 11,894 outstanding shares of our Common Stock that are held by The Kiran Patel Trust dated August 28, 2018, of which Mr. Patel is a trustee and beneficiary.

(8) Includes (a) 704 shares subject to RSUs that will vest and become deliverable within 60 days of September 8, 2023, and (b) 4,065 shares of our Common Stock held by the Peng Family Trust, of which Mr. Peng is a trustee and beneficiary.

(9) Includes 6,692 shares subject to RSUs held by Outside Directors and 5,521 shares subject to RSUs held by executive officers that will vest and become deliverable within 60 days after September 8, 2023, together with the other shares set forth in footnotes (2) through (8).

 | 2023 Proxy Statement

Executive Compensation

    and Other Matters

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

This Compensation Discussion and Analysis section discusses the compensation policies and programs for our “Named Executive Officers” as determined under the rules of the SEC, for fiscal year 2023.

The objective of our executive compensation program is to attract, retain and motivate experienced and talented executives who can help KLA to achieve its business objectives and maximize stockholder value. We believe that a significant portion of the compensation paid to our executive officers should be closely aligned with our performance on both a short-term and long-term basis.

The NEO compensation program for fiscal year 2023 was substantially similar to fiscal year 2022, except in fiscal year 2023 we granted awards of performance-based restricted stock units (“PRSUs”) with performance criteria tied to our achievement of non-GAAP diluted earnings per share (“EPS”) objectives during the period from July 1, 2022 through June 30, 2026 (the “EPS Awards”) to align NEO compensation with the long-term EPS goals we articulated in our June 2022 Investor Day.

We delivered strong growth and profitability in fiscal year 2023. Over the past several quarters semiconductor and semiconductor capital equipment industry demand has been impacted by the broad, macro-driven slowdown in electronics markets, with analysts projecting semiconductor device revenues to decline in the high-single-digits percent in calendar 2023. In response to this lower semiconductor demand profile, global device manufacturers have reduced or pushed out capacity growth plans, adopted supply and inventory reduction measures to preserve cash flows and bring supply and demand back into equilibrium. Against this backdrop, we remained focused on supporting our customers while maintaining critical R&D investments to enable our technology roadmap in an effort to create value for our customers, partners and stockholders.

Total revenues grew 13.9% to $10.5 billion in fiscal year 2023, marking the eighth consecutive year of growth. GAAP diluted net income per share attributable to KLA grew 10.2% to $24.15 per share, setting a new record for KLA. Delivering on our commitment to provide healthy capital returns to stockholders, we returned $2.04 billion to our stockholders in fiscal year 2023, including $732.6 million in quarterly dividends and total stock repurchases of $1.31 billion.

FISCAL YEAR 2023 HIGHLIGHTS

KLA delivered strong performance in fiscal year 2023 including double-digit total revenues and service revenues growth. Below are some of the highlights for fiscal year 2023 and the percentage change from fiscal year 2022 (dollars in thousands, except per share data).

Total revenues $10,496,056 13.9% from FY22	Net income attributable to KLA $3,387,277 2.0% from FY22	Diluted EPS attributable to KLA $24.15 10.2% from FY22

Net cash provided by operating activities $3,669,805 10.8% from FY22	Cash, cash equivalents and marketable securities $3,243,159 19.8% from FY22	Dividends and stock repurchases $2,044,420 62.9% from FY22

Service revenues $2,117,031 10.8% from FY22

 | 2023 Proxy Statement

40  | Executive Compensation and Other Matters

MULTI-YEAR GROWTH

We have experienced tremendous growth over the last four years, with total revenues increasing 129.7% to $10.5 billion in fiscal year 2023 from $4.6 billion in fiscal year 2019 and net income attributable to KLA increasing 188.1% to $3.4 billion in fiscal year 2023 from $1.2 billion in fiscal year 2019, and we intend to continue to deliver profitable growth in the future as we execute against our strategic objectives.

The charts below show total stockholder return (stock price appreciation plus cash dividends per share) to a hypothetical investor who purchased a share of our Common Stock on July 2, 2018 and July 1, 2020 and the associated compound annual growth rate (“CAGR”). As demonstrated by the charts below, our total stockholder return has outpaced the S&P 500 and the Philadelphia Semiconductor Index on both a five- and three-year basis.

Appreciation in Share Price and Cumulative Cash Dividends

Distributed Per Share Since June 30, 2018

 | 2023 Proxy Statement

Appreciation in Share Price and Cumulative Cash Dividends

Distributed Per Share Since June 30, 2020

 | 2023 Proxy Statement

42  | Executive Compensation and Other Matters

KLA’S EXECUTIVE COMPENSATION PROGRAM AT A GLANCE

Introduction

This “Compensation Discussion and Analysis” section describes KLA’s fiscal year 2023 executive compensation program, including the decisions made by the Board and its Compensation and Talent Committee during the year, the processes and tools that they used to reach those decisions, and a discussion of the compensation earned by KLA’s “Named Executive Officers” (i.e., the CEO, the CFO and the three other most highly-compensated executive officers in fiscal year 2023) as presented in the section entitled “Executive Compensation Tables” below.

Named Executive Officers

Our “Named Executive Officers” (or “NEOs”) and their positions for fiscal year 2023 were:

Richard Wallace	President and Chief Executive Officer

Bren Higgins	Executive Vice President and Chief Financial Officer

Ahmad Khan	President, Semiconductor Process Control

Oreste Donzella	Executive Vice President, Electronics, Packaging and Components

Brian Lorig	Executive Vice President, Global Support and Services

COMPENSATION PHILOSOPHY AND DESIGN PRINCIPLES
Executive compensation should be designed to:
Attract, retain and reward executives who contribute to our overall success by offering compensation packages that are competitive with those offered by other employers with which we compete for talent.

Achieve a balance and alignment between
(i) performance-based compensation that rewards
corporate and individual achievement and
stockholder value creation, and (ii) compensation
that supports our long-term retention efforts.

This philosophy is reflected in the following design principles:

In addition to a competitive base
salary, a substantial portion of the
executives’ potential cash
compensation is tied to a short-term
incentive bonus plan that rewards
corporate and individual achievement
of challenging performance goals.

The program also provides two types of long-term
compensation: (i) PRSUs, which provide additional
compensation as a reward for achievement of
corporate performance goals and which, if earned,
include service-vesting requirements, and
(ii) service-based restricted stock unit awards
covering shares of our Common Stock (“RSUs”) with
vesting conditioned only upon continued service.

Compensation and Talent Committee Decision Making – Approval Procedures Overview and Market Data

The Compensation and Talent Committee takes a broad-based approach in evaluating and making decisions with respect to executive compensation. The charter of the Compensation and Talent Committee gives the Compensation and Talent Committee full authority for determining the compensation of our executive officers (including our NEOs), other than the Chief Executive Officer, for whom the Compensation and Talent Committee makes recommendations to the Outside Directors for approval.

 | 2023 Proxy Statement

Advisor to the Compensation and Talent Committee

The Compensation and Talent Committee retains Semler Brossy Consulting Group, LLC (“Semler Brossy”), an independent compensation consultant, to provide the Compensation and Talent Committee with independent, objective analysis and advice on executive officer and director compensation matters. Semler Brossy reports directly to the Chair of the Compensation and Talent Committee and, aside from its support of the Compensation and Talent Committee, performed no other work for the Company during fiscal year 2023.

Semler Brossy generally attends all meetings of the Compensation and Talent Committee in which evaluations of the effectiveness of overall executive compensation programs are conducted or in which compensation for executive officers is analyzed or approved. During fiscal year 2023, Semler Brossy’s duties included providing the Compensation and Talent Committee with relevant market and industry data and analysis, as well as preparing and reviewing materials for the Compensation and Talent Committee’s meetings. In fulfilling these duties, Semler Brossy met, as needed and at the direction of the Compensation and Talent Committee, with our Chief Executive Officer, Chief Human Resources Officer and other executive officers and members of our Human Resources department.

The Compensation and Talent Committee, in conducting its annual assessment in fiscal year 2023, determined that Semler Brossy was independent and did not have any conflicts of interest.

Approval Procedures

During multiple meetings (both with and without management present) and with the assistance of Semler Brossy, the Compensation and Talent Committee engaged in extensive deliberation in developing the fiscal year 2023 executive compensation program, seeking to establish compensation packages and target performance levels aimed at rewarding strong financial performance and our long-term success. The Compensation and Talent Committee’s deliberations for all executive officers looked at a broad range of market data (described below), individual performance reviews and total compensation reports for each officer, the historically cyclical nature of our business, internally appropriate levels and targets relative to the officer’s role, and initial package recommendations from management informed by market data provided by Semler Brossy. With regard to our 2022 Executive Incentive Plan (“2022 Bonus Plan”) and the fiscal year 2023 PRSUs granted to our NEOs (including the EPS Awards), the proposed financial metrics and payout percentage recommendations were developed by management and approved by the Compensation and Talent Committee, with review and guidance from Semler Brossy.

With respect to the compensation of our Chief Executive Officer (Mr. Wallace), the Compensation and Talent Committee considered recommendations prepared by Semler Brossy. Following extensive deliberation, the Compensation and Talent Committee recommended Mr. Wallace’s proposed fiscal year 2023 target compensation opportunities and RSU and PRSU grants for approval by the Outside Directors. The Outside Directors then discussed and, in August 2022, approved Mr. Wallace’s fiscal year 2023 target compensation opportunities and PRSU and RSU grants as recommended. Mr. Wallace was not present and did not participate in the discussions regarding his own compensation.

For the other NEOs, the Compensation and Talent Committee, after considering the performance reviews and recommendations of Mr. Wallace, as well as extensive comparative compensation data provided by Semler Brossy, approved the fiscal year 2023 target compensation opportunities and PRSU and RSU grants for the other NEOs in August 2022.

In each case, when establishing each element of compensation and the overall target compensation opportunities for the NEOs, the Compensation and Talent Committee and the Outside Directors exercised their judgment based upon the data provided, and no specific formula was applied to determine the weight of each data point.

Market Data

Our ability to continue to attract and retain outstanding contributors, including our core executive team, is essential to our continuing success. Therefore, the Compensation and Talent Committee reviews several different data sources (including Radford survey data for our industry peer group as well as the broader technology market) to assess whether we are offering compensation opportunities that are competitive with those offered by other employers seeking to attract the same talented individuals.

The industry peer group is comprised of U.S. publicly traded companies primarily in the semiconductor and semiconductor equipment industries that had at least 0.33x the Company’s trailing four-quarter revenues and at least 0.2x the Company’s 200-day average market capitalization value. Additionally, the peer group is reviewed to remove companies that we feel are too large to provide meaningful comparison.

 | 2023 Proxy Statement

44  | Executive Compensation and Other Matters

Below is the list of industry peer group companies used in developing our fiscal year 2023 program:

Advanced Micro Devices, Inc.	Keysight Technologies, Inc.	MKS Instruments, Inc.	Teradyne, Inc.

Analog Devices, Inc.	Lam Research Corporation	NVIDIA Corporation	Texas Instruments Incorporated

Applied Materials, Inc.	Marvell Technology Inc.	ON Semiconductor Corp.	Xilinx, Inc.*

Broadcom, Inc.	Microchip Technology, Inc.	Qorvo, Inc.

Corning Incorporated	Micron Technology, Inc.	Skyworks Solutions, Inc.

* Xilinx, Inc. was acquired by Advanced Micro Devices, Inc. on February 14, 2022.

The Compensation and Talent Committee, in consultation with Semler Brossy, periodically reviews and, as appropriate, may approve changes to the list. The peer group is consistent with our fiscal year 2022 peer group aside from the removal of Maxim Integrated Products, Inc. due to its acquisition by Analog Devices, Inc.

When assessing our fiscal year 2023 executive compensation program, the Compensation and Talent Committee reviewed information developed by Semler Brossy regarding the compensation levels, programs and practices of our industry peer group to obtain comparative data and identify compensation trends and practices.

Though the Compensation and Talent Committee referred to percentile data in its analysis, as well as allocations between annual and long-term compensation, the Compensation and Talent Committee did not employ specific equations for determining compensation amounts based on such data. Rather, the Compensation and Talent Committee’s emphasis was on establishing compensation packages for the executive officers that would be competitive with those offered by other employers in our industry, appropriately reflect each executive officer’s skill set and experience, drive performance and encourage retention of top performers.

 | 2023 Proxy Statement

KEY PAY PRACTICES IN OUR EXECUTIVE COMPENSATION PROGRAM AND LAST YEAR’S “SAY ON PAY” VOTE

Investor feedback is an important input to us in the design of our executive compensation program. We hold an annual “Say on Pay” advisory vote, with approximately 92% of the votes cast at our 2022 Annual Meeting voting “FOR” approval of our NEO compensation, which the Compensation and Talent Committee believes demonstrated strong stockholder support for our executive compensation policies and practices.

We strive to follow good governance practices and align compensation with the stockholder experience. Our executive compensation program is designed to incorporate the following key pay practices and inputs:

What We Do	What We Don’t Do

Pay for performance: We have a pay for performance focus with a majority of our NEOs’ cumulative annual target compensation in the form of performance-based annual cash bonuses and PRSUs, tied to challenging metrics that reflect and are key to the growth and profitability of our business and promote alignment between executive and stockholder economic interests.	No automatic salary increases: We do not guarantee automatic salary increases for our executive officers.

Different metrics in short- and long-term incentive plans: The metrics used for our annual cash bonus program (i.e., Operating Margin Dollar achievement and corporate balanced scorecard assessment) are different from those used for our PRSUs (i.e., Relative Free Cash Flow Margin (as defined below) and non-GAAP EPS).	No hedging and pledging: We prohibit officers, directors and employees from hedging against our stock or pledging our stock.

Long-term incentive alignment: Equity awards vest typically over a four-year period, other than new hire RSU awards which vest over a three-year period, and our PRSUs, other than our EPS Awards, which are tied to a three-year performance period with 50% of earned PRSUs vesting in year three and 50% vesting in year four.	No single-trigger change in control: We only offer “double trigger” change in control benefits.

Stock ownership guidelines: We impose stock ownership guidelines on all executive officers and Outside Directors.	No gross-ups: We do not provide tax gross-up provisions on any change in control, severance or other payments related to executive terminations.

Clawbacks: We maintain a “clawback” policy that enables us to recover performance-based compensation in the event of a significant restatement of our financial results.	No excessive perquisites: It is our policy to strictly limit the use and value of perquisites.

Compensation consultant: The Compensation and Talent Committee retains and regularly consults with an independent compensation consultant to advise on our executive compensation program and practices.	No dividends prior to vesting: We do not pay dividends on RSUs or PRSUs until the awards vest and then only on the portion that vests.

Independence: Executive compensation decisions for Mr. Wallace, our CEO, are made by the Outside Directors on our Board, and for all other executive officers by the Compensation and Talent Committee, which is comprised exclusively of Outside Directors.

 | 2023 Proxy Statement

46  | Executive Compensation and Other Matters

ELEMENTS OF COMPENSATION

Element	Variability	Objective	How Established	FY23 Terms/ Outcomes for NEOs

Base salary (Page 47)	FIXED	Provide a competitive fixed component of compensation that, as part of a total compensation package, enables us to attract and retain top talent.	Reviewed against the executive officer’s skill, experience and responsibilities, and for competitiveness against our compensation peer group.	Three of our five NEOs received a salary increase during fiscal year 2023.

Short-term executive incentive plan (cash bonus) (Pages 47 to 51)	PERFORMANCE - BASED	Offer a variable cash compensation opportunity based upon the level of achievement of challenging corporate goals, with adjustments based on bonus achievement percentage.	Target payouts set by measuring total cash compensation against our compensation peer group. Corporate performance targets based on challenging operational goals.

Balanced scorecard and Operating Margin Dollar (as defined below) achievement versus goal for the twelve months ended December 31, 2022, in addition to individual performance, resulted in a bonus payout in fiscal year 2023 equal to 118% of target for each NEO. Bonus achievement percentage multipliers ranged from 95% to 120% for the NEOs.

PRSUs (Pages 51 to 53)	PERFORMANCE - BASED and value tied to stock price

Align long-term management and stockholder interests and strengthen retention with longer vesting provisions. PRSUs provide compensation and ownership opportunity based upon the level of achievement of challenging corporate goals.

Total target value of annual awards set using market data (reviewed against our compensation peer group for competitiveness) and the executive officer’s responsibilities, contributions and criticality to ongoing success.

Our fiscal year 2023 annual PRSUs are tied to three-year Relative Free Cash Flow Margin (as defined below). Earned PRSUs vest 50% at three years and 50% at four years after grant date, subject to continued service through each vesting date.

In addition to the annual PRSUs, in fiscal year 2023 each of the NEOs received an EPS Award, which are special awards designed to incent the NEOs to achieve the long-term EPS objectives announced at our Investor Day in June 2022. The EPS Awards are split into three tranches tied to a specific EPS performance period. Up to 250% of the target PRSUs in each tranche are eligible to vest if the applicable EPS objectives are met.

RSUs (Page 53)	VALUE TIED TO STOCK PRICE	RSUs promote long-term retention and alignment with stockholder interests.	RSU awards may be granted when necessary to remain competitive with the marketplace.	Fiscal year 2023 RSUs vest 25% per year over four years, subject to continued service through each vesting date.

Other compensation (Pages 53 to 55)	PRIMARILY FIXED	Provide competitive employee benefits. We do not view this as a significant component of our executive compensation Program.	Reviewed for competitiveness against our compensation peer group.	No significant changes in fiscal year 2023, with the exception of Mr. Donzella who continued to receive expatriate benefits for relocating to the United Kingdom.

 | 2023 Proxy Statement

CEO COMPENSATION AT A GLANCE

Our CEO’s fiscal year 2023 compensation is consistent with our pay for performance philosophy, with a focus on variable and “at-risk” compensation that is closely aligned with our operational and stock price performance. The chart below highlights that 96% of our CEO’s total compensation for fiscal year 2023 (excluding “all other compensation,” consisting principally of dividend equivalents paid on the vesting of awards granted in prior years) is at risk, with 72% of such compensation tied to the achievement of challenging performance objectives:

FISCAL YEAR 2023 CEO

COMPENSATION ALLOCATION

DESCRIPTION OF INDIVIDUAL ELEMENTS OF COMPENSATION

Base Salary

The Compensation and Talent Committee annually reviews the base salaries of the NEOs as part of its overall compensation review and considers the competitive market analysis of the Company’s industry peer group each year in determining whether to make an adjustment to the base salary for each NEO. We increased the annual base salaries of three of our five NEOs in fiscal year 2023 to better align their salaries with competitive data. These changes resulted in competitive positioning that is consistent with our pay philosophy. For fiscal year 2023, the Compensation and Talent Committee (or, in the case of Mr. Wallace, the Outside Directors) approved the base salaries set forth in the table below.

Name	Annual Base Salary Rate Approved During Fiscal Year 2023 ($)	% Increase from Fiscal Year 2022 Annual Base Salary Rate

Richard Wallace	1,000,000	0.0%

Bren Higgins	650,000	8.3%

Ahmad Khan	650,000	0.0%

Oreste Donzella	480,000	4.3%

Brian Lorig	500,000	5.3%

Short-Term Executive Incentive Bonus Plan

Our annual Executive Incentive Plan (our “Bonus Plan”) is intended to motivate our senior executives, including our NEOs, to achieve short-term corporate objectives by providing a competitive cash bonus which is earned based upon the achievement of pre-determined Company performance goals, relating to Operating Margin Dollar (as defined below), the Company’s “balanced scorecard” objectives (as described below) and individual performance.

Under our Bonus Plan, which operates on a calendar-year basis, participating executives are eligible to earn up to 200% of the applicable executive’s target bonus opportunity based on the level of attainment of performance goals during the relevant calendar year. During our fiscal year 2023, our NEOs participated in our 2022 Bonus Plan through December 31, 2022 and in our 2023 Bonus Plan from January 1, 2023 through June 30, 2023. The 2023 Bonus Plan is substantially identical to the 2022 Bonus Plan, other than with respect to Operating Margin Dollar target levels of performance and the related payout percentages.

 | 2023 Proxy Statement

48  | Executive Compensation and Other Matters

Plan Design and Performance Metrics

We used Operating Margin Dollar achievement as a key performance metric in our calendar year 2022 Bonus Plan because we believe that it reflects several important competitive and business elements such as product acceptance, market share and cost discipline, and is therefore a very good barometer of our overall performance. For our calendar year 2022 Bonus Plan, “Operating Margin Dollar” represents our total revenues less total costs of revenues, research and development expenses and selling, general and administrative expenses, other than expenses related to acquisitions, goodwill impairment, severance and merger-related items.

In addition to Operating Margin Dollar achievement, payouts under the 2022 Bonus Plan are also determined in part by a “balanced scorecard” rating awarded by the Compensation and Talent Committee, which is designed to measure our progress based on financial and non-financial metrics related to operational excellence, customer focus, growth and talent management. The use of the balanced scorecard is designed to ensure that the quality of our operating results is high and that those results support the sustainability of our business model. We believe that the balanced scorecard’s use of broad measures of financial and strategic success closely aligns with the interests of our executive officers with those of our stockholders. The balanced scorecard is tracked throughout the year by the Compensation and Talent Committee, and then formally reviewed by the Compensation and Talent Committee and the Board following the conclusion of the applicable calendar year for assessment of the Company’s success in achieving its annual strategic goals.

For calendar year 2022, the corporate goals and objectives were set at levels that the Compensation and Talent Committee believed would be challenging to achieve based on our historical and anticipated performance and the then-prevailing macroeconomic conditions. While the Operating Margin Dollar and many of the “balanced scorecard” metrics are quantitative in nature, some are qualitative and, therefore, introduce a degree of judgment into the bonus determination process. This structure of using both Operating Margin Dollar achievement and the balanced scorecard is intended to ensure that bonus payouts not only reflect the Company’s achievement of specific levels of Operating Margin Dollars, but also the level of management performance necessary to continue to achieve those results over the long term.

The 2022 Bonus Plan also contains an element of an individual assessment. The Compensation and Talent Committee may increase or decrease each executive officer’s bonus amount (to the extent earned) based on a subjective assessment of the executive’s individual performance by applying a “bonus achievement percentage” multiplier. Bonus achievement multipliers for individual performance range from 80% to 120%. Following the completion of calendar year 2022, the Compensation and Talent Committee conducted a performance assessment of each executive officer (including each NEO), with input from Mr. Wallace (except with respect to his own performance), and the Outside Directors conducted a similar assessment for Mr. Wallace, in each case based on the executive officer’s leadership skills, experience and performance, including (for the NEOs) how each NEO led his or her organization as demonstrated against the key balanced scorecard objectives and goals for the NEO’s respective organization.

The payout formula under the Bonus Plan was structured as follows:

 | 2023 Proxy Statement

Payout Percentages

Our 2022 Bonus Plan was structured to pay out 100% of each participating executive’s target bonus amount if we successfully achieved our target level of Operating Margin Dollar performance (subject to the applicable executive’s bonus achievement percentage multiplier). Under the 2022 Bonus Plan, we were required to achieve a threshold level of Operating Margin Dollar achievement in order for the Bonus Plan to be funded; to the extent Operating Margin Dollar was achieved below the threshold value, the applicable payout percentage would be equal to 0%. Upon achievement of that threshold level, a participant’s actual bonus amount was then determined based upon a bonus payout grid, with Operating Margin Dollar goals as the variable along one axis and, on the other axis, the “balanced scorecard” rating (which is a score awarded to the Company by the Board based on its assessment of our performance against the “balanced scorecard” metrics), as adjusted by the participant’s bonus achievement percentage multiplier.

The Compensation and Talent Committee sets performance targets for the Bonus Plan in consideration of internal budgets, broader market forecasts, and prior year achievement. In consideration of these factors, with respect to our 2022 Bonus Plan, the Compensation and Talent Committee set the target Operating Margin Dollar achievement at $4.2 billion for the calendar year ended December 31, 2022, which was approximately 59% higher than the comparable target for calendar year 2021 ($2.637 billion) and approximately 23% higher than the actual achievement level for calendar year 2021, reflecting its focus on setting goals that it believed were challenging to achieve.

In addition, the maximum Operating Margin Dollar achievement was set at $5.88 billion for the calendar year ended December 31, 2022, which (if attained) would have surpassed the Operating Margin Dollar for any calendar year in our history.

The 2022 Bonus Plan was structured so that, for each level of Operating Margin Dollar performance, the maximum payout would be reasonable relative to our financial results. The following examples highlight the possible funding levels for our 2022 Bonus Plan at different levels of our performance, before applying individual multipliers.

Level of Operating Margin Dollars	Funding Level Details

Less than $1.26 billion	No payouts would be made under the 2022 Bonus Plan if we achieved Operating Margin Dollars of less than $1.26 billion

$1.26 billion (threshold)	Set at 30% of target Highest bonus funding level equal to 35% of the NEO’s target bonuses, if the Board awarded the Company a balanced scorecard rating of 5 (“exceptional”)

$4.2 billion (target)	Target level of Operating Margin Dollars of $4.2 billion was approximately 23% higher than our Operating Margin Dollar performance for the prior calendar year ($3.401 billion)
Highest bonus funding level equal to 150% of the executive officers’ target bonuses, if the Board awarded the Company a balanced scorecard rating of 5 (“exceptional”)

Target bonus funding level equal to 100% of the executive officers’ target bonuses, if the Board awarded the Company a balanced scorecard rating of 3+ (“primarily meets expectations”)

$5.88 billion (maximum)	Set at 40% higher than target Operating Margin Dollars of $5.88 billion would have surpassed any calendar year in our history
Highest bonus funding level equal to 200% of the executive officers’ target bonuses, if the Board awarded the Company a balanced scorecard rating of 3+ (“primarily meets expectations”)

Minimum bonus funding level equal to 100% of the executive officers’ target bonuses, if the Board awarded the Company a balanced scorecard rating of 1 (“opportunity for improvement”)

 | 2023 Proxy Statement

50  | Executive Compensation and Other Matters

With respect to the balanced scorecard assessment, the Compensation and Talent Committee and the Board considered macro-economic and market dynamic factors when making the balanced scorecard assessment, including projected GDP increases despite headwinds caused by slowing growth in China, worldwide supply chain constraints, inflation, rising interest rates, and lower consumer confidence. The Compensation and Talent Committee and the Board reviewed the following categories to determine the balanced scorecard rating for our 2022 Bonus Plan:

Balanced Scorecard Objectives	Assessment	Score Given

KLA Revenue	Calendar year 2022 revenue finished at $10.5 billion which was up 28% from calendar year 2021.	4

Market Leadership	The Board considered market share as a leading indicator of market leadership and noted an expected improvement in market share.	4

Product Differentiation	The Board assessed gross margin as a leading indicator of product differentiation versus competitors, noting that overall non-GAAP gross margin finished slightly lower for calendar year 2022 than calendar year 2021 due to foreign exchange headwinds and increased inventory reserve.	3+

Productivity	The Board considered operating margin as a leading indicator of productivity, noting that non-GAAP operating margin finished slightly higher for calendar year 2022 than calendar year 2021.	4

Human Capital	The Board considered employee engagement and employee retention as leading indicators of human capital performance noting low turnover rates for both the employee base as a whole and for top talent, the successful onboarding of 3,700 employees in calendar year 2022, an increase in the percentage of women in global leadership positions and strong employee productivity and engagement.	4

The Board evaluated the Company’s performance with respect to the objectives described above on a scale of 1 to 5, with:

“1” corresponding to “opportunity for improvement,”

“3” corresponding to “primarily meets expectations,” and

“5” corresponding to “exceptional.”

The Board awarded the Company a balanced scorecard rating of “4” based on its assessment of our overall performance against our strategic objectives during calendar year 2022. That, combined with Operating Margin Dollar achievement of $4.462 billion in calendar year 2022 (approximately 6% above target), resulted in a funding, before applying bonus achievement percentage multipliers, of 118% of target bonuses under the 2022 Bonus Plan. The matrix for the 2022 Bonus Plan is set for the below.

Calendar Year 2022 Bonus Funding Table
Balanced Scorecard Performance		Operating Margin Dollar ($M) Performance

		< $1,260	$1,260	$3,360	$3,780	$3,990	$4,200	$4,410	$4,462	$4,620	$5,040	$5,460	$5,880

Exceptional	5	0%	35%	99%	112%	133%	140%	147%	150%	161%	196%

	4+	0%	30%	85%	96%	114%	120%	126%	128%	138%	168%	198%

	4	0%	28%	78%	88%	105%	110%	116%	118%	127%	154%	182%

	3+	0%	25%	71%	80%	95%	100%	105%	107%	115%	140%	165%	200%

Primarily meets expectations	3	0%	23%	64%	72%	86%	90%	95%	96%	104%	126%	149%	180%

	2+	0%	20%	57%	64%	76%	80%	84%	86%	92%	112%	132%	160%

	2	0%	18%	50%	56%	67%	70%	74%	75%	81%	98%	116%	140%

	1+	0%	15%	43%	48%	57%	60%	63%	64%	69%	84%	99%	120%

Opportunity for improvement	1	0%	13%	36%	40%	48%	50%	53%	54%	58%	70%	83%	100%

% of Plan		<30%	30%	80%	90%	95%	100%	105%	106%	110%	120%	130%	140%

In addition, based on the Compensation and Talent Committee’s (or, with respect to Mr. Wallace, the Outside Directors’) assessment of each NEO’s individual performance for calendar year 2022, NEOs were awarded bonus achievement percentages ranging from 95% to 120%.

 | 2023 Proxy Statement

Payouts

The following table presents each NEO’s target bonus (as a percentage of base salary and in dollars, based on actual salary paid during the calendar year 2022 (rather than fiscal year 2023)), as well as the bonus payout percentage generated by the 2022 Bonus Plan’s payout grid, based on our performance, the bonus achievement percentage multiplier assigned to the NEO and the actual bonus amount paid to the NEO.

Name	NEO’s FY 2022 Target Bonus Award Under Bonus Plan (as a Percentage of Base Salary)(1)	NEO’s Target Bonus Award Under Bonus Plan ($)	Payout Multiple Based on Company Performance (Operating Margin Dollars and Balanced Scorecard)	Bonus Achievement Percentage Assigned by Compensation and Talent Committee or the Outside Directors	Actual Bonus Payout Under 2022 Bonus Plan ($)(2)	Actual Bonus Payout Under 2022 Bonus Plan as a Percentage of Target Bonus

Richard Wallace	150%	1,500,000	118%	120%	2,124,000	142%

Bren Higgins	100%	618,461	118%	120%	875,741	142%

Ahmad Khan	100%	650,000	118%	120%	920,400	142%

Oreste Donzella	80%	394,108	118%	95%	441,795	112%

Brian Lorig	80%	408,404	118%	105%	506,012	124%

(1) The amounts in this column represent the applicable NEO’s target bonus (stated as a percentage of the executive officer’s base salary). Under the 2022 Bonus Plan, the actual salary paid during the calendar year multiplied by (a) the payout percentage determined by the 2022 Bonus Plan’s bonus payout grid based on the Company’s performance, and (b) the NEO’s bonus achievement percentage multiplier assigned by the Compensation and Talent Committee or, in the case of Mr. Wallace, the Outside Directors, generated the executive officer’s actual bonus payment amount.

(2) Actual bonus payouts are based on the actual salary paid to the NEO during calendar year 2022 rather than fiscal year 2023.

Our NEO’s target bonus opportunities are determined by our Compensation and Talent Committee (or, in the case of Mr. Wallace, by our Outside Directors) by considering each NEO’s performance, role and responsibilities at our Company. The target bonus as a percentage of base salary for each of our NEOs for calendar year 2023 was not changed from calendar year 2022, except for Messrs. Donzella and Lorig whose target bonus opportunities increased from 80% to 90% of base salary.

Long-Term Incentives

Our annual long-term incentives for our NEOs are awarded in the form of RSUs and PRSUs, typically once per year in late July or early August, coinciding with the beginning of our fiscal year.

Annual PRSU Awards

During fiscal year 2023, we granted each of our NEOs an annual award of PRSUs, which vests based on the attainment of specified Company performance goals and service-vesting requirements. The NEOs’ fiscal year 2023 PRSUs are earned based on the Company’s Relative Free Cash Flow Margin (as defined below). “Relative Free Cash Flow Margin” means our cumulative free cash flow (cash flow provided by operations, less capital expenditures), divided by cumulative revenues, relative to the cumulative free cash flow for our industry peer group companies for the three years ending June 30, 2025. A determination will be made after June 30, 2025, based on the Company’s percentile performance relative to its industry peer group, regarding the percentage of the fiscal year 2023 PRSUs that have been earned.

We believe that the Relative Free Cash Flow Margin metric is a key measure of our long-term performance and stockholder value creation. Our ability to generate cash from operations is essential to fund the expansive research and development efforts that are instrumental to our long-term success, as well as our efforts to return cash to stockholders. The relative nature of the metric ensures that our performance must compare favorably to our industry peer group companies for PRSUs to be earned. To the extent that we and/or one of our industry peer group companies completes a significant acquisition, the results of operations of the significant acquisition will be subtracted from our results and/or the results of our industry peer group company that completed the acquisition beginning in the first full quarter immediately following such acquisition, based on the results of the acquired company for the last four quarters of operations for which financial data is publicly available.

Any fiscal year 2023 PRSUs earned by an NEO will vest 50% after three years and 50% after four years from the date of grant, in each case, subject to continued service on each vesting date. Fiscal year 2023 PRSUs are granted with dividend equivalent

 | 2023 Proxy Statement

52  | Executive Compensation and Other Matters

rights which entitle the recipient to receive credits, payable in cash or additional shares of our Common Stock, equal to the cash dividends that would have been received on the shares of our Common Stock had the shares been issued and outstanding on the dividend record date. Dividend equivalents are only paid to the recipient upon vesting or settlement of the underlying award.

The following table highlights the possible payouts under the participating NEO’s fiscal year 2023 PRSUs at different levels of Company performance:

Level of Relative Free Cash Flow Margin Performance	PRSU Payout Details

Less than 30th percentile	No shares underlying the 2023 PRSU awards will become eligible to vest if our Relative Free Cash Flow Margin is below the 30th percentile

30th percentile (Threshold)	25% of the target number of shares underlying the 2023 PRSU awards will become eligible to vest if our Relative Free Cash Flow Margin is equal to the 30th percentile

55th percentile (Target)

   Target performance level will require strong performance relative to our industry peer group and is therefore considered challenging

   100% of the target number of shares underlying the 2023 PRSU awards will become eligible to vest if our Relative Free Cash Flow Margin is equal to the 55th percentile

75th percentile or above (Maximum)

   Maximum performance level will require significant performance relative to the Company’s industry peer group and is therefore considered very challenging

   150% of the target number of shares underlying the 2023 PRSU awards will become eligible to vest if our Relative Free Cash Flow Margin is equal to or greater than the 75th percentile

Payout will be linearly interpolated if actual results fall between the threshold and target, or the target and maximum measurement points above.

The following table sets forth the threshold, target and maximum shares achievable by our NEOs with respect to their annual PRSU awards for fiscal year 2023 (rounded down to the nearest whole PRSU):

Name	Type of Grant	Target Value ($)(1)	Threshold Shares (#)	Target Shares (#)	Maximum Shares (#)

Richard Wallace	Annual PRSU	8,100,000	6,036	24,146	36,219

Bren Higgins	Annual PRSU	2,000,000	1,490	5,962	8,943

Ahmad Khan	Annual PRSU	2,100,000	1,565	6,260	9,390

Oreste Donzella	Annual PRSU	850,000	633	2,534	3,801

Brian Lorig	Annual PRSU	1,000,000	745	2,981	4,471

(1) The number of shares underlying our fiscal year 2023 PRSUs was determined by dividing a dollar target by the 90-day average of our closing stock price ending on the Friday prior to approval of the awards. In fiscal year 2023, the 90-day average price was 16% lower than the price on the date of grant, which is the price used to determine the value of the award in the “Summary Compensation Table.”

Fiscal Year 2020 Annual PRSUs – Performance Criteria Satisfaction Determination

The fiscal year 2020 PRSUs were earned based on our Relative Free Cash Flow Margin attained over the three-year period ended June 30, 2022. In August 2022, the Compensation and Talent Committee and, in the case of Mr. Wallace, the Outside Directors, determined the extent to which the fiscal year 2020 annual PRSUs had been earned: a 150% payout at the 75th percentile of our industry peer group. The terms of the fiscal year 2020 annual PRSUs, including the target performance and payout level, actual results and vesting schedule, are summarized in the following table:

Terms of Fiscal Year 2020 Annual PRSUs	Threshold	Target Level	Actual Results	Maximum Level

Relative Free Cash Flow Margin performance	30th percentile	55th percentile	75th percentile	75th percentile

Payout level as a percentage of target shares

Vesting schedule	With respect to the earned fiscal year 2020 annual PRSUs, 50% vested in August 2022 and the remaining 50% vested in August 2023

 | 2023 Proxy Statement

The following table sets forth the threshold, target and maximum shares achievable by the NEOs, as well as the actual number of shares earned by them, with respect to the fiscal year 2020 PRSUs (rounded down to the nearest whole PRSU):

Name	Type of Grant	Threshold Shares (#)	Target Shares (#)	Maximum Shares (#)	Actual Shares Earned (#)

Richard Wallace	Annual PRSU	9,647	38,590	57,885	57,885

Bren Higgins	Annual PRSU	3,215	12,863	19,294	19,294

Ahmad Khan	Annual PRSU	3,751	15,007	22,510	22,510

Oreste Donzella	Annual PRSU	1,340	5,360	8,040	8,040

Brian Lorig	Annual PRSU	1,393	5,574	8,361	8,361

Annual RSU Awards

The Compensation and Talent Committee (or in the case of Mr. Wallace, the Outside Directors) also approved annual 2023 RSU grants to our NEOs. Each RSU award vests over four years, with 25% of the RSUs underlying the award vesting on each of the first four anniversaries of the applicable vesting commencement date, subject to continued service through the applicable vesting date. The size of the RSU and annual PRSU awards to NEOs are typically weighted equally, except in the case of Mr. Wallace, whose grants are weighted 60% annual PRSUs (at target levels) and 40% RSUs. Fiscal year RSUs are granted with dividend equivalent rights which entitle the recipient to receive credits, payable in cash or additional shares of our Common Stock, equal to the cash dividends that would have been received on the shares of our Common Stock had the shares been issued and outstanding on the dividend record date. Dividend equivalents are only paid to the recipient upon vesting or settlement of the underlying award.

The following table sets forth the RSU grants for each NEO in fiscal year 2023:

Name	Target Value ($)(1)	Shares (#)

Richard Wallace	5,400,000	16,097

Bren Higgins	2,000,000	5,961

Ahmad Khan	2,100,000	6,260

Oreste Donzella	850,000	2,533

Brian Lorig	1,000,000	2,980

(1) The number of shares underlying our fiscal year 2023 RSUs was determined by dividing a dollar target by the 90-day average of our closing stock price ending on the Friday prior to approval of the awards. In fiscal year 2023, the 90-day average price was 16% lower than the price on the date of grant, which is the price used to determine the value of the award in the “Summary Compensation Table.”

Complementary EPS–Based PRSU Awards

At our June 2022 Investor Day, we articulated an ambitious long-term growth plan for our business, including achieving non-GAAP EPS of $36.50 to $39.50 by the end of calendar year 2026 (reflecting +17% and +20% CAGRs off our FY2021 non-GAAP EPS of $21.15, respectively).(1)

In order to align our executive team around this aggressive goal, the Compensation and Talent Committee determined to provide each of our NEOs with EPS Awards. The EPS Awards are intended to provide our NEOs with a strong incentive to meet or exceed our long-term growth plan and requires sustained performance and service through the end of fiscal year 2026 to be fully achieved.

The EPS Awards were provided to complement our ongoing annual long-term incentives as the Compensation and Talent Committee sought to maintain the strong focus on our Relative Free Cash Flow metric applicable to our annual PRSUs, and to balance the risk of tying incentives to four-year absolute financial goals that require significant, sustained EPS growth in a highly cyclical industry. The Compensation and Talent Committee intends for the EPS Awards to be granted only in fiscal year 2023 in connection with our 2026 long-term plan. More broadly, the Compensation and Talent Committee only contemplates the provision of awards outside of our annual compensation programs in limited scenarios when warranted by extraordinary strategic, competitive, or individual contexts. The Compensation and Talent Committee has not granted any awards outside of our recurring annual long-term incentive programs for fiscal year 2024 and is not currently considering any additional future non-annual ongoing long-term incentive awards to our NEOs.

1. The reconciliation of long-term non-GAAP measures to the most directly comparable GAAP measures is not presented because of the inherent difficulty in predicting with a reasonable degree of certainty, the occurrence, financial impact and timing of items that would be expected to impact GAAP results but would not impact non-GAAP results, such as acquisition costs, restructuring costs and discrete taxable events without unreasonable efforts. These reconciling items could significantly impact, either individually or in the aggregate, the future GAAP measures.

 | 2023 Proxy Statement

54  | Executive Compensation and Other Matters

General. Each EPS Award is comprised of three tranches (each, a “Tranche”), with each Tranche covering approximately one-third of the total target number of PRSUs underlying the EPS Award. A number of PRSUs subject to each Tranche ranging from 0% to 250% of the target number of PRSUs subject to such Tranche will be eligible to vest based on (i) our EPS for each fiscal year during the performance period set forth below for such Tranche (each, a “performance period”) and (ii) the applicable NEO’s continued service with us or our affiliates through applicable service-vesting date(s) set forth below (each, a “Vesting Date”). Vested EPS Awards will be settled in shares of our Common Stock.

Tranche	Performance Period	Vesting Date

Tranche 1	July 1, 2022 – June 30, 2024	June 30, 2025

Tranche 2	July 1, 2022 – June 30, 2025	June 30, 2026

Tranche 3	July 1, 2022 – June 30, 2026	*

* Date following June 30, 2026 upon which the plan administrator determines satisfaction of the performance condition

The goals for the EPS Awards are outlined below. Significant non-GAAP EPS growth is required for any shares to vest, and goals were set to generally reflect achieving $36.50 - $39.50 non-GAAP EPS by calendar year 2026, reflecting ~73%-~87% non-GAAP EPS growth over a four-year period.

	EPS Goals						Performance Vesting Percentage (% of Target RSUs Subject to Applicable Tranche)*
	Tranche 1		Tranche 2		Tranche 3

	< $	40.10	< $	65.88	< $	95.74	0%

Minimum Level		$40.10		$65.88		95.74	50%

Target Level		$47.18		$77.50		$112.64	100%

Maximum Level		$56.62		$93.00		$135.17	250%

* In the event that the non-GAAP EPS achieved during the applicable Performance Period falls between the Minimum Level and the Target Level specified above and/or the Target Level and Maximum Level specified above, in any case, the Performance Vesting Percentage shall be determined using straight line linear interpolation as between the non-GAAP EPS Goals between which such non-GAAP EPS falls (in accordance with the table above).

Vesting. Up to 250% of the target number of PRSUs subject to each Tranche will be eligible to performance-vest based on our non-GAAP EPS during the applicable performance period compared to certain non-GAAP EPS goals set forth in the applicable award agreement, as described below.

Following the completion of each performance period, the Compensation and Talent Committee or the Outside Directors will confirm our non-GAAP EPS for the applicable performance period and the number of PRSUs that have become earned with respect to the performance period (such earned PRSUs, the “Performance-Vested PRSUs”). Any PRSUs that do not become Performance-Vested PRSUs will be cancelled and forfeited. The Performance-Vested PRSUs will become fully vested on the applicable Vesting Date set forth above, subject to the applicable NEO’s continued service through such date.

Awards. The following amounts represent the target number of PRSUs granted to the named executive officers:

Name	Target Value ($)	Target Number of PRSUs

Richard Wallace	7,500,000	18,872

Bren Higgins	5,000,000	12,581

Ahmad Khan	5,000,000	12,581

Oreste Donzella	2,000,000	5,032

Brian Lorig	2,000,000	5,032

 | 2023 Proxy Statement

EPS is a non-GAAP financial measure and is disclosed in our earnings releases each quarter. EPS excludes the following measures included in GAAP earnings per diluted share attributable to KLA: (i) acquisition-related charges; (ii) restructuring, severance and other charges; (iii) charges associated with redemption of debt; (iv) goodwill and intangible impairment; (v) income tax effects of non-GAAP adjustments; and (vi) discrete tax items (in each case, with such adjustments to occur in a manner materially consistent with our past practice or as a result of new laws and regulations). For purposes of calculating non-GAAP EPS, if the effective tax rate is more than (x) 1% greater than the assumed tax rate of 14% (the “Assumed Tax Rate”), then the effective tax rate used for purposes of such calculations shall equal 1% more than the Assumed Tax Rate, or (y) 1% less than the Assumed Tax Rate, then the effective tax rate used for purposes of such calculations shall equal 1% less than the Assumed Tax Rate.

Change of Control. If a “change of control” (as defined in our 2004 Equity Incentive Plan) occurs prior to June 30, 2026 and the applicable NEO remains in continued service until at least immediately prior to the change of control, then:

with respect to each Tranche subject to an ongoing performance period, a number of PRSUs subject to such Tranche will become Performance-Vested PRSUs based on our EPS through (and including) the last day of our fiscal quarter ending prior to the fiscal quarter in which the change of control is consummated (with each EPS goal for the applicable performance period pro-rated to reflect the portion of the performance period elapsed through the change of control), and any PRSUs that do not become Performance-Vested PRSUs will be forfeited; and

with respect to any Performance-Vested PRSUs (including any PRSUs that become Performance-Vested PRSUs) in connection with a “change of control” as described above, (a) if the EPS Award (or unvested portion thereof) is assumed, converted or replaced by the surviving entity (or its parent) in the change of control, such Performance-Vested PRSUs (as so assumed, converted or replaced, the “Assumed PRSU”) will remain outstanding following the change of control and be eligible to vest on the applicable Vesting Date(s), subject to the applicable NEO’s continued service through such date(s); or (b) if the EPS Award (or unvested portion thereof) is not so assumed, converted or replaced, such Performance-Vested PRSUs will vest in full immediately prior to the change of control.

Termination of Service. Except as described below, upon termination of the applicable NEO’s service for any reason, any then-unvested PRSUs (including any Performance-Vested PRSUs that have not fully vested) will be cancelled and forfeited as of the date of such termination.

If an executive’s service terminates following a change of control and the EPS Award (or any portion thereof) was assumed, converted or replaced by the surviving entity (or its parent) in the change of control, any then-unvested Assumed PRSUs will be subject to the terms and conditions (including any applicable accelerated vesting provisions) contained in any applicable severance plan or policy in which the executive participates as of the date of such termination.

Dividend Equivalents. Each EPS Award entitles the NEO to receive dividend equivalents with respect to the payment of cash dividends on shares of our Common Stock having a record date on or after the grant date of the EPS Award, but before the date on which the PRSUs are settled or forfeited. The dividend equivalents will be credited in the form of cash credits, equal to the amount of cash dividends payable on the applicable date with respect to the number of shares then represented by the PRSUs, and the additional cash credits shall be subject to the same terms and conditions as the underlying EPS Award, including all applicable vesting conditions, such that no dividend equivalents shall be paid to an NEO unless and until the NEO has fully satisfied all applicable vesting conditions of the underlying EPS Award.

Employee Benefits and Perquisites

Perquisites and Other Compensation

We make only nominal use of perquisites in compensating our domestic executive officers, including our NEOs, except in the case of Mr. Donzella who received expatriate benefits upon agreeing to relocate from the United States to the United Kingdom to run our Electronics, Packaging and Components business. Mr. Lorig also received an award in fiscal year 2023 under our internal rewards program which allows recipients to redeem goods for rewards points received. All of our domestic executive officers, including our NEOs, are entitled to receive Company-provided professional financial services. These services include tax planning, preparation and filing, as well as financial and estate planning services, up to a maximum cost of $20,000 per calendar year, and are provided in order to allow our executive officers to devote their fullest attention to our business and to help ensure that their tax returns comply with IRS requirements.

In addition, our domestic executive officers, including our NEOs, are eligible to participate in our 401(k) plan (including a Company matching contribution on employee 401(k) plan contributions), employee stock purchase plan and the other

 | 2023 Proxy Statement

56  | Executive Compensation and Other Matters

employee benefit plans (including the Executive Retiree Medical Benefits (as defined and described below)) sponsored by us on the same terms and conditions that are generally available to other eligible employees.

Other than the benefits described above, we did not provide any other perquisites to our NEOs in fiscal year 2023.

Severance Benefits and Change of Control Agreements

We currently maintain two executive severance plans that provide certain compensation and benefits to our employees, including certain of our NEOs, if a participant’s employment with the Company terminates under certain specified circumstances: (i) our Amended and Restated Executive Severance Plan, adopted in 2006 (the “Original Severance Plan”), and (ii) our Amended and Restated 2010 Executive Severance Plan (the “2010 Severance Plan” and, together with the Original Severance Plan, the “Severance Plans”).

During fiscal year 2023, Mr. Wallace was a participant under the Original Severance Plan, and Messrs. Higgins, Khan, Lorig and Donzella were participants under the 2010 Severance Plan.

These severance benefits and arrangements are described below in more detail under the title “Potential Payments upon Termination or Change in Control.”

We believe the Original Severance Plan and the 2010 Severance Plan are important for the long-term retention of our senior executives and enhance their commitment to the attainment of our strategic objectives. These severance benefits allow the participating executives to continue to focus their attention on our business operations and strategic plans without undue concern over their own financial situation during periods when substantial disruptions and distractions might otherwise prevail. We believe that these severance benefits are fair and reasonable in light of the level of dedication and commitment the participating executive officers have rendered the Company, the contribution they have made to our growth and financial success, and the value we expect to receive from retaining their services, including during challenging transition periods in connection with a change of control.

Deferred Compensation

We maintain an Executive Deferred Savings Plan, a nonqualified deferred compensation plan, which enables eligible employees, including our NEOs, and directors to defer all or a portion of certain components of their compensation, with no Company match. For further information, please see the section of this Proxy Statement entitled “Nonqualified Deferred Compensation.” We do not provide any pension benefits or any other retirement benefits to our NEOs, other than the 401(k) plan generally available to employees and the Executive Retiree Medical Benefits, described below.

Executive Retiree Medical Program

We have established a retiree medical program to offer continued health benefits to certain current domestic senior executive officers (including certain of our NEOs). To be eligible, an executive must be at least 55 years old with 10 years of service with the Company and must be in good standing with us at the time of retirement. Eligible executives are entitled to participate until age 65 and must pay the full cost of the premium. Participation in this program is limited to the Company’s executive officers who were subject to Section 16(a) reporting as of February 2011. The benefits described above shall be referred to herein as the “Executive Retiree Medical Benefits.” As of June 30, 2023, the only NEO eligible to participate in this program was Mr. Wallace.

Stock Ownership Guidelines; Policy Regarding Hedging

There are stock ownership guidelines applicable to our executive officers (including our NEOs) and Outside Directors. Under those guidelines, our executives are expected to own KLA Common Stock having a minimum value, denominated as a multiple of their annual base salaries, as follows:

Title	Shares

Chief Executive Officer	Value of at least four times annual base salary

Executive Vice President/Senior Vice President	Value of at least two times annual base salary

Unearned PRSUs do not count for purposes of measuring compliance with the ownership guidelines. The value of outstanding RSUs and PRSUs for which the performance-based vesting criteria (if any) have been achieved but for which the service-based vesting criteria have not yet been satisfied is included in measuring compliance. Each executive officer, once he or she has served in a position listed above for at least four years, is expected to comply with these guidelines. With respect to our NEOs, the Compensation and Talent Committee conducts an annual review to assess compliance with the guidelines.

 | 2023 Proxy Statement

The table below sets forth as of June 30, 2023 our NEOs’ compliance with our stock ownership guidelines. Value is based on the closing price of our Common Stock on June 30, 2023 ($485.02) and the ratio is based on the annual salary rate approved during fiscal year 2023.

Name	Total Shares (#)(1)	Value ($)	Ratio

Richard Wallace	145,449.392	70,545,864	70.5x

Bren Higgins	49,659.392	24,085,798	37.1x

Ahmad Khan	55,063.392	26,706,846	41.1x

Oreste Donzella	24,444.392	11,856,019	24.7x

Brian Lorig	23,297.392	11,299,701	22.6x

(1) Consists of: (i) shares owned, including for Mr. Wallace, shares held by the Wallace Living Trust u/a/d dated 3/27/01, as amended; (ii) RSUs; and (iii) PRSUs for which the performance conditions have been satisfied.

Under our Policy on Insider Trading and Unauthorized Disclosures, our directors and employees (including our NEOs) are not permitted to engage in short sales of our securities or any hedging or derivative securities transactions relating to our securities.

Tax Considerations

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) disallows an income tax deduction to publicly traded companies for compensation paid to “covered employees,” which generally includes NEOs, for compensation that exceeds $1.0 million per officer in any taxable year.

The Compensation and Talent Committee believes that the potential deductibility of the compensation payable under our executive compensation program should be only one of the relevant factors taken into consideration when establishing the program, and not the sole or primary factor. We expect that the vast majority of the compensation we provide to NEOs will not be deductible under Section 162(m).

Clawback Policy

We maintain a clawback policy, which is set forth in the Compensation and Talent Committee’s charter. This policy provides that in the event of a significant restatement of financial results resulting from fraud, misconduct, material non-compliance or material errors, the Compensation and Talent Committee may direct that the Company recover all or a portion of performance-based compensation, including bonuses and long-term incentive awards, made to executive officers during the restatement period. This direction may be made by the Compensation and Talent Committee in its sole discretion, as long as the Compensation and Talent Committee is acting in good faith and in compliance with applicable laws. The policy states that the amount to be recovered from an executive officer will be the amount by which the performance-based compensation exceeded the amount that would have been payable to the executive officer had the financial statements been initially filed as restated. However, the Compensation and Talent Committee has the discretion to direct the Company to recover any different amount (including the entire award) that the Compensation and Talent Committee may determine. In addition, the Compensation and Talent Committee may, in its discretion, recover different amounts from different executive officers on any basis as the Compensation and Talent Committee deems appropriate and, to the extent it determines to seek any such recovery, has full discretion regarding the form of such recovery. More information regarding this policy is contained in the Compensation and Talent Committee’s charter, which is available on our Investor Relations website at http://ir.KLA.com.

In addition, in light of rules recently issued by the SEC regarding clawback policies, we expect to adopt a new clawback policy in 2023 following the effectiveness of NASDAQ’s clawback listing standards.

 | 2023 Proxy Statement

58  | Compensation and Talent Committee Report

Compensation and Talent Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that KLA specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation and Talent Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on that review and its discussions, the Compensation and Talent Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

MEMBERS OF THE COMPENSATION AND TALENT COMMITTEE

Gary Moore, Chairman

Robert Calderoni

Jeneanne Hanley

Michael McMullen

Victor Peng

 | 2023 Proxy Statement

Executive Compensation     Tables

SUMMARY COMPENSATION TABLE

The following table sets forth certain summary information concerning the compensation earned for services rendered in all capacities to the Company and its subsidiaries by our NEOs for the following fiscal years.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(1)(3)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)

Richard Wallace President & Chief Executive Officer	2023	1,000,000	—	23,492,301	(5)	2,124,000	28,058	26,644,359
	2022	997,115	—	15,296,189		2,953,846	1,321,475	20,568,625
	2021	975,000	—	9,338,877		2,895,750	500,761	13,710,388

Bren Higgins Executive Vice President & Chief Financial Officer	2023	643,462	—	9,737,890	(5)	875,741	27,660	11,284,483
	2022	594,231	—	4,305,358		1,138,462	432,587	6,470,638
	2021	550,000	—	3,295,919		1,089,000	227,149	5,162,068

Ahmad Khan President, Semiconductor Process Control	2023	650,000	—	9,975,137	(5)	920,400	26,853	11,572,390
	2022	641,346	—	4,758,814		1,207,692	458,034	7,065,886
	2021	575,000	—	3,845,408		1,138,500	199,056	5,757,964

Oreste Donzella Executive Vice President, Electronics, Packaging & Components	2023	477,385	—	4,013,343	(5)	441,795	965,126	5,897,649
	2022	457,692	4,942	1,699,577		716,308	782,595	3,661,114
	2021	435,385	—	1,538,123		603,139	103,405	2,680,052

Brian Lorig Executive Vice President, Global Support and Services	2023	496,731	—	4,368,618	(5)	506,012	10,578	5,381,939
	2022	472,115	—	1,812,764		735,385	185,684	3,205,948
	2021	444,231	—	1,647,857		608,723	68,449	2,769,260

(1) The amounts shown in column (c) for fiscal year 2023 include amounts deferred by each of our NEOs, including under our 401(k) plan, a tax-qualified deferred compensation plan under Section 401(k) of the Internal Revenue Code, and under our EDSP, a nonqualified deferred compensation program available to the executive officers and certain other employees.

(2) The amounts shown in column (d) for fiscal year 2023 represent the aggregate grant date fair value of all RSUs and PRSUs awarded to the particular NEO. For further discussion regarding the assumptions used in calculating the grant date fair value for equity awards, please refer to Note 1 to the Company’s consolidated financial statements in Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023, filed with the SEC on August 4, 2023.

With respect to RSUs (i.e., awards issued with only service-based vesting criteria and no performance-based vesting criteria), the grant date fair value of each such RSU has been computed in accordance with the provisions of FASB Accounting Standards Codification Topic 718, referred to in this Proxy Statement as ASC 718. The ASC 718 grant date fair value of each RSU award was calculated based on the closing fair market value of our Common Stock on the applicable grant date.

With respect to PRSUs (i.e., awards issued with both service-based and performance-based vesting criteria including EPS Awards), the grant date fair value of each such award has been computed in accordance with ASC 718 based on the probable outcome (determined as of the grant date) of the performance-based conditions applicable to the awards, which is target level performance, and the closing fair market value of our Common Stock on the grant date.

(3) The amounts shown in column (f) for fiscal year 2023 reflect the payments earned by each NEO under our 2022 Bonus Plan which amounts were paid in 2023. The 2022 Bonus Plan covered, and the payments set forth in this column were earned during, calendar year 2022. The NEOs currently participate in our 2023 Bonus Plan, under which they are eligible to earn cash incentive compensation with respect to calendar year 2023. Amounts payable under our 2023 Bonus Plan will not be determinable until the conclusion of calendar year 2023 and, accordingly, will be disclosed in our Proxy Statement for fiscal year 2024.

 | 2023 Proxy Statement

60  | Executive Compensation Tables

(4) The amounts presented in column (g) consist of the following for fiscal year ended June 30, 2023:

Name	Company Matching Contribution to 401(k) Plan ($)	Company-Paid Financial Plan- ning and Tax Preparation Costs ($)	Term Life Insurance Premium ($)	Expatriate Payments ($)	Total ($)

Richard Wallace	9,600	16,910	1,548	—	28,058

Bren Higgins	9,750	16,910	1,000	—	27,660

Ahmad Khan	8,937	16,910	1,006	—	26,853

Oreste Donzella	9,283	16,910	—	938,933	965,126

Brian Lorig	9,807	—	771	—	10,578

(a) Represents dividend equivalent rights paid in respect of PRSUs and RSUs during fiscal year 2023. These dividend equivalent rights entitle the recipient to receive credits, payable in cash or additional shares of our Common Stock, in an amount equal to the cash dividends that would have been received on the shares of our Common Stock underlying the PRSUs and RSUs, had the shares been issued and outstanding on the dividend record date. Dividend equivalents are only paid to the recipient upon vesting or settlement of the underlying award (including satisfaction of any performance-vesting criteria associated with PRSUs).

(5) A portion of this amount reflects the estimated fair value of annual PRSUs granted to our NEOs based on the probable outcome (determined as of the grant date) of the performance-based conditions applicable to the awards, which is target level performance and the closing fair market value of our Common Stock on the grant date. The number of shares issuable under the fiscal year 2023 annual PRSUs will be determined by the Company’s Relative Free Cash Flow Margin over the three-year period ending June 30, 2025, relative to our industry peer group. The fiscal year 2023 annual PRSUs are structured so that 100% of the target number of shares underlying the award will be earned upon achievement by KLA of a target Relative Free Cash Flow Margin performance among this peer group (the 55th percentile), and up to 150% of that target number of shares could be earned for performance at or above the 75th percentile. Because the Company’s relative performance over the three-year performance period was undeterminable as of the grant date of the annual PRSUs, the probable outcome of the performance-based conditions applicable to the awards as of the grant date, for purposes of the calculations set forth in this table, has been determined to be equal to 100% of the target number of shares underlying the applicable award. Accordingly, the amounts included in the table above attributable to annual PRSUs granted during fiscal year 2023 are as follows: (a) for Mr. Wallace, $9,595,620; (b) for Mr. Higgins, $2,369,299; (c) for Mr. Khan, $2,487,724; (d) for Mr. Donzella, $1,007,012; and (e) for Mr. Lorig, $1,184,649. The grant date fair value of the fiscal year 2022 annual PRSUs, if earned at their maximum, would be as follows: (a) for Mr. Wallace, $14,393,430; (b) for Mr. Higgins, $3,553,949; (c) for Mr. Khan, $3,731,586; (d) for Mr. Donzella, $1,510,518; and (e) for Mr. Lorig, $1,776,974. The Company’s achievement of the performance-based conditions applicable to the fiscal year 2023 annual PRSUs (and therefore the number of shares issuable under the fiscal year 2023 annual PRSUs) will be determined by the Compensation and Talent Committee (and, with respect to Mr. Wallace, the Outside Directors) following the completion of fiscal year 2025.

A portion of this amount also reflects the estimated fair value of EPS Awards granted to our NEOs during fiscal year 2023 based on the probable outcome (determined as of the grant date) of the performance-based conditions applicable to the EPS Awards, which is target level performance and the closing fair market value of our Common Stock on the grant date. The number of shares issuable under the EPS Awards will be determined based on our non-GAAP EPS attained for each fiscal year during the applicable performance periods. Because our EPS in fiscal years 2023 through 2026 was undeterminable as of the grant date of the EPS Awards, the probable outcome of the performance-based conditions applicable to the awards as of the date of grant, for purposes of the calculations set forth in this table, has been determined to be equal to 100% of the target number of shares underlying the applicable award. Accordingly, the amounts included in the above table attributable to the EPS Awards granted during fiscal year 2023 are as follows: (a) for Mr. Wallace, $7,499,733; (b) for Mr. Higgins, $4,999,689; (c) for Mr. Khan, $4,999,689; (d) for Mr. Donzella, $1,999,717; and (e) for Mr. Lorig, $1,999,717. The grant date fair value of the EPS Awards if earned at their maximum would be as follows: (a) for Mr. Wallace, $18,749,333; (b) for Mr. Higgins, $12,499,223; (c) for Mr. Khan, $12,499,223; (d) for Mr. Donzella, $4,999,293; and (e) for Mr. Lorig, $4,999,293.

 | 2023 Proxy Statement

The amounts in the Summary Compensation Table do not include earnings or losses in the NEO’s EDSP accounts. Of the NEOs, Messrs. Wallace, Higgins, Khan and Donzella participated in our EDSP during fiscal years 2023, 2022 or 2021. No portion of the applicable NEO’s investment earnings (or losses, as applicable) during fiscal years 2023, 2022 or 2021 on his nonqualified deferred compensation account under the EDSP was “above market” or “preferential.” Each participating NEO’s earnings (or losses, as applicable) corresponded to the actual market earnings (or losses, as applicable) on a select group of investment funds utilized to track the notional investment return on the officer’s account balance for the applicable fiscal year. The investment earnings (or losses, as applicable) under the EDSP for the NEOs who participated in such plan during the fiscal years 2023, 2022 and 2021 were as follows:

Name	Year	Earnings on NEO’s EDSP Account ($)

	2023	377,714

Richard Wallace	2022	(830,958)

	2021	1,033,844

	2023	66,181

Bren Higgins	2022	(51,988)

	2021	—

	2023	42,301

Ahmad Khan	2022	(27,702)

	2021	21,647

	2023	277,960

Oreste Donzella	2022	(269,295)

	2021	—

	2023	176,522

Brian Lorig	2022	(382,518)

	2021	—

 | 2023 Proxy Statement

62  | Executive Compensation Tables

GRANTS OF PLAN-BASED AWARDS

The following table provides certain summary information concerning each grant of plan-based awards made to a NEO during the fiscal year ended June 30, 2023. No stock options or stock appreciation rights were granted to any of the NEOs during the fiscal year ended June 30, 2023.

			Potential Payouts Under Non-Equity Plan Awards(1)			Potential Future Payouts Under Equity Incentive Plan Awards
Name and Principal Position	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(2)	Target (#)(3)	Maximum (#)(4)	All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Equity Awards ($)(5)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Richard Wallace President & Chief Executive Officer	8/4/2022		231,156	1,778,125	3,556,250
	8/4/2022	(6)							16,097	6,396,948
	8/4/2022	(7)				6,036	24,146	36,219	—	9,595,620
	8/4/2022	(8)				9,436	18,872	47,180	—	7,499,733

Bren Higgins Executive Vice President & Chief Financial Officer	8/4/2022		87,750	675,000	1,350,000
	8/4/2022	(6)							5,961	2,368,901
	8/4/2022	(7)				1,490	5,962	8,943	—	2,369,299
	8/4/2022	(8)				6,290	12,581	31,452	—	4,999,689

Ahmad Khan President, Semiconductor Process Control	8/4/2022		91,000	700,000	1,400,000
	8/4/2022	(6)							6,260	2,487,724
	8/4/2022	(7)				1,565	6,260	9,390	—	2,487,724
	8/4/2022	(8)				6,290	12,581	31,452	—	4,999,689

Oreste Donzella Executive Vice President, Electronics, Packaging & Components	8/4/2022		52,000	400,000	800,000
	8/4/2022	(6)							2,533	1,006,614
	8/4/2022	(7)				633	2,534	3,801	—	1,007,012
	8/4/2022	(8)				2,516	5,032	12,580	—	1,999,717

Brian Lorig Executive Vice President, Global Support & Services	8/4/2022		53,950	415,000	830,000
	8/4/2022	(6)							2,980	1,184,252
	8/4/2022	(7)				745	2,981	4,471	—	1,184,649
	8/4/2022	(8)				2,516	5,032	12,580	—	1,999,717

(1) The amounts set forth in the table as “Potential Payouts Under Non-Equity Incentive Plan Awards” reflect the potential cash payouts (threshold, target and maximum) that could be earned under our calendar year 2022 and 2023 Bonus Plans. Because the NEOs participated in the calendar year 2022 Bonus Plan during the first half of fiscal year 2023 and the 2023 Bonus Plan during the second half of fiscal year 2023, the amounts under “Potential Payouts under Non-Equity Plan Awards” is apportioned 50% to the potential payouts under the calendar year 2022 Bonus Plan and 50% to the potential payouts under the calendar year 2023 Bonus Plan based on the salary rates and target bonus percentages approved for the NEO during fiscal year 2023 for the 2022 Bonus Plan and fiscal year 2024 for the 2023 Bonus Plan.

(2) The number of shares reported in column (f) reflects the threshold number of shares that can potentially be earned under the fiscal year 2023 annual PRSUs (i.e., 25% of the target shares subject to those awards) and the EPS Awards (i.e., 50% of the target number of shares subject to those awards).

(3) The number of shares reported in column (g) reflects the target number of shares that can potentially be earned under the fiscal year 2023 annual PRSUs and the EPS Awards (i.e., 100% of the target number of shares subject to those awards).

(4) The number of shares reported in column (h) reflects the maximum number of shares that can potentially be earned under the fiscal year 2023 annual PRSUs (i.e., 150% of the target number of shares subject to those awards) and the EPS Awards (i.e., 250% of the target number of shares subject to those awards).

(5) The dollar value reported in column (j) represents the grant date fair value of the applicable RSU or PRSU. With respect to RSUs, the grant date fair value of each such RSU has been computed in accordance with ASC 718. The ASC 718 grant date fair value of each RSU award was calculated based on the closing sale price of our Common Stock on the grant date. With respect to PRSUs, the grant date fair value of the award has been computed in accordance with ASC 718 based on the probable outcome (determined as of the grant date) of the performance-based conditions applicable to the award and the closing sale price of our Common Stock on the grant date. Because the annual PRSUs granted during fiscal year 2023 were structured so that they would be fully earned upon achievement by KLA of its target level of three-year Relative Free Cash Flow Margin performance over the three-year period ending June 30, 2025 (a target that was considered difficult to achieve at the time of grant), the probable outcome of the performance-based conditions applicable to the awards as of the grant date, for purposes of the calculations set forth in this table, has been determined to be equal to the target number of shares potentially issuable under the applicable award.

 | 2023 Proxy Statement

Because the EPS Awards granted during fiscal year 2023 were structured so that they would be fully earned upon achievement by KLA of its target EPS over the performance periods ending June 30, 2024-2026 (a target that was considered difficult to achieve at the time of grant), the probable outcome of the performance-based conditions applicable to the EPS Awards as of the date of grant, for purposes of the calculations set forth in this table, has been determined to be equal to the target number of shares potentially issuable under the applicable award.

(6) Reflects an award of RSUs that only has a service-vesting component tied to continued service beyond fiscal year 2023. Twenty-five percent (25%) of the shares subject to the award will vest on the one-year anniversary of the grant date, and an additional twenty-five percent (25%) of the shares subject to the award will vest on each of the second, third and fourth anniversaries of the grant date, provided the NEO continues in our service through the applicable vesting date. The underlying shares may also vest on an accelerated basis in the event the NEO’s employment terminates under certain circumstances, as described in the section of this Proxy Statement entitled “Potential Payments Upon Termination or Change of Control.”

(7) Reflects an award of annual PRSUs that have both a performance-vesting component tied to the Company’s three-year Relative Free Cash Flow Margin over the three-year period ending June 30, 2025, and a service-vesting component tied to continued service. The achievement of the performance-vesting component of the annual PRSUs (i.e., the number of shares that will be issuable to the NEO under his or her PRSU if he or she satisfies the applicable service-vesting requirements) will be determined following June 30, 2025. Fifty percent (50%) of the earned shares will vest on the three-year anniversary of the grant date (or on the date that such shares are determined to have been earned, if that date is later than the three-year anniversary of the grant date) and the remaining fifty percent (50%) will vest on the fourth anniversary of the date of grant, provided the NEO continues in our service through the applicable vesting date. The underlying shares may also vest on an accelerated basis in the event the NEO’s employment terminates under certain circumstances, as described in the section of this Proxy Statement entitled “Potential Payments Upon Termination or Change of Control.”

(8) Reflects the EPS Awards that have both a performance-vesting component tied to the Company’s EPS during the performance periods ending June 30, 2024-2026, and a service-vesting component tied to continued service. The achievement of the performance-vesting component of the EPS Awards (i.e., the number of shares that will be issuable to the NEO under his or her EPS Award if he or she satisfies the applicable service-vesting requirements) will be determined following June 30, 2024 for Tranche 1, June 30, 2025 for Tranche 2 and June 30, 2026 for Tranche 3 of the EPS Awards. Each Tranche can vest from 0% to 250% of the target number of shares in each Tranche. The underlying shares may also vest on an accelerated basis in the event the NEO’s employment terminates under certain circumstances, as described in the section of this Proxy Statement entitled “Potential Payments Upon Termination or Change of Control.”

 | 2023 Proxy Statement

64  | Executive Compensation Tables

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table provides certain summary information concerning outstanding equity awards held by the NEOs as of June 30, 2023.

		Stock Awards
Name and Principal Position	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested (#)		Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(1)

Richard Wallace President and Chief Executive Officer	4/11/2019	34,076	(2)	16,527,542
	8/1/2019	35,374	(3)	17,157,098
	8/6/2020	9,174	(3)	4,449,573
	8/6/2020				41,284	(4)	20,023,566
	8/5/2021	12,973	(3)	6,292,164
	8/5/2021				38,920	(5)	18,876,978
	8/4/2022	16,097	(3)	7,807,367
	8/4/2022				36,219	(6)	17,566,939
	8/4/2022				47,180	(7)	22,883,243

Bren Higgins Executive Vice President & Chief Financial Officer	3/20/2019	13,813	(2)	6,699,581
	8/1/2019	12,861	(3)	6,237,842
	8/6/2020	4,046	(3)	1,962,391
	8/6/2020				12,142	(4)	5,889,113
	8/5/2021	4,564	(3)	2,213,631
	8/5/2021				9,129	(5)	4,427,748
	8/4/2022	5,961	(3)	2,891,204
	8/4/2022				8,943	(6)	4,337,534
	8/4/2022				31,452	(7)	15,254,849

Ahmad Khan President, Semiconductor Process Control	3/20/2019	15,195	(2)	7,369,879
	8/1/2019	15,005	(3)	7,277,725
	8/6/2020	4,722	(3)	2,290,264
	8/6/2020				14,166	(4)	6,870,793
	8/5/2021	5,045	(3)	2,446,926
	8/5/2021				10,090	(5)	4,893,852
	8/4/2022	6,260	(3)	3,036,225
	8/4/2022				9,390	(6)	4,554,338
	8/4/2022				31,452	(7)	15,254,849

Oreste Donzella Executive Vice President, Electronics, Packaging & Components	3/20/2019	6,906	(2)	3,349,548
	8/1/2019	5,360	(3)	2,599,707
	8/6/2020	1,888	(3)	915,718
	8/6/2020				5,667	(4)	2,748,608
	8/5/2021	1,801	(3)	873,521
	8/5/2021				3,604	(5)	1,748,012
	8/4/2022	2,533	(3)	1,228,556
	8/4/2022				3,801	(6)	1,843,561
	8/4/2022				12,580	(7)	6,101,552

 | 2023 Proxy Statement

		Stock Awards
Name and Principal Position	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested (#)		Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(1)

Brian Lorig Executive Vice President, Global Support & Services	3/20/2019	6,630	(2)	3,215,683
	8/1/2019	5,574	(3)	2,703,501
	8/6/2020	2,023	(3)	981,195
	8/6/2020				6,070	(4)	2,944,071
	8/5/2021	1,921	(3)	931,723
	8/5/2021				3,844	(5)	1,864,417
	8/4/2022	2,980	(3)	1,445,360
	8/4/2022				4,471	(6)	2,168,524
	8/4/2022				12,580	(7)	6,101,552

(1) Calculated based on the $485.02 closing price per share of our Common Stock on June 30, 2023.

(2) Represents the number of unvested awards of our Common Stock that could be earned under PRSU awards that were granted to the applicable NEO in 2019. The performance conditions under the these awards have been satisfied in full. The remaining shares subject to these awards will vest on March 20, 2024 (or April 11, 2024 in the case of Mr. Wallace) provided the NEO continues in our employ through the applicable vesting date; provided that the underlying shares may also vest on an accelerated basis in the event the NEO’s employment terminates under certain circumstances, as described in the section of this Proxy Statement entitled “Potential Payments Upon Termination or Change of Control.”

(3) Reflects an award of RSUs that only has a service-vesting component tied to continued service beyond fiscal year 2023. These RSU awards vest as to 25% of the underlying shares annually on each anniversary of the date of grant. The underlying shares may vest on an accelerated basis in the event the NEO’s employment terminates under certain circumstances as described in the section of the Proxy Statement entitled “Potential Payments Upon Termination of Change of Control.”

(4) Represents the maximum number of shares of our Common Stock that could be earned under PRSUs that were granted to the applicable NEO in August 2020. The achievement of the performance-vesting component of these PRSUs was determined following the completion of fiscal year 2023 based on the Company’s three-year Relative Free Cash Flow Margin over fiscal years 2021, 2022 and 2023 relative to our industry peer group. Fifty percent (50%) of the earned shares vested on the three-year anniversary of the grant date, and the remaining fifty percent (50%) will vest on the four-year anniversary of the grant date, provided the NEO continues in our employ through the applicable vesting date. The underlying shares may also vest on an accelerated basis in the event the NEO’s employment terminates under certain circumstances, as described in the section of this Proxy Statement entitled “Potential Payments Upon Termination or Change of Control.”

(5) Represents the maximum number of shares of our Common Stock that could be earned under PRSUs that were granted to the applicable NEO in August 2021. The achievement of the performance-vesting component of these PRSUs will be determined following the completion of fiscal year 2024 based on the Company’s three-year Relative Free Cash Flow Margin over fiscal years 2022, 2023 and 2024 relative to our industry peer group. Fifty percent (50%) of the earned shares will vest on the three-year anniversary of the grant date, and the remaining fifty percent (50%) will vest on the four-year anniversary of the grant date, provided the NEO continues in our employ through the applicable vesting date. The underlying shares may also vest on an accelerated basis in the event the NEO’s employment terminates under certain circumstances, as described in the section of this Proxy Statement entitled “Potential Payments Upon Termination or Change of Control.”

(6) Represents the maximum number of shares of our Common Stock that could be earned under annual PRSUs that were granted to the applicable NEO in August 2022. The achievement of the performance-vesting component of these PRSUs will be determined following the completion of fiscal year 2025 based on the Company’s three-year Relative Free Cash Flow Margin over fiscal years 2023, 2024 and 2025 relative to our industry peer group. Fifty percent (50%) of the earned shares will vest on the three-year anniversary of the grant date, and the remaining fifty percent (50%) will vest on the four-year anniversary of the grant date, provided the NEO continues in our employ through the applicable vesting date. The underlying shares may also vest on an accelerated basis in the event the NEO’s employment terminates under certain circumstances, as described in the section of this Proxy Statement entitled “Potential Payments Upon Termination or Change of Control.”

(7) Represents the maximum number of shares of our Common Stock that could be earned under EPS Awards that were granted to the applicable NEO in August 2022. The achievement of the performance-vesting component of these EPS Awards will be determined following the completion of fiscal years 2024, 2025 and 2026 based on the Company’s non-GAAP EPS achieved during the applicable performance period. The underlying shares may vest on an accelerated basis in the event the NEO’s employment terminates under certain circumstances as described in the section of the Proxy Statement entitled “Potential Payments Upon Termination of Change of Control.”

 | 2023 Proxy Statement

66  | Executive Compensation Tables

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information with respect to shares of our Common Stock subject to RSUs or PRSUs held by the NEOs that vested during the fiscal year ended June 30, 2023. No stock appreciation rights or stock options were exercised by the NEOs during the fiscal year ended June 30, 2023.

	Stock Awards
Name and Principal Position	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

Richard Wallace President & Chief Executive Officer	120,349	46,419,281

Bren Higgins Executive Vice President & Chief Financial Officer	40,797	15,910,433

Ahmad Khan President, Semiconductor Process Control	45,879	17,897,004

Oreste Donzella Executive Vice President, Electronics, Packaging & Components	19,099	7,442,314

Brian Lorig Executive Vice President, Global Support & Services	18,932	7,380,323

(1) Our 2004 Equity Incentive Plan allows us to withhold shares issuable upon a vesting event to pay for the applicable withholding tax with respect to such vesting event. The gross number of shares acquired on vesting, which is set forth in the table above, was reduced by the withheld shares, and the net remaining shares were issued to each NEO. The following reflects the net number of shares that were issued to each NEO, after giving effect to such withholding, during the fiscal year ended June 30, 2023: Mr. Wallace, 60,676 shares; Mr. Higgins, 20,620 shares; Mr. Khan, 23,301 shares; Mr. Donzella, 9,027 shares; and Mr. Lorig, 9,738 shares.

(2) Based on the closing market price of the vested shares on the vesting date (or, if the vesting date occurred on a day on which the NASDAQ Stock Market was closed for trading, the closing market price of our Common Stock on the last trading day immediately prior to the vesting date). Does not include dividend equivalent rights on the vested shares.

NONQUALIFIED DEFERRED COMPENSATION

We have established the EDSP in order to provide our executive officers and other key employees with the opportunity to defer all or a portion of their cash compensation each year. Pursuant to the EDSP, each participant can elect to defer between 5% to 100% of his or her salary, commissions and bonuses for the fiscal year. The deferred amount is credited to an account maintained in his or her name on our books. The portion of the account attributable to the participant’s deferral is fully vested at all times but is not matched with any Company funds. The account is periodically adjusted to reflect earnings (or losses) based on the participant’s investment elections among a select group of investment funds utilized to track the notional investment return on the account balance. As of June 30, 2023, there were a total of 18 investment funds available for selection under the EDSP, and the participant may periodically change his or her investment elections. The participant may elect to receive his or her vested account balance upon termination of employment or at an earlier designated date. The distribution may, at the participant’s election, be made in a lump sum or in quarterly installments over a period ranging from five years to fifteen years, depending on the circumstances triggering the distribution event. A participant can receive an early distribution of a portion of his or her vested account balance in the event of a financial hardship or in the event he or she agrees to forfeit a designated percentage of his or her remaining account balance. We maintain life insurance policies on EDSP participants as a funding vehicle for a portion of our obligations under the EDSP upon an early distribution of a portion of his or her vested account balance in the event of a financial hardship or in the event he or she agrees to forfeit a designated percentage of his or her remaining account balance.

 | 2023 Proxy Statement

The following table shows the deferred compensation activity for each participating NEO during the fiscal year ended June 30, 2023:

Name and Principal Position	Executive Contributions in Fiscal Year 2023 ($)	Company Contributions in Fiscal Year 2023 ($)	Aggregate Earnings in Fiscal Year 2023 ($)(1)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance as of June 30, 2023 ($)
(a)	(b)	(c)	(d)	(e)	(f)

Richard Wallace President & Chief Executive Officer	—	—	377,714	—	2,890,440

Bren Higgins Executive Vice President & Chief Financial Officer	376,654	—	66,182	—	756,445

Ahmad Khan President, Semiconductor Process Control	368,160	—	42,301	—	589,864

Oreste Donzella Executive Vice President, Electronics, Packaging & Components	425,954	—	277,960	—	2,475,667

Brian Lorig Executive Vice President, Global Support & Services	—	—	176,522	—	1,984,696

(1) The reported amount corresponds to a composite of the actual market earnings on a group of investment funds selected by the applicable executive officer for purposes of tracking the notional investment return on the officer’s account balance for fiscal year 2023. No portion of the reported amount was “above market” or “preferential.” Accordingly, amounts reported in this column (d) for each NEO are not reported in the Summary Compensation Table.

(2) The 18 investment funds named below were available for selection under the EDSP for some or all of fiscal year 2023. The rate of return for each such fund for fiscal year 2023 was as follows:

Name of Fund	% Rate of Return for Fiscal Year 2023

Allspring Gov Money Market Institutional	3.64%

American Funds IS Growth 2	24.80%

DFA VA US Targeted Value	15.45%

DWS Small Cap Index VIP A	12.19%

MFS VIT Global Equity Initial	15.45%

PIMCO VIT Total Return Institutional	-1.00%

T. Rowe Price Blue Chip Growth	26.23%

T. Rowe Price Mid Cap Growth	17.18%

Transamerica JP Morgan Mid Cap Value VP Initial	9.72%

Vanguard VIF Balanced	9.93%

Vanguard VIF Equity Income	8.95%

Vanguard VIF Equity Index	19.43%

Vanguard VIF High Yield Bond	8.45%

Vanguard VIF International	14.68%

Vanguard VIF REIT Index	-4.04%

Vanguard VIF Small Company Growth	18.78%

Vanguard VIF Total Bond Market Index	-0.87%

Vanguard VIF Total Stock Market Index	12.35%

 | 2023 Proxy Statement

68  | Executive Compensation Tables

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

In January 2006, our Board adopted the Original Severance Plan, which was amended and restated on October 20, 2016. In November 2010, our Compensation and Talent Committee adopted the 2010 Severance Plan. The 2010 Severance Plan exists in parallel with the Original Severance Plan, which remains in full force and effect for existing participants under that plan until terminated or modified in accordance with its terms. No participant under the 2010 Severance Plan is eligible to simultaneously participate under the Original Severance Plan, and no participant under the Original Severance Plan is eligible to simultaneously participate under the 2010 Severance Plan.

The Original Severance Plan and the 2010 Severance Plan each provide certain compensation and benefits if a participant’s employment with us terminates under certain defined circumstances. In exchange for receiving benefits under either plan, the participant must agree to a release of claims in favor of the Company and certain non-solicitation restrictions for the period of time co-terminous with the period for which he or she will receive continued compensation and benefits under the applicable Severance Plan. All of our NEOs participated in either the Original Severance Plan or the 2010 Severance Plan during fiscal year 2023, as described in more detail below.

Original Severance Plan

Mr. Wallace participated during fiscal year 2023 and currently participates in the Original Severance Plan.

Under the terms of the Original Severance Plan, if Mr. Wallace is terminated other than for cause, or voluntarily resigns for good reason, prior to or more than two years after a change of control of our Company, then he will receive (i) an amount equal to two years of his base salary, payable in a lump sum, (ii) a pro-rated annual incentive payment for the fiscal year of his termination or resignation (calculated based on his annual incentive bonus for the then-most recently completed calendar year and the proportion of the then-current fiscal year served through the date of termination or resignation), (iii) pro-rated vesting of all of his outstanding equity awards through the date of his termination or resignation (rounded up to the next whole month and disregarding any “cliff-vesting” provisions applicable to the award), and (iv) the extension of the post-termination exercise period of each stock option or stock appreciation right granted after January 1, 2006, so that the option or right will remain exercisable for 12 months following the date of termination or resignation, but in no event beyond the original term of the award. The calculation in clause (iii) of this paragraph with respect to any performance-based equity awards for which the achievement of the applicable performance criteria has not yet been determined as of the participant’s termination date will be delayed until the extent of the achievement of those criteria (and thus the maximum number of shares issuable under the applicable award) has been finally determined in accordance with the terms of the applicable award.

If Mr. Wallace is terminated other than for cause, or voluntarily resigns for good reason, within two years following a change of control of our Company, then he will receive (i) an amount equal to three years of his base salary payable in a lump sum, (ii) an amount equal to three times his average annual bonus for the preceding three completed years, payable in a lump sum, (iii) a pro-rated annual incentive payment for the fiscal year of his termination or resignation (calculated as described in clause (ii) of the preceding paragraph), (iv) 100% vesting acceleration of all of his outstanding equity awards, (v) an additional $2,000 per month for the three-year severance period payable in a lump sum, and (vi) the extension of the post-termination exercise period of each stock option or stock appreciation right granted after January 1, 2006, so that the option or right will remain exercisable for 12 months following the date of termination or resignation, but in no event beyond the original term of the award. As of June 30, 2023, the calculation in clause (iv) of this paragraph with respect to any performance-based equity awards for which the achievement of the applicable performance criteria had not yet been determined as of the participant’s termination date would have been calculated, pursuant to the terms of the applicable awards, based on a shortened performance period, which would have been deemed to have ended as of the most recent fiscal quarter end preceding the closing date of the change of control.

Mr. Wallace is also eligible for the Executive Retiree Medical Benefits in accordance with the terms described above.

The RSUs, PRSUs and TSR Awards granted to Mr. Wallace were issued with dividend equivalent rights. These dividend equivalent rights entitle Mr. Wallace to receive credits, payable in cash or additional shares of our Common Stock, equal to the cash dividends that would have been received on the shares of our Common Stock had the shares been issued and outstanding on the dividend record date. The dividend equivalents will only be paid to Mr. Wallace upon vesting or settlement of the underlying award (including satisfaction of any performance-vesting criteria associated with any performance-based awards). Accordingly, in connection with an acceleration of vesting of certain outstanding equity awards held by Mr. Wallace, he would be entitled to receive accrued dividend equivalents attributable to his accelerated equity awards.

 | 2023 Proxy Statement

The Original Severance Plan provides that, if a payment under the Original Severance Plan would (together with any other payments) constitute a “parachute payment” and would therefore be subject to Code Section 4999 excise tax, then such payments will be reduced to either (a) the largest portion of the payment that would result in no portion of the payment being subject to the excise tax, or (b) the largest portion, up to and including the total, of the payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes and the excise tax (all computed at the highest applicable marginal rate), results in the participant’s receipt, on an after-tax basis, of the greater amount of the payment, notwithstanding that all or some portion of the payment may be subject to the excise tax.

2010 Severance Plan

Messrs. Higgins, Khan, Donzella and Lorig participated during fiscal year 2023 and currently participate in the 2010 Severance Plan, pursuant to which they each have the right to receive benefits under that plan solely in connection with a termination of their employment under certain circumstances within one year following a change of control of the Company.

Under the 2010 Severance Plan, if Messrs. Higgins, Khan, Donzella or Lorig is terminated other than for cause, or voluntarily resigns for good reason, within one year following a change of control, then such officer will receive (i) an amount equal to 18 months of base salary payable in a lump sum, (ii) a pro-rated annual incentive payment for the fiscal year of his or her termination or resignation (calculated based on such officer’s annual incentive bonus for the then-most recently completed year and the proportion of the then-current fiscal year served through the date of termination or resignation), (iii) 100% vesting acceleration of all of his or her outstanding equity awards, and (iv) the extension of the post-termination exercise period of each stock option or stock appreciation right granted after January 1, 2006, so that the option or right will remain exercisable for 12 months following the date of termination or resignation, but in no event beyond the original term of the award. As of June 30, 2023, the calculation in clause (iii) of this paragraph with respect to any performance-based equity awards for which the achievement of the applicable performance criteria had not yet been determined as of the participant’s termination date would have been calculated, pursuant to the terms of the applicable awards, based on a shortened performance period, which would have been deemed to have ended as of the most recent fiscal quarter end preceding the closing date of the change of control.

The RSUs and PRSUs granted to Messrs. Higgins, Khan, Donzella or Lorig were issued with dividend equivalent rights. These dividend equivalent rights entitle the recipient to receive credits, payable in cash or additional shares of our Common Stock, equal to the cash dividends that would have been received on the shares of our Common Stock had the shares been issued and outstanding on the dividend record date. The dividend equivalents will only be paid to the recipient upon vesting or settlement of the underlying award (including satisfaction of any performance-vesting criteria associated with any performance-based awards). Accordingly, in connection with an acceleration of vesting of certain outstanding equity awards held by Messrs. Higgins, Khan, Donzella, or Lorig, such officer would be entitled to receive accrued dividend equivalents attributable to his or her accelerated equity awards.

The 2010 Severance Plan provides that, if a payment under the 2010 Severance Plan (together with any other payments) would constitute such a “parachute payment” and would therefore be subject to Code Section 4999 excise tax, then the payment will be reduced to either (a) the largest portion of the payment that would result in no portion of the payment being subject to the excise tax, or (b) the largest portion, up to and including the total, of the payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes and the excise tax (all computed at the highest applicable marginal rate), results in the participant’s receipt, on an after-tax basis, of the greater amount of the payment, notwithstanding that all or some portion of the payment may be subject to the excise tax.

 | 2023 Proxy Statement

70  | Executive Compensation Tables

EPS Awards

Each of our NEOs holds an EPS Award. Under the terms of the EPS Awards, if a “change of control” (as defined in our 2004 Equity Incentive Plan) occurs prior to June 30, 2026 and the applicable NEO remains in continued service until at least immediately prior to the change of control, then:

with respect to each Tranche subject to an ongoing performance period, a number of PRSUs subject to such Tranche will become Performance-Vested PRSUs based on our EPS through (and including) the last day of our fiscal quarter ending prior to the fiscal quarter in which the change of control is consummated (with each EPS goal for the applicable performance period pro-rated to reflect the portion of the performance period elapsed through the change of control), and any PRSUs that do not become Performance-Vested PRSUs will be forfeited; and

with respect to any Performance-Vested PRSUs (including any PRSUs that become Performance-Vested PRSUs in connection with the “change of control” as described above), (a) if the EPS Award (or unvested portion thereof) is assumed, converted or replaced by the surviving entity (or its parent) in the change of control, such Performance-Vested PRSUs (as so assumed, converted or replaced, the “Assumed PRSUs”) will remain outstanding following the change of control and be eligible to vest on the applicable vesting date(s), subject to the applicable NEO’s continued service through such date(s); or (b) if the EPS Award (or unvested portion thereof) is not so assumed, converted or replaced, such Performance-Vested PRSUs will vest in full immediately prior to the change of control.

If a NEO’s service terminates following a change of control and the EPS Award (or any portion thereof) was assumed, converted or replaced by the surviving entity (or its parent) in the change of control, any then-unvested Assumed PRSUs will be subject to the terms and conditions (including any applicable accelerated vesting provisions) contained in any applicable severance plan or policy in which the NEO participates as of the date of such termination.

For more information on the EPS Awards, see the section titled, “Compensation Discussion and Analysis—Long-Term Incentives—Complementary EPS-Based Awards.”

 | 2023 Proxy Statement

Table Reflecting Potential Termination and Change of Control Payments

The following table shows the estimated amounts that would have been payable to each of the NEOs upon the occurrence of each of the indicated events, had the applicable event occurred on June 30, 2023. For such officers, the amount attributable to the accelerated vesting of PRSUs and RSUs is based upon the closing fair market value of our Common Stock on the last trading day of fiscal year 2023 ($485.02 per share). The actual compensation and benefits the officer would receive at any subsequent date would likely vary from the amounts set forth below as a result of certain factors, such as a change in the price of our Common Stock and any additional benefits the officer may have accrued as of that time under applicable benefit or compensation plans. The amounts that would have been payable to each of our NEOs upon the occurrence of the indicated event had the applicable event occurred on June 30, 2023, are as follows:

Original Severance Plan

Name and Principal Position	Event	Salary/Bonus Continuation and Severance Payments ($)	Pro-rated Bonus ($)	Accelerated Vesting of Stock Awards ($)(1)		Payment of Dividend Equivalents ($)(2)	Total ($)

Richard Wallace President & Chief Executive Officer	Termination without Cause or Resignation for Good Reason (3)	2,000,000	2,124,000	57,951,160	(4)	1,498,395	63,573,554

	Termination without Cause or Resignation for Good Reason following a Change of Control (3) (5)	10,973,596	2,124,000	117,854,525	(6)	2,671,518	133,623,639

2010 Severance Plan

Name and Principal Position	Event	Salary / Bonus Continuation ($)	Pro-rated Bonus ($)	Accelerated Vesting of Stock Awards ($)(1)	Payment of Dividend Equivalents ($)(2)	Total ($)

Bren Higgins Executive Vice President & Chief Financial Officer	Termination without Cause or Resignation for Good Reason following a Change of Control (3) (5)	975,000	875,741	40,761,081(6)	927,226	43,539,048

Ahmad Khan President, Semiconductor Process Control	Termination without Cause or Resignation for Good Reason following a Change of Control (3) (5)	975,000	920,400	44,842,039(6)	1,038,270	47,775,710

Oreste Donzella Executive Vice President, Electronics, Packaging & Components	Termination without Cause or Resignation for Good Reason following a Change of Control (3) (5)	720,000	441,795	17,747,852(6)	413,241	19,322,887

Brian Lorig Executive Vice President, Global Support Service	Termination without Cause or Resignation for Good Reason following a Change of Control (3) (5)	750,000	506,012	18,695,096(6)	428,209	20,379,317

(1) As noted above, pursuant to the terms of the Original Severance Plan and the 2010 Severance Plan, the vesting acceleration of outstanding equity awards, when applied to any PRSUs for which the achievement of the applicable performance criteria has not yet been determined as of the NEO’s termination date, is to be delayed until the extent of the achievement of those criteria (and thus the maximum number of shares issuable under the applicable award) has been finally determined in accordance with the terms of the applicable award, except that, under the Original Severance Plan and the 2010 Severance Plan, in a qualifying termination following a Change of Control, the vesting acceleration of performance-based equity awards for which the achievement of the applicable performance criteria has not yet been determined as of the participant’s termination date is based on a shortened performance period, which would have been deemed to have ended as of the most recent fiscal quarter end preceding the closing date of the Change of Control.

The number of shares earnable under the fiscal year 2023 annual PRSUs is based on the Company’s achieved level of Relative Free Cash Flow Margin over the three-year period ending June 30, 2025. Under the terms of the fiscal year 2023 annual PRSUs, however, in the event of a Change of Control of the Company during the three-year performance period, the performance period will be shortened so that it ends as of the most recent fiscal quarter end preceding the closing date of the Change of Control. Using that methodology, the fiscal year 2023 annual PRSUs have been included for purpose of this table at 150% of the target number of shares underlying the awards.

The number of shares that may be earned under the EPS Awards is based on the Company’s achieved level of non-GAAP EPS during the applicable performance periods. For purposes of this table, the EPS Awards have been included at 100% of the target number of shares underlying the awards.

 | 2023 Proxy Statement

72  | Executive Compensation Tables

The number of shares that may be earned under the fiscal year 2022 annual PRSUs is based on the Company’s achieved level of Relative Free Cash Flow Margin over the three-year period ending June 30, 2024. Under the terms of the fiscal year 2022 annual PRSUs, however, in the event of a Change of Control of the Company during the three-year performance period, the performance period will be shortened, so that it ends as of the most recent fiscal quarter end preceding the closing date of the Change of Control. Using that methodology, the fiscal year 2022 annual PRSUs have been included for purposes of this table at 150% of the target number of shares underlying the awards.

The number of shares earnable under the fiscal year 2021 annual PRSUs is based on the Company’s achieved level of Relative Free Cash Flow Margin over the three-year period ending June 30, 2023. Under the terms of the fiscal year 2021 annual PRSUs, however, in the event of a Change of Control of the Company during the three-year performance period, the performance period will be shortened, so that it ends as of the most recent fiscal quarter end preceding the closing date of the Change of Control. Using that methodology, the fiscal year 2021 annual PRSUs have been included for purposes of this table at 150% of the target number of shares underlying the awards.

(2) The RSUs, PRSUs, EPS Awards and TSR Awards granted to the NEOs were issued with dividend equivalent rights. These dividend equivalent rights entitle the recipient to receive credits, payable in cash or additional shares of our Common Stock, equal to the cash dividends that would have been received on the shares of our Common Stock had the shares been issued and outstanding on the dividend record date. The dividend equivalents would only be paid to the recipient upon vesting or settlement of the underlying award (including satisfaction of any performance-vesting criteria associated with any performance-based awards). Accordingly, this table includes the aggregate dividend equivalents payable in connection with the accelerated vesting of RSUs, PRSUs, EPS Awards and TSR Awards that would apply in connection with the applicable NEO’s qualifying termination of employment.

(3) For purposes of the Original Severance Plan and the 2010 Severance Plan, “Cause” means (A) outside of the applicable period following a Change of Control (two years for the Original Severance Plan; one year for the 2010 Severance Plan), the occurrence of any of the following events: (i) the participant’s conviction of, or plea of nolo contendre to, a felony; (ii) the participant’s gross misconduct; (iii) any material act of personal dishonesty taken by the participant in connection with his or her responsibilities as an employee of the Company; or (iv) the participant’s willful and continued failure to perform the duties and responsibilities of his or her position after there has been delivered to the participant a written demand for performance from the Board which describes the basis for the Board’s belief that the participant has not substantially performed his or her duties and provides the participant with thirty (30) days to take corrective action, and (B) within the applicable period following a Change of Control, the occurrence of any of the following events: (i) the participant’s conviction of, or plea of nolo contendre to, a felony that the Board reasonably believes has had or will have a material detrimental effect on our reputation or business; (ii) the participant’s willful gross misconduct with regard to the Company that is materially injurious to us; (iii) any act of personal dishonesty taken by the participant in connection with his or her responsibilities as an employee of the Company with the intention or reasonable expectation that such action may result in substantial personal enrichment of the participant; or (iv) the participant’s willful and continued failure to perform the duties and responsibilities of his or her position after there has been delivered to the participant a written demand for performance from the Board which describes the basis for the Board’s belief that the participant has not substantially performed his or her duties and provides the participant with thirty (30) days to take corrective action.

For purposes of the Original Severance Plan and the 2010 Severance Plan, “Good Reason” means the occurrence of any of the following events without the participant’s written consent: (i) a material change in the participant’s reporting requirements such that the participant is required to report to a person whose duties, responsibilities and authority are materially less than those of the person to whom the participant was reporting immediately prior to such change; (ii) a material reduction of the participant’s duties, authority or responsibilities; (iii) a material reduction in the participant’s base salary, other than a reduction that applies to other executives generally; (iv) a material reduction in the aggregate level of the participant’s overall compensation, other than a reduction that applies to other executives generally; or (v) a material relocation of the participant’s office, with a relocation of more than fifty (50) miles from its then present location to be deemed material, unless such relocated office is closer to the participant’s then principal residence; provided however, that in no event shall Good Reason exist unless (a) the participant provides us, within ninety (90) days after the occurrence of the event or transaction, written notice specifying in detail the grounds for a purported Good Reason resignation; (b) we fail to cure the purported grounds for the Good Reason within thirty (30) days following the receipt of such notice; and (c) the participant resigns within sixty (60) days after we fail to take such timely curative action, but in no event more than one hundred eighty (180) days after the occurrence of the event or transaction identified in the notice to us as the grounds for the Good Reason resignation.

(4) The vesting schedules for the RSUs and PRSUs outstanding as of June 30, 2023, are listed in the footnotes to the table entitled “Outstanding Equity Awards at Fiscal Year End.” The amounts marked by this footnote (4) reflect the pro-rated vesting of the applicable NEO’s outstanding equity awards through the date of his or her termination or resignation, without giving effect to the “cliff-vesting” provisions applicable to the awards and considering the maximum potential payout for the performance-based awards.

(5) For purposes of the Original Severance Plan and the 2010 Severance Plan, a “Change of Control” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing 50% or more of the total voting power represented by our then outstanding voting securities; (ii) the sale or disposition by us of all or substantially all of our assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) a change in the composition of our Board, as a result of which fewer than a majority of the directors are Incumbent Directors (where “Incumbent Directors” means directors who either (A) were directors of the Company as of a specified date (February 16, 2006 for the Original Severance Plan; November 3, 2010 for the 2010 Severance Plan), or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transactions described in subsections (i), (ii) or (iii), or in connection with an actual or threatened proxy contest relating to the election of directors of the Company).

(6) The amounts marked by this footnote (6) reflect both (a) the pro-rated vesting of the applicable officer’s outstanding equity awards through the date of his or her termination or resignation, without giving effect to the “cliff-vesting” provisions applicable to the awards, and (b) the accelerated vesting of the applicable officer’s outstanding equity awards for service periods after the date of his or her termination or resignation. The following table provides the breakdown for each such reported amount:

Name	Value of Pro-Rated Vesting Through Date of Termination/ Resignation ($)	Value of Accelerated Vesting for Service Period After Date of Termination/ Resignation ($)	Total Value Reported ($)

Richard Wallace	57,951,160	59,903,365	117,854,525

Bren Higgins	20,362,595	20,398,486	40,761,081

Ahmad Khan	22,960,847	21,881,192	44,842,039

Oreste Donzella	8,984,511	8,763,341	17,747,852

Brian Lorig	9,378,347	9,316,749	18,695,096

 | 2023 Proxy Statement

Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation
S-K,
we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Wallace, our President and Chief Executive Officer. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation
S-K.
As disclosed in the Summary Compensation Table, the fiscal year 2023 annual total compensation as determined under Item 402 of Regulation
S-K
for Mr. Wallace was $26,644,359. The fiscal year 2023 annual total compensation as determined under Item 402 of Regulation
S-K
for the median employee was $88,831. Based on the foregoing, our estimate of the ratio of Mr. Wallace’s annual total compensation to the median employee’s annual total compensation for fiscal year 2023 is 300 to 1. Given the different methodologies that various public companies will use to determine an estimate of their pay ratios, the estimated ratio reported above should not be used as a basis for comparison between companies.
As permitted by SEC rules, we used the same median employee as we used in fiscal year 2022 in our fiscal year 2023 pay ratio calculation, as we believe there have not been any changes to our employee population or employee compensation that would have significantly impacted our pay ratio disclosure. On June 30, 2023, we and our subsidiaries employed a total of approximately 15,000 employees. For fiscal year 2022, we identified the median employee based on total target compensation of each employee within our global workforce as set forth in our human resources databases, which included target salary, cash bonus, equity compensation and other long-term incentive compensation for fiscal year 2022. For employees outside the United States, we converted their compensation to U.S. dollars using prevailing exchange rates as of June 30, 2023.
With respect to the annual total compensation of Mr. Wallace, we used the amount reported in the “Total” column for fiscal year 2023 in our Summary Compensation Table included in this Proxy Statement. We calculated our median employee’s total annual compensation for fiscal year 2023 in the same manner as Mr. Wallace’s total annual compensation was calculated for purposes of the Summary Compensation Table.
PAY VERSUS PERFORMANCE TABLE
The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended June 30, 2021, 2022 and 2023 and our financial performance for such fiscal year.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (1)(3)	Average Summary Compensation Table for Non- PEO Named Executive Officers (2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (2)(3)	Value of Initial Fixed $100 Investment Based On:		Net Income ($ in thousands)	Free Cash Flow Margin (6)
					Total Shareholder Return (4)	Peer Group Total Shareholder Return (5)

2023	$26,644,359	$66,578,359	$8,534,115	$22,630,489	$256.08	$183.98	$3,387,351	31.7%

2022	$20,568,625	$30,398,207	$5,380,793	$7,397,584	$168.08	$128.04	$3,322,060	32.6%

2021	$13,710,388	$60,709,229	$4,396,808	$15,328,288	$168.56	$167.56	$2,077,353	28.2%
(1) Amounts reported are for Richard Wallace, who served as our Chief Executive Officer during each of the applicable fiscal years
.
(2) Our
non-PEO
named executive officers (our
“Non-PEO
Named Executive Officers”) were (a) Bren Higgins, Ahmad Khan, Oreste Donzella and Brian Lorig, for fiscal year 2023, (b) Bren Higgins, Ahmad Khan, Oreste Donzella and Mary Beth Wilkinson, for fiscal year 2022, and (c) Bren Higgins, Ahmad Khan, Brian Lorig and Mary Beth Wilkinson, for fiscal year 2021.

 | 2023 Proxy Statement

|

Executive Compensation Tables

(3) Amounts in these columns show the “Compensation Actually Paid”, as calculated in accordance with the specific methodology prescribed by the SEC. The table below provides the adjustments to the Summary Compensation Table total compensation to arrive at the Compensation Actually Paid to our CEO and the average Compensation Actually Paid to our
Non-PEO
Named Executive Officers for each of the required fiscal years.

	2023		2022		2021
Adjustments to Reported Summary Compensation Table Total for CEO and Non-PEO Named Executive Officers	PEO	Non-PEO Named Executive Officers (Average)	PEO	Non-PEO Named Executive Officers (Average)	PEO	Non-PEO Named Executive Officers (Average)

Summary Compensation Table total amount for applicable fiscal year	$26,644,359	$ 8,534,115	$20,568,625	$5,380,793	$13,710,388	$ 4,396,808

Subtract the amounts reported under the Stock Awards column in the Summary Compensation Table for the applicable fiscal year	$23,492,301	$ 7,023,747	$15,296,189	$3,427,362	$ 9,338,877	$ 2,947,277

Add year-end ASC 718 fair value of equity awards granted during the applicable fiscal year that remain unvested as of applicable fiscal year end determined as of applicable fiscal year end	$34,527,604	$ 9,647,715	$17,938,199	$3,545,418	$17,727,271	$ 5,409,000

Add (subtract) year over year change in ASC 718 fair value of equity awards granted in prior years that remain outstanding and unvested as of applicable fiscal year end	$24,635,303	$ 8,777,513	($18,828,402)	($4,115,578)	$41,160,831	$ 7,885,372

Add (subtract) year over year change in ASC 718 fair value of equity awards granted in prior years that vested in the applicable fiscal year	$ 4,263,394	$ 2,694,893	$26,015,974	$6,014,313	($ 2,550,384)	$ 584,385

Total Adjustments	$39,934,000	$14,096,374	$ 9,829,582	$2,016,791	$46,998,841	$10,931,480

Compensation Actually Paid	$66,578,359	$22,630,489	$30,398,207	$7,397,584	$60,709,229	$15,328,288
For purposes of the foregoing adjustments, the fair value or change in fair value (as applicable) of equity awards was determined as follows: (i) for RSUs, the closing price of our Common Stock on the applicable fiscal year-end
date, or, in the case of vesting dates, the closing price of our Common Stock on the applicable vesting date, in each case multiplied by the number of shares of our Common Stock underlying the award; and (ii) for unvested PRSUs (including EPS Awards), the same valuation methodology as the RSUs above, except that the year-end values are multiplied by the probability of achievement of the applicable performance objectives as of the applicable date.
(4) In accordance with Item 201(e) of Regulation S-K, our total shareholder return is calculated, for each fiscal year shown in the table above, as the cumulative total shareholder return on our Common Stock from June 30, 2020 (i.e., the last trading day of our 2020 fiscal year), through and including the last day of the applicable fiscal year, assuming a fixed investment of $100.
(5) Our peer group is comprised of the component companies of the Philadelphia Semiconductor Index (the “Peer Index”). Amounts reported in this column represent the cumulative total shareholder return of the Peer Index.
(6) Free cash flow margin equals our free cash flow divided by total revenues. Free cash flow equals net cash provided by operating activities less capital expenditures. Free cash flow margin over the applicable three-year period relative to our industry peer group for that same three-year period is used in determining the level at which the performance criteria under our annual PRSUs are satisfied, between 0%-150% of the target shares granted.

 | 2023 Proxy Statement

Narrative Disclosure to Pay Versus Performance Table
Relationship Between Compensation Actually Paid and Total Shareholder Return, Net Income Attributable to KLA and Free Cash Flow Margin
The following charts graphically depict the relationship between compensation actually paid to our PEO and the average of the compensation actually paid to our non-PEO NEOs and each of our cumulative total shareholder return, Peer Index total shareholder return, our net income attributable to KLA and free cash flow margin.

Tabular List – Relevant Financial Performance Measures
For fiscal year 2023, the following financial performance measures represented the three most important financial performance measures used by us to link Company performance to the compensation actually paid to our NEOs:

Financial Performance Measures

Free cash flow margin

Non-GAAP operating margin dollars

Total shareholder return

 | 2023 Proxy Statement

76  | Certain Relationships and Related Transactions

Certain Relationships and

    Related Transactions

REVIEW, APPROVAL OR RATIFICATION OF RELATED PARTY TRANSACTIONS

Our Standards of Business Conduct require that all employees and directors avoid conflicts of interests, including situations in which their personal interests interfere in any way, or appear to interfere, with the interests of KLA.

In addition, our Board has adopted a written policy and procedures for the review, approval or ratification of related party transactions. Under this policy, the Audit Committee reviews transactions, arrangements or relationships in which the Company (including any of its subsidiaries) is a participant, the amount involved exceeds $100,000 in any fiscal year, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members) has a direct or indirect material interest (other than solely as a result of being a director or beneficial owner of less than a specified percentage of shares of the other entity (5% for publicly traded entities and 10% for other entities)). As part of that review, the Audit Committee may consider such factors as it determines to be appropriate under the circumstances, which factors may include the position of the related party with the Company, the related party’s interest in the transaction, the materiality of the transaction, the business purpose for and reasonableness of the transaction, and comparable market terms for similar transactions that do not involve related parties.

Following that review, if the Audit Committee concludes that the terms of the related party transaction are acceptable and appropriate, the Audit Committee either approves or ratifies (as applicable) the transaction. No member of the Audit Committee participates in the review of a transaction for which he or she is the related party. The related party transaction policy created standing pre-approval for certain recurring related party transactions, including, among others, (i) executive officer or director compensation that has been approved by the Compensation and Talent Committee or the Board, and (ii) any contract, transaction or arrangement with any party who was not a related party at the time such contract, transaction or arrangement was entered into with the Company, and renewals or extensions thereof pursuant to contractual arrangements in effect and binding on the Company prior to the date that the party became a related party.

TRANSACTIONS WITH RELATED PERSONS

During fiscal year 2023, we purchased products and/or services in the ordinary course in arms-length commercial transactions from the companies and/or one or more of its affiliated entities listed below. In addition, during fiscal year 2023, we sold products and or services in the ordinary course in arms-length commercial transactions to the companies and/or one or more of its affiliated entities listed below. Mr. Calderoni serves on the Board of Directors of Ansys and previously served on the Board of Directors of Citrix Systems; Ms. Myers is an executive officer of HP; Mr. Rango serves on the Board of Directors of Keysight Technologies and Microchip Technology; and Mr. Peng is an executive officer of Advanced Micro Devices. None of the related persons has a material interest in any of the transactions referred to above.

Purchases from	Sales to

Ansys, Inc. ($2,679,000)	HP Inc. ($738,000)

Citrix Systems, Inc. ($118,000)	Keysight Technologies, Inc. ($3,948,000)

HP Inc. ($44,000)	Tenneco Inc. ($62,000)

Keysight Technologies, Inc. ($527,000)	Advanced Micro Devices, Inc. ($479,000)

Advanced Micro Devices, Inc. ($3,000)	Microchip Technology Incorporated ($19,101,000)

Splunk, Inc. ($512,000)	QuantumScape Corporation ($45,000)

 | 2023 Proxy Statement

Equity Compensation Plan

    Information

The following table provides information as of June 30, 2023, with respect to shares of our Common Stock that may be issued under our existing equity compensation plans:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in Column A)
	A	B	C

Equity Compensation Plans Approved by Stockholders(3)	1,714,680	$—	9,989,530(4)(5)

Equity Compensation Plans Not Approved by Stockholders	—	$—	—

Total	1,714,680	$—	9,989,530(4)(5)

(1) Includes 1,714,680 shares of our Common Stock subject to RSUs that will entitle each holder to the issuance of one share of our Common Stock for each unit that vests over the holder’s period of continued employment with the Company. Excludes purchase rights accruing under our 1997 Amended and Restated Employee Stock Purchase Plan (the “Purchase Plan”). Under the Purchase Plan, each eligible employee may purchase shares of Common Stock at each semi-annual purchase date (the last day of June and December each year), up to a maximum of $25,000 worth of stock (determined on the basis of the fair market value per share on the date the purchase right is granted) for each calendar year the purchase right remains outstanding. As of June 30, 2023, the date of the information set forth in the table above (and a date on which a purchase occurred under the Purchase Plan), the purchase price payable per share under the terms of the Purchase Plan was equal to eighty-five percent (85%) of the lower of (i) the closing sales price per share of our Common Stock on the first day of the six-month offering period and (ii) the closing sales price per share of our Common Stock on the purchase date (or, if the purchase date is not a trading day, on the immediately preceding trading day).

(2) Consists of our (a) 2004 Equity Incentive Plan and (b) Purchase Plan.

(3) Includes shares of our Common Stock available for future grants of awards under the 2004 Equity Incentive Plan (7,760,163 shares) and the Purchase Plan (2,229,367 shares).

(4) As of June 30, 2023, 7,760,163 shares of our Common Stock were available for future award under the 2004 Equity Incentive Plan. Shares reserved for award under the 2004 Equity Incentive Plan may be issued pursuant to full value awards such as restricted stock awards or RSUs that vest upon the completion of designated service periods or performance units or PRSUs that vest upon the attainment of prescribed performance milestones (and the completion of designated service periods) and upon the exercise of stock options or stock appreciation rights. Shares issued pursuant to full value awards made under the 2004 Equity Incentive Plan (a) prior to November 6, 2014, reduce the share reserve available under the 2004 Equity Incentive Plan by 1.8 shares for every one full value share issued; and (b) on or after November 6, 2014, reduce the share reserve available under the 2004 Equity Incentive Plan by 2.0 shares for every one full value share issued.

(5) As of June 30, 2023 (after giving effect to the purchase of 284,123 shares of Common Stock under the Purchase Plan on or about that date), 2,229,367 shares of our Common Stock were reserved for issuance under the Purchase Plan. The Purchase Plan contains an annual automatic share renewal provision pursuant to which the number of shares of our Common Stock reserved for issuance under the Purchase Plan will automatically increase on the first day of each fiscal year by an amount equal to the lesser of 2,000,000 shares or the number of shares which we estimate will be required to be issued under the Purchase Plan during the forthcoming fiscal year.

 | 2023 Proxy Statement

78  | Report of the Audit Committee

Report of the Audit Committee

KLA’s Audit Committee is comprised of Outside Directors, each of whom meets current standards of independence and the financial experience requirements of the NASDAQ Stock Market. Mr. Patel is the only current member of the Audit Committee that has served continuously on the Audit Committee from the beginning of fiscal year 2020 through the date of this Proxy Statement. Messrs. Kennedy and Rango and Ms. Myers have served on the Audit Committee since fiscal year 2020. Ms. Higashi rejoined the Audit Committee in August 2023. Mr. Calderoni’s service on the Audit Committee ended in October 2022.

The Board has determined that each of Messrs. Kennedy and Patel and Ms. Myers is an “audit committee financial expert” within the meaning of the rules and regulations promulgated by the SEC. The Board has adopted a written charter for the Audit Committee that details the responsibilities of the Audit Committee. This report relates to the activities undertaken by the Audit Committee in fulfilling such responsibilities. The charter is reviewed at least annually for changes, as appropriate, and is posted on KLA’s website at http://ir.KLA.com in the Corporate Governance section.

KLA’s management is responsible for establishing and maintaining a system of internal controls and the financial reporting process. The Audit Committee is responsible for overseeing the Company’s auditing, accounting and financial reporting processes, system of internal controls, and legal and ethical compliance. This report relates to the activities undertaken by the Audit Committee in fulfilling such responsibilities. During fiscal year 2023 and subsequent to the completion of the fiscal year, the Audit Committee reviewed, discussed and provided input to management on the Company’s audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023. The Audit Committee also met routinely with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, with and without members of the Company’s management team present, to evaluate and approve the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee also met with the Company’s Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer to discuss and act, as necessary, on accounting issues and risks facing the Company.

The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

The Audit Committee received from the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, on a quarterly basis, the members of the Audit Committee discussed with the independent registered public accounting firm their independence, and the independent registered public accounting firm reaffirmed its own independence. After reviewing such information, the Audit Committee determined that the independent registered public accounting firm is independent from management and KLA. The Audit Committee also concluded that the provision of services covered by fees paid to the independent registered public accounting firm was compatible with maintaining their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023, filed with the SEC on August 4, 2023.

MEMBERS OF THE AUDIT COMMITTEE

Marie Myers, Chair

Emiko Higashi

Kevin Kennedy

Kiran Patel

Robert Rango

 | 2023 Proxy Statement

Proposal Four: Approval of the Frequency of Future Stockholder Votes to Approve our Named Executive Officer Compensation

BACKGROUND

The Dodd-Frank Act enables our stockholders to vote to recommend, on a non-binding advisory basis, the frequency of future stockholder votes to approve the compensation of our NEOs. Pursuant to this law, we are asking stockholders to vote on whether they would prefer the Say-on-Pay Vote to occur at every annual meeting, every other annual meeting or every third annual meeting (1 year, 2 years or 3 years on the proxy card).

Our Board is recommending that you vote for an annual advisory vote on executive compensation. Our Board and Compensation and Talent Committee have a long-term view of executive compensation, which is particularly appropriate in a historically cyclical industry such as the semiconductor industry, where business cycles typically cover multiple years. However, for this vote on the frequency of future advisory votes on NEO compensation, we are recommending that a vote be held at every annual meeting.

NATURE OF VOTE; RECOMMENDATION

This vote is advisory and therefore not binding on KLA, our Board of Directors or the Compensation and Talent Committee. While the advisory vote on the frequency of future Say-on-Pay votes is non-binding, the Board and the Compensation and Talent Committee value the opinions of our stockholders and will carefully consider the voting results in making its final decision regarding the frequency with which such votes will be held in the future. However, the Board may decide that it is in the best interests of KLA and its stockholders to hold an advisory vote more or less frequently than the option that has been selected by our stockholders. When voting, stockholders are able to specify one of four choices for this proposal on the proxy card: 1 year, 2 years, 3 years, or Abstain. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the option of every 1 year as the preferred frequency for advisory votes on executive compensation.

Accordingly, we ask our stockholders to select the option of 1 year as the recommended frequency of future Say-on-Pay Votes:

VOTE REQUIRED

If a quorum is present, the affirmative vote of the majority of votes cast is required for advisory approval of the recommended frequency of future Say-on-Pay votes. In the event that no frequency option is approved, the Board will take into consideration the option that received the most votes when deciding the frequency of Say-on-Pay votes.

The Board unanimously recommends a vote for the option of every ”ONE YEAR” as the recommended frequency of future advisory votes to approve executive compensation.

 | 2023 Proxy Statement

80  | Proposal Five: Approval of our 2023 Incentive Award Plan

Proposal Five: Approval of

    our 2023 Incentive Award

    Plan

OVERVIEW

Our Board adopted the KLA Corporation 2023 Incentive Award Plan (the “2023 Plan”) on August 3, 2023, subject to stockholder approval. Awards under the 2023 Plan provide employees, consultants and directors an opportunity to acquire or increase an ownership stake in our Company, which we believe will enhance our ability to attract, retain and motivate highly qualified service providers who make or are expected to make important contributions to the Company and align their economic interests with those of our stockholders.

The 2023 Plan is intended to replace our 2004 Equity Incentive Plan (the “2004 Plan”), as our 2004 Plan expires in November 2023. If our stockholders approve the 2023 Plan, the 2023 Plan will become effective on the date of such approval (the “Effective Date”) and will supersede and replace the 2004 Plan, and no further awards will be granted under the 2004 Plan from and after the Effective Date. However, the terms and conditions of the 2004 Plan will continue to govern any outstanding awards granted thereunder. If the 2023 Plan is not approved by our stockholders, then the 2023 Plan will not become effective, the 2004 Plan will continue in full force and effect, and we may continue to grant awards under the 2004 Plan, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.

Stockholder approval of the 2023 Plan is necessary in order for us to meet the stockholder approval requirements of NASDAQ, and to grant stock options that qualify as incentive stock options (“ISOs”), as defined under Section 422 of the Internal Revenue Code of 1986 (as amended, the “Code”).

The 2023 Plan is described in more detail below. A copy of the 2023 Plan is attached to this proxy statement/prospectus as Annex A.

REASONABLE EQUITY DILUTION AND KEY HISTORICAL EQUITY METRICS

In determining the number of shares of Common Stock to request for approval to reserve for issuance under the 2023 Plan, our management team worked with the Compensation and Talent Committee to evaluate a number of factors, including our recent share usage under the 2004 Plan, anticipated share usage under the 2023 Plan, and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the 2023 Plan. Specifically, our Compensation and Talent Committee considered the following:

In fiscal years 2021, 2022 and 2023, equity awards representing a total of approximately 659,000 shares, 1,113,000 shares and 1,601,000 shares, respectively, were granted under the 2004 Plan, for an annual equity burn rate of 0.4%, 0.7% and 1.1%. The Company’s three-year average burn rate is as follows:

Fiscal Year	Number of Shares Subject to Awards	Weighted Average Basic Common Shares (in thousands)	Burn Rate (%)

2021	659,000	154,086	0.4

2022	1,113,000	150,494	0.7

2023	1,601,000	139,483	1.1

Average Three-Year Burn Rate:			0.8

 | 2023 Proxy Statement

Equity burn rate is calculated by dividing (i) the number of shares subject to equity awards granted (including RSUs and PRSUs, after taking into account adjustments to performance-based awards on actual performance) during the fiscal year by (ii) the number of shares outstanding at the end of the fiscal year. We expect the proposed aggregate share reserve under the 2023 Plan to provide us with enough shares for awards for approximately five to six years, assuming we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical burn rate, and further dependent on the price of our shares and hiring activity in the coming years, forfeitures of outstanding awards, and noting that future circumstances may require us to change our current equity grant practices.

As of September 8, 2023, 7,393,621 shares remained available for issuance under the 2004 Plan, which was our only incentive award plan with shares available for issuance. In fiscal years 2021, 2022 and 2023, the end of year overhang rate was approximately 9.3%, 9.2% and 8.6%, respectively. Overhang is calculated by dividing (i) the sum of the number of shares subject to equity awards outstanding at the end of the fiscal year plus shares remaining available for issuance for future awards (inclusive of our Employee Stock Purchase Plan) at the end of the fiscal year by (ii) the number of shares outstanding at the end of the fiscal year.

Additionally, as of September 8, 2023, outstanding grants under all of our equity plans (including the 2004 Plan), and shares remaining available for grant under the 2004 Plan, are provided in the table below:

Available for Issuance (under the 2004 Plan)	7,393,621

Stock Options Outstanding	0

Unvested Restricted Stock Units Outstanding	956,243

Unvested Performance Restricted Stock Units Outstanding	639,584

Unvested Restricted Stock Awards Outstanding	0

Common Stock Outstanding	136,322,340

Weighted Average Exercise Price of Stock Options Outstanding ($)	0

Weighted-Average Remaining Duration (Years) of Stock Options Outstanding	N/A

Employee Stock Purchase Plan	2,229,367

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital in our view to our ability to continue to attract and retain employees in the extremely competitive labor markets in which we compete, our Board has determined that the size of the share reserve under the 2023 Plan is reasonable and appropriate at this time.

MATERIAL TERMS OF THE 2023 PLAN

Purpose of the 2023 Plan

The purpose of the 2023 Plan is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions by providing these individuals with equity ownership opportunities and/or equity-linked compensatory opportunities. Equity awards and equity-linked compensatory opportunities are intended to motivate high levels of performance and align the interests of directors, employees and consultants with those of stockholders by giving directors, employees and consultants the perspective of an owner with an equity or equity-linked stake in the Company and providing a means of recognizing their contributions to the Company’s success. The Board believes that equity ownership opportunities and/or equity-linked compensatory opportunities are necessary to remain competitive in its industry and are essential to recruiting and retaining the highly qualified employees who help the Company meet its goals.

Summary of the 2023 Plan

The following summarizes the material terms of the 2023 Plan. This summary is qualified in its entirety by reference to the full text of the 2023 Plan.

Administration. The Board, or any committee or committees of officers of the Company to whom the Board delegates such power or authority (subject to limitations imposed under Section 16 of the Exchange Act and other applicable law and regulation), will serve as the plan administrator of the 2023 Plan. The plan administrator has full authority to take all actions and to make all determinations required or provided for under the 2023 Plan and any award granted thereunder. The

 | 2023 Proxy Statement

82  | Proposal Five: Approval of our 2023 Incentive Award Plan

plan administrator also has full authority to determine who may receive awards under the 2023 Plan, the type, terms, and conditions of an award, the number of shares of Common Stock subject to the award or to which an award relates, and to make any other determination and take any other action that the plan administrator deems necessary or desirable for the administration of the 2023 Plan.

Share Reserve. The aggregate number of shares of Common Stock that may be issued pursuant to awards granted under the 2023 Plan (the “Share Limit”) will be the sum of: (a) 3,250,000 shares of Common Stock; (b) any shares of Common Stock which remain available for issuance under the 2004 Plan as of the Effective Date; and (c) any shares of Common Stock which are subject to awards under the 2004 Plan as of the Effective Date which, following such date, become available for issuance under the 2023 Plan pursuant to the 2023 Plan. The Share Limit will be reduced (A) by one share of Common Stock for each share issued upon the exercise of an option or stock appreciation right (“SAR”), and (B) by two shares of Common Stock for every share issued in settlement of any award other than (i) an option, (ii) a SAR or (iii) any other award for which the participant pays the intrinsic value existing as of the date of grant (whether directly or by forgoing a right to receive a payment from the Company or any of its subsidiaries) (each of (i), (ii) and (iii), a “Full Value Award”). The maximum number of shares that may be issued pursuant to the exercise of ISOs, under the 2023 Plan will be 25,000,000 shares of Common Stock.

If an award (or part of an award) under the 2023 Plan (or, as applicable, the 2004 Plan) is forfeited, expires, lapses or is terminated, is exchanged for or settled for cash, surrendered, repurchased or cancelled, without having been fully exercised/settled or forfeited, in any case, in a manner that results in the Company acquiring the shares covered by the award (at a price no greater than the price paid by the participant for such shares) or that results in the Company not issuing shares under the award, any unused shares subject to such award will, as applicable, become or again be available for new grants under the 2023 Plan. Any such unused shares covered by (i) an award (other than an option or SAR) that was granted under the 2004 Plan on or after November 6, 2013 or a Full Value Award will be added or added back (as applicable) to the Share Limit as two shares of Common Stock for each such unused share, and (ii) an option or SAR that was granted under the 2004 Plan on or after November 6, 2013 or an option or SAR granted under the Plan will be added or added back (as applicable) to the Share Limit as one share of Common Stock for each such unused share. The payment of dividends or dividend equivalents in cash in conjunction with any awards under the 2023 Plan will not reduce the shares available for grant under the 2023 Plan. However, the following shares may not be used again for grant under the 2023 Plan: (i) shares subject to SARs, that are not issued in connection with the stock settlement of the SAR on exercise; (ii) shares purchased on the open market with the cash proceeds from the exercise of options; (iii) shares tendered or withheld to satisfy the exercise or purchase price of an award; and (iv) shares tendered or withheld to satisfy tax withholding obligations associated with an award.

Awards granted under the 2023 Plan in substitution for any equity or equity-based awards granted by an entity before such entity’s merger or consolidation with the Company or the Company’s acquisition of such entity’s property or equity securities will not reduce the shares available for grant under the 2023 Plan but will count against the maximum number of shares that may be issued upon the exercise of ISOs.

The 2023 Plan provides that the sum of any cash compensation and the aggregate grant date fair value (determined as of the date of the grant under Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all awards granted to a non-employee director as compensation for services as a non-employee director during any fiscal year may not exceed $1,000,000.

Eligibility. The Company’s directors, employees and consultants, and employees and consultants of the Company’s subsidiaries, will be eligible to receive awards under the 2023 Plan; however, ISOs may only be granted to employees of the Company or the Company’s parent or subsidiary corporations. As of August 1, 2023, there were 11 directors, and approximately 15,000 employees and consultants eligible to receive awards under the 2023 Plan.

Types of Awards. The 2023 Plan allows for the grant of awards in the form of: (i) ISOs; (ii) non-qualified stock options (“NSOs”); (iii) SARs; (iv) restricted stock; (v) RSUs; (vi) dividend equivalents; and (vii) other stock and cash based awards.

Stock Options and SARs. The plan administrator may determine the number of shares to be covered by each option and/or SAR, the exercise price and such other terms, conditions, and limitations, including the vesting, exercise, term and forfeiture provisions, applicable to each option and/or SAR as it deems necessary or advisable. Stock options provide for the purchase of shares of Common Stock in the future at an exercise price set on the grant date. Options granted under the 2023 Plan may be either ISOs or NSOs. ISOs, in contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are met. SARs entitle their holder, upon exercise, to receive from the Company an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of an option or SAR is determined by the plan administrator at the time of grant but shall not be less than 100% of the fair market value of the

 | 2023 Proxy Statement

underlying shares on the grant date, or in the case of ISOs granted to an employee who owns more than 10% of the Company, 110% of the fair market value of the underlying shares on the day of such grant. Stock options and SARs may have a maximum term of ten years, or, in the case of ISOs granted to an employee who owns more than 10% of the Company, five years from the date of grant. No dividends or dividend equivalents will be payable with respect to stock options or SARs.

Restricted Stock. Restricted stock is an award of shares of Common Stock that are subject to certain vesting conditions and other restrictions and that are nontransferable prior to vesting. The plan administrator may determine the terms and conditions of restricted stock awards, including the number of shares awarded, the purchase price, if any, to be paid by the recipient, the applicable vesting conditions, and any rights to acceleration thereof. The 2023 Plan provides that dividends payable with respect to restricted stock prior to the vesting of such restricted stock instead will be paid out to the participant only as and to the extent that the applicable vesting conditions of the underlying award are subsequently satisfied and the restricted stock vests. Dividends payable with respect to the portion of a restricted stock award that fails to vest will be forfeited.

RSUs. RSUs are contractual promises to deliver cash or shares of Common Stock in the future, which may also remain forfeitable unless and until specified conditions are met. The terms and conditions applicable to RSUs are determined by the plan administrator, subject to the conditions and limitations contained in the 2023 Plan.

Other Stock or Cash Based Awards. Other stock or cash based awards are awards of cash, fully vested shares of Common Stock and other awards valued wholly or partially by reference to, or otherwise based on, shares of Common Stock. Other stock or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a participant is otherwise entitled.

Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of Common Stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of the dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator. Under the 2023 Plan, dividend equivalents payable with respect to an award shall only be paid to a participant to the extent that the vesting conditions of the underlying award are subsequently satisfied and the award vests. Dividend equivalents payable with respect to the portion of the award that fails to vest will be forfeited.

Adjustments; Corporate Transactions. In the event of certain changes in the Company’s corporate structure, including any dividend, distribution, combination, merger, recapitalization or other corporate transaction, the plan administrator may make appropriate adjustments to the terms and conditions of outstanding awards under the 2023 Plan to prevent dilution or enlargement of the benefits or intended benefits under the 2023 Plan, to facilitate the transaction or event or to give effect to applicable changes in law or accounting standards. In addition, in the event of certain non-reciprocal transactions with the Company’s stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the 2023 Plan and outstanding awards granted thereunder.

Effect of Non-Assumption in Change in Control. Unless otherwise determined by the plan administrator, in the event a “change in control” (as defined in the 2023 Plan) occurs and a participant’s award is not continued, converted, assumed or replaced by the Company or a successor entity with an award (which may include, without limitation, a cash-based award) with substantially the same value as and vesting terms that are no less favorable than those applicable to the underlying award (“Assumed”), in each case, as of immediately prior to the change in control, and provided the participant remains in continuous service through such change in control, the award will become fully vested and exercisable, as applicable, and all forfeiture, repurchase and other restrictions on such award will lapse, in which case such award, to the extent in the money, will be cancelled upon the consummation of the change in control in exchange for the right to receive the consideration payable in the change in control.

No Repricings. Except in connection with certain corporate transactions, the 2023 Plan provides that the plan administrator may not, without the approval of the Company’s stockholders, reduce the per-share exercise price of any outstanding option or SAR or grant any new award or make any cash payment in substitution for or upon the cancellation of any outstanding option or SAR when the exercise price of such option or SAR exceeds the fair market value of the underlying shares.

Amendment and Termination. The Board may amend, suspend, or terminate the 2023 Plan at any time; provided that no amendment (other than an amendment that increases the number of shares reserved for issuance under the 2023 Plan, is permitted by the applicable award agreement or is made pursuant to applicable law) may materially and adversely affect any outstanding awards under the 2023 Plan without the affected participant’s consent. Stockholder approval will be

 | 2023 Proxy Statement

84  | Proposal Five: Approval of our 2023 Incentive Award Plan

required for any 2023 Plan amendment (i) to the provisions of the 2023 Plan prohibiting the repricing of stock options and SARs without stockholder approval; (ii) to increase the aggregate number of shares of Common Stock that may be issued under the 2023 Plan (other than due to adjustments as a result of share dividends, reclassifications, share splits, consolidations or other similar corporate transactions), to the extent necessary to comply with applicable laws and (iii) to increase the limitation on the sum of cash compensation and the aggregate fair value of awards granted to a non-employee director during any fiscal year. An ISO may not be granted under the 2023 Plan after ten (10) years from the earlier of the date the Board adopted the 2023 Plan or the date on which our stockholders approve the 2023 Plan.

Foreign Participants, Clawback Provisions and Transferability. The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards granted under the 2023 Plan will be subject to any Company clawback policy as set forth in such clawback policy or the applicable award agreement. Awards under the 2023 Plan are generally non-transferrable, except by will or the laws of descent and distribution, or, subject to the plan administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant.

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the 2023 Plan. This summary deals with the general United States federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

Non-Qualified Stock Options. If an optionee is granted an NSO under the 2023 Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in Common Stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of Common Stock on the date the optionee exercises such option. Any subsequent gain or loss should be taxable as a long-term or short-term capital gain or loss. The Company or its subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income, subject to Code limitations.

Incentive Stock Options. A participant receiving ISOs should not recognize taxable income upon grant or at the time of exercise. However, the excess of the fair market value of the shares of Common Stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock should be treated as a long-term capital gain or loss, and the Company should not be entitled to any deduction. If the holding period requirements are not met, the ISO should be treated as one that does not meet the requirements of the Code for ISOs and the participant should recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. The Company and its subsidiaries or affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares, subject to Code limitations.

Restricted Stock Units. A participant generally will not recognize taxable income upon grant of restricted stock units. When cash or shares of Common Stock are delivered under the terms of the award, the participant should recognize ordinary income equal to the cash payment or the fair market value of the shares delivered, as the case may be, less any amount (if any) paid by the participant for such shares, and the Company and its subsidiaries or affiliates generally should be entitled to a corresponding deduction at that time, subject to Code limitations.

Other Awards. The current federal income tax consequences of other awards authorized under the 2023 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Code Section 83(b) election); and dividend equivalents and other stock or cash based

 | 2023 Proxy Statement

awards are generally subject to tax at the time of payment. The Company and its subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income, subject to Code limitations.

Section 409A of the Code

Certain types of awards under the 2023 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the 2023 Plan and awards granted under the 2023 Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from the requirements of Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the 2023 Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

NEW PLAN BENEFITS

Except with respect to grants of RSUs to Outside Directors pursuant to our Outside Director compensation program, the benefits or amounts that may be received or allocated to participants under the 2023 Plan will be determined at the discretion of the plan administrator and are not currently determinable. The table below sets forth the grants of RSUs that would have been awarded to our NEOs, Outside Directors and employees during fiscal year 2023 if the 2023 Plan had been in effect during fiscal year 2023. As of September 8, 2023, the per share market value of our Common Stock on that date was $497.73 per share.

Name and Position	Dollar Value ($)	Number of Units (#)

Named Executive Officers:

Richard Wallace, President and Chief Executive Officer	21,000,000	59,115

Bren Higgins, Executive Vice President and Chief Financial Officer	9,000,000	24,504

Ahmad Khan, President, Semiconductor Process Control	9,200,000	25,101

Oreste Donzella, Executive Vice President, Electronics, Packaging and Components	3,700,000	10,099

Brian Lorig, Executive Vice President, Global Support and Services	4,000,000	10,993

All Current Executive Officers as a Group (seven persons)	51,100,000	141,401

All Current Non-Executive Directors as a Group (ten persons)	2,050,000	6,560

All Employees, Excluding Executive Officers, as a Group	192,414,035	505,060

VOTE REQUIRED AND RECOMMENDATION

If a quorum is present, the affirmative vote of the majority of votes cast is required for approval of this 2023 Incentive Award Plan Proposal.

The Board unanimously recommends a vote “FOR” approval of the 2023 Plan.

 | 2023 Proxy Statement

86  | Questions and Answers

Questions and Answers

PROXY MATERIALS

1. Why Am I Receiving Copies of These Materials?

The Board of KLA is providing these proxy materials to you in connection with KLA’s Annual Meeting of Stockholders to be held on Wednesday, November 1, 2023, at 12:00 p.m. PDT (the “Annual Meeting”). As a stockholder, you are invited to attend the Annual Meeting, which will be held in the Plus Building of our Milpitas headquarters, located at One Technology Drive, Milpitas, California 95035. The purposes of the Annual Meeting are set forth in the accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement.

These proxy solicitation materials, together with our Annual Report for fiscal year 2023, were first made available electronically and mailed to those stockholders requesting hard copies on or about September 21, 2023 to all stockholders entitled to vote at the Annual Meeting. Our principal executive offices are located at One Technology Drive, Milpitas, California 95035, and our telephone number is (408) 875-3000.

2. How May I Obtain KLA’s Annual Report on Form 10-K?

A copy of our Annual Report on Form 10-K for fiscal year 2023 is available free of charge on the Internet from the website of the SEC at http://www.sec.gov, as well as on our website at http://ir.KLA.com.

3. Why Did I Receive a Notice in the Mail Regarding the Internet Availability of the Proxy Materials Instead of a Paper Copy of the Proxy Materials?

We are again mailing to our stockholders a notice regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the notice. In addition, the notice contains instructions on how you may request access to proxy materials in printed form by mail or electronically on an ongoing basis.

4. How Can I Access the Proxy Materials Over the Internet?

Your notice regarding the Internet availability of the proxy materials, proxy card or voting instruction card will contain instructions on how to:

       Access and view our proxy materials for the Annual Meeting on the Internet; and

       Instruct us to send our future proxy materials to you electronically by e-mail.

Our proxy materials are also available on our website at the following address: http://ir.kla.com/financial-information/annual-reports.

Your notice regarding the Internet availability of the proxy materials, proxy card or voting instruction card will contain instructions on how you may request access to proxy materials electronically on an ongoing basis. Choosing to access your future proxy materials electronically will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to access proxy materials by e-mail will remain in effect until you terminate it.

5. How May I Obtain a Paper Copy of the Proxy Materials?

Stockholders receiving a notice regarding the Internet availability of the proxy materials will find instructions in that notice about how to obtain a paper copy of the proxy materials free of charge. Stockholders who have previously submitted a standing request to receive paper copies of our proxy materials will receive a paper copy of the proxy materials by mail.

 | 2023 Proxy Statement

6. I Received One Copy of These Materials. May I Get Additional Copies?

Certain stockholders who share an address are being delivered only one copy of our annual report, proxy statement, or notice of Internet availability, as applicable. You may receive additional copies of our annual report, proxy statement, or notice of Internet availability without charge by sending a written request to KLA Corporation, Attention: Investor Relations, One Technology Drive, Milpitas, California 95035. Requests may also be made by calling our Investor Relations department at (408) 875-3000.

7. How Can Stockholders Sharing an Address Request That Only a Single Copy of the Proxy Materials Be Delivered?

Stockholders sharing an address may request delivery of a single copy of our future proxy statements, annual reports or notices regarding the Internet availability of the proxy materials, as applicable, by writing to the address provided in the answer to Question 6 above or by calling our Investor Relations department at the telephone number below. Stockholders may also request electronic delivery of future proxy materials by writing to the address above, by calling our Investor Relations department at (408) 875-3000 or via our website at http://ir.KLA.com.

THE ANNUAL MEETING

8. Who May Vote at the Annual Meeting?

You may vote at the Annual Meeting if our records showed that you owned shares of KLA Common Stock as of the close of business on the Record Date. At the close of business on the Record Date, we had a total of 136,322,340 shares of Common Stock issued and outstanding, which were held of record by approximately 410 stockholders. As of the Record Date, we had no shares of Preferred Stock outstanding. You are entitled to one vote for each share that you own.

The Annual Meeting will be held if a majority of the outstanding shares of Common Stock entitled to vote is represented at the Annual Meeting. If you have returned valid proxy instructions or attend the Annual Meeting in person, your shares of Common Stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the Annual Meeting.

9. What Proposals are Being Voted on at the Annual Meeting?

In addition to such other business as may properly come before the Annual Meeting or any adjournment thereof, the following five proposals are expected to be presented at the Annual Meeting:

Election of ten candidates nominated by our Board to serve as directors for one-year terms;

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2024;

Non-binding, advisory approval of our named executive officer compensation;

Approval on a non-binding, advisory basis the recommended frequency of future stockholder votes to approve our named executive officer compensation; and

Approval of our 2023 Incentive Award Plan.

PROXY SOLICITATION AND VOTING

10. How Can I Vote if I Own Shares Registered Directly in My Name?

Most stockholders do not own shares registered directly in their name, but rather are “beneficial holders” of shares held in a stock brokerage account or by a bank or other nominee (that is, shares held “in street name”). Those stockholders should refer to Question 11 below for instructions regarding how to vote their shares.

 | 2023 Proxy Statement

88  | Questions and Answers

If, however, your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the stockholder of record. You may vote in the following ways:

By Telephone: Votes may be cast by telephone prior to 11:59 p.m. Eastern Time on October 31, 2023. To vote by telephone, you will need the control number that appears on your notice regarding the Internet availability of the proxy materials or your proxy card;

By Internet: Votes may be cast through the Internet voting site prior to 11:59 p.m. Eastern Time on October 31, 2023. To vote through the Internet, please follow the instructions for Internet voting contained in your notice regarding the Internet availability of the proxy materials or your proxy card;

By Mail: Stockholders who have received a paper copy of a proxy card by mail may also vote by mail, as long as the proxy card is timely delivered. To vote by mail, you must complete, sign and date your proxy card and mail it in the accompanying pre-addressed envelope, and it must be delivered prior to 11:59 p.m. Eastern Time on October 31, 2023; or

In Person: Attend the Annual Meeting and vote your shares in person.

The shares represented by properly returned proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. However, if no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the Annual Meeting.

11. How May I Vote if My Shares are Held in a Stock Brokerage Account, or by a Bank or Other Nominee?

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held “in street name,” and your broker, bank or other nominee is considered the stockholder of record with respect to those shares. Your broker, bank or other nominee should be forwarding these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote, and you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee. If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow to have your shares voted.

12. Can I Revoke or Change My Vote?

You may revoke or change your vote at any time prior to the vote at the Annual Meeting. To revoke or change your proxy instructions if you are a stockholder of record, you must:

Advise our Corporate Secretary in writing at our principal executive offices, before the proxy holders vote your shares, that you wish to revoke your proxy instructions; or

Deliver proxy instructions dated after your earlier proxy instructions, in any of the voting methods described in the response to Question 10 above.

If you are the beneficial owner of shares held in street name, you should contact the broker, bank or other nominee that holds your shares for instructions regarding how to revoke or change your vote.

13. Who Will Bear the Cost of This Proxy Solicitation?

KLA is making this proxy solicitation, and we will pay the entire cost of this solicitation, including preparing, assembling, printing, mailing and distributing the notices and these proxy materials and soliciting votes. We have retained the services of D.F. King & Co., Inc. to aid in the solicitation of proxies from brokers, banks or other nominees and other institutional owners. We estimate that we will pay D.F. King fees of approximately $7,000 (plus reimbursement of out-of-pocket expenses) for the solicitation activities, forwarding solicitation material to beneficial and registered stockholders and processing the results. Certain of our directors, officers and regular employees, without additional compensation, may solicit proxies personally or by telephone.

 | 2023 Proxy Statement

14. Can My Broker Vote My Shares if I Do Not Instruct Him or Her How I Would Like My Shares Voted?

Yes, but only on limited types of proposals. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial” owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker, bank or other nominee along with a voting instruction card. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares, and your broker, bank or other nominee is required to vote your shares in accordance with your instructions.

A broker, bank or other nominee is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. However, brokers, banks or other nominees do not have discretion to vote your shares on Proposal One, Proposal Three, Proposal Four or Proposal Five, in each case in the absence of specific instructions from you (the beneficial owner). Therefore, if you do not give instructions to your broker, bank or other nominee, the broker, bank or other nominee will only be entitled to vote your shares in its discretion on Proposal Two. Broker non-votes occur when shares held in “street name” for a beneficial owner are voted on at least one proposal at a meeting but are not voted with respect to other proposals because the broker, bank or other nominee (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares.

15. Are Abstentions and Broker Non-Votes Counted?

Shares that are voted “FOR,” “AGAINST,” or “ABSTAIN” are treated as being present for purposes of determining the presence of a quorum, and broker non-votes also count for purposes of determining whether a quorum is present.

Proposals One through Five each require a majority of the votes cast to be approved.

For each proposal, you may vote your shares “FOR,” “AGAINST” or “ABSTAIN.” Shares that are voted without giving specific voting instructions will be voted as described in the answer to Question 10. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of Proposals One through Five.

Proposals Two through Four are non-binding advisory votes, for which our Board and its committees will give careful consideration to the voting results.

16. How Does the Board Recommend That I Vote?

The Board recommends that stockholders vote as follows:

“FOR” the election of each of the ten candidates nominated by the Board to serve as directors: Robert Calderoni, Jeneanne Hanley, Emiko Higashi, Kevin Kennedy, Michael McMullen, Gary Moore, Marie Myers, Victor Peng, Robert Rango and Richard Wallace;

“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2024;

“FOR” the approval of our named executive officer compensation;

”FOR” “ONE YEAR” as the recommended frequency of future stockholder votes to approve our named executive officer compensation; and

”FOR” the approval of our 2023 Incentive Award Plan.

17. Will Any Other Business Be Transacted at the Annual Meeting?

We are not aware of any matters to be presented other than those described in this Proxy Statement. In the unlikely event that any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote.

18. What Happens if the Annual Meeting is Adjourned or Postponed?

If the Annual Meeting is adjourned or postponed, the proxy holders can vote your shares on the new meeting date as well, unless you have properly revoked your proxy instructions.

19. Where Can I Find the Voting Results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

 | 2023 Proxy Statement

90  | Questions and Answers

STOCKHOLDER PROPOSALS, DIRECTOR NOMINATIONS BY STOCKHOLDERS AND RELATED BYLAW PROVISIONS

20. Can I Present Other Business to Be Transacted from the Floor at the Annual Meeting?

A stockholder may only present a matter from the floor of a meeting of stockholders for consideration at that meeting if certain procedures set forth in our bylaws are followed, including delivery of advance notice by such stockholder to us. We have not received any timely notice with respect to the Annual Meeting regarding the presentation by a stockholder of business from the floor of the meeting. Accordingly, we do not expect to acknowledge any other business presented from the floor at the Annual Meeting.

21. What is the Deadline to Propose Actions for Consideration at Next Year’s Annual Meeting of Stockholders?

You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in our proxy statement for next year’s annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices no later than May 24, 2024. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

KLA Corporation

One Technology Drive

Milpitas, California 95035

Fax: (408) 875-4266

For a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8, the stockholder must provide the information required by our bylaws and give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary:

       No earlier than the close of business on July 4, 2024; and

       No later than the close of business on August 3, 2024.

If the date of the stockholders’ meeting is moved more than 30 days before or 60 days after November 1, 2024, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and no later than the close of business on the later of the following two dates:

       90 days prior to the meeting; and

       10 days after public announcement of the meeting date.

In addition to satisfying the requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act.

22. How May I Recommend or Nominate Individuals to Serve as Directors?

You may propose director candidates for consideration by the Board’s Nominating and Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to our Corporate Secretary at the address of our principal executive offices set forth in Question 21 above.

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must deliver the information required by our bylaws and a statement by the nominee acknowledging that he or she will owe a fiduciary obligation to KLA and its stockholders.

23. What is the Deadline to Propose or Nominate Individuals to Serve as Directors?

A stockholder may send a proposed director candidate’s name and information to the Board at any time. Generally, such proposed candidates are considered at the first or second Nominating and Governance Committee meeting prior to the annual meeting of stockholders.

 | 2023 Proxy Statement

To nominate an individual for election at an annual meeting of stockholders, the stockholder must give timely notice to our Corporate Secretary in accordance with our bylaws which, for next year’s annual meeting of stockholders, will generally require that the notice be received by our Corporate Secretary between the close of business on July 4, 2024, and the close of business on August 3, 2024, unless the annual meeting is moved by more than 30 days before or 60 days after November 1, 2024, in which case the deadline will be as described in the last paragraph of Question 21 above.

If you wish to use proxy access to submit a director nomination for inclusion in our next proxy statement:

You, or a group of up to 20 stockholders, must have continuously owned for three years at least 3% of our outstanding Common Stock;

We must receive the nomination no earlier than the close of business on April 24, 2024, and no later than the close of business on May 24, 2024. The notice must contain the information required by our bylaws;

Proxy access nominees appearing in the proxy statement generally may number up to the greater of two directors or 25% of the number of directors in office as of May 24, 2024 (rounded down to the nearest whole number). If there are a greater number submitted, our bylaws specify how the Company will select which proxy access nominees to include in the Proxy Statement; and

Stockholder(s) and nominee(s) must satisfy the additional requirements specified in our bylaws.

24. How May I Obtain a Copy of KLA’s Bylaws?

For a free copy of our bylaws, please contact our Investor Relations department at (408) 875-3000. A copy of our bylaws is also available free of charge on the Internet on our website at http://ir.KLA.com and on the SEC’s website at http://www.sec.gov.

 | 2023 Proxy Statement

92  | Information for KLA Annual Meeting of Stockholders on November 1, 2023, 12:00 p.m. PDT

Information for KLA Annual

    Meeting of Stockholders on

    November 1, 2023, 12:00 p.m.     PDT

KLA Milpitas Headquarters

Plus Building

One Technology Drive

Milpitas, California 95035

Directions to KLA’s Milpitas Headquarters

From Highway 237 Heading East:

Exit at McCarthy Boulevard. At the stop light, turn right onto McCarthy Boulevard. At the next intersection, turn right onto Technology Drive. KLA is on the right side.

From Highway 237 Heading West:

Exit at McCarthy Boulevard. At the stop light, turn left onto McCarthy Boulevard (this will take you back over the freeway). At the next intersection, turn right onto Technology Drive. KLA is on the right side.

 | 2023 Proxy Statement

Annex A

KLA CORPORATION

2023 INCENTIVE AWARD PLAN

ARTICLE I.

PURPOSE

The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities and/or equity-linked compensatory opportunities. Capitalized terms used in the Plan are defined in Article XI.

ARTICLE II.

ELIGIBILITY

Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.

ARTICLE III.

ADMINISTRATION AND DELEGATION

3.1 Administration. The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award Agreement as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.

3.2 Appointment of Committees. To the extent Applicable Laws permit, the Board or the Administrator may delegate any or all of its powers under the Plan to one or more Committees or committees of officers of the Company or any of its Subsidiaries; provided, that in no event shall any officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, individuals who are subject to Section 16 of the Exchange Act or officers of the Company (or non-employee Directors) to whom the authority to grant or amend Awards has been delegated hereunder. The Board or the Administrator, as applicable, may rescind any such delegation, abolish any such Committee or committee and/or re-vest in itself any previously delegated authority at any time.

ARTICLE IV.

STOCK AVAILABLE FOR AWARDS AND LIMITATIONS

4.1 Number of Shares. Subject to adjustment under Article VIII and further subject to the terms of this Article IV, the maximum number of Shares that may be issued pursuant to Awards under the Plan shall be equal to the Overall Share Limit. The Overall Share Limit shall be reduced by one (1) Share for each Share issued upon the exercise of an Option or Stock Appreciation Right and by two (2) Shares for every Share issued in settlement of a Full Value Award. As of the Effective Date, no new awards may be granted under the Prior Plan; however, Prior Plan Awards will remain subject to the terms and conditions of the Prior Plan. Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.

4.2 Share Recycling. If all or any part of an Award or Prior Plan Award expires, lapses or is terminated, exchanged for or settled in cash, surrendered, repurchased, canceled without having been fully exercised/settled or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award or Prior Plan Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award or Prior Plan Award, the unused Shares covered by the Award or Prior Plan Award will, as applicable, become or again be available for Award grants under the Plan; provided, that any such unused Shares covered by (i) a Prior Plan Award (other than an option or stock appreciation right) that was granted on or after November 6, 2013 or a Full Value Award granted under the Plan will be added or added back (as applicable) to the Overall Share Limit as two (2) Shares for

 | 2023 Proxy Statement

A- 2  | Annex A

each such unused Share or (ii) an option or stock appreciation right that is a Prior Plan Award and was granted on or after November 6, 2013 or an Option or Stock Appreciation Right granted under the Plan will be added or added back (as applicable) to the Overall Share Limit as one (1) Share for each such unused Share. The payment of dividends or Dividend Equivalents in cash in conjunction with any outstanding Awards shall not count against the Overall Share Limit. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 4.1 and shall not be available for future grants of Awards: (a) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; (b) Shares purchased on the open market with the cash proceeds from the exercise of Options; (c) Shares tendered by a Participant (either by actual delivery or attestation) or withheld by the Company in payment of the exercise or purchase price of any Award or Prior Plan Award; and (d) Shares tendered by a Participant (either by actual delivery or attestation) or withheld by the Company to satisfy any tax withholding obligation with respect to an Award.

4.3 Incentive Stock Option Limitations. Notwithstanding anything to the contrary herein, no more than 25,000,000 Shares may be issued pursuant to the exercise of Incentive Stock Options.

4.4 Substitute Awards. In connection with an entity’s merger or consolidation with the Company or any Subsidiary or the Company’s or any Subsidiary’s acquisition of an entity’s property or equity securities, the Administrator may grant Awards in substitution for any options or other equity or equity-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has equity securities available under a pre-existing plan approved by equityholders and not adopted in contemplation of such acquisition or combination, the equity securities available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the equityholders of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Service Providers prior to such acquisition or combination.

4.5 Non-Employee Director Compensation. Notwithstanding any provision to the contrary in the Plan, the Administrator may establish compensation for non-employee Directors from time to time, subject to the limitations in the Plan. The Administrator will from time to time determine the terms, conditions and amounts of all such non-employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time; provided that, the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a non-employee Director as compensation for services as a non-employee Director during any fiscal year of the Company may not exceed $1,000,000 (the “Non-Employee Director Limit”).

ARTICLE V.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

5.1 General. The Administrator may grant Options or Stock Appreciation Rights to Service Providers subject to the limitations in the Plan, including any limitations in the Plan that apply to Incentive Stock Options. The Administrator will determine the number of Shares covered by each Option and Stock Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Stock Appreciation Right. A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose, and which amount shall be payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the applicable Award Agreement.

 | 2023 Proxy Statement

5.2 Exercise Price. The Administrator will establish the exercise price of each Option and Stock Appreciation Right and specify the exercise price in the Award Agreement. Unless otherwise determined by the Administrator, the exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option (subject to Section 5.6) or Stock Appreciation Right. Notwithstanding the foregoing, in the case of an Option or a Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.

5.3 Duration. Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that, subject to Section 5.6, the term of an Option or Stock Appreciation Right will not exceed ten years. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option or Stock Appreciation Right (other than an Incentive Stock Option) (i) the exercise of the Option or Stock Appreciation Right is prohibited by Applicable Law, as determined by the Company, or (ii) Shares may not be purchased or sold by the applicable Participant due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right shall be automatically extended until the date that is 30 days after the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, in no event shall the extension last beyond the ten year term (or any shorter maximum, if applicable) of the applicable Option or Stock Appreciation Right.

5.4 Exercise. Options and Stock Appreciation Rights may be exercised by delivering to the Company (or its Agent) a written notice of exercise, in a form approved by the Administrator (which may be electronic and provided through the online platform maintained by an Agent), signed or submitted by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5.5 for the number of Shares for which the Award is exercised and (ii) as specified in Section 9.5 for any applicable taxes. Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.

5.5 Payment Upon Exercise. Subject to Section 10.8, any Company insider trading policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by online payment through the Agent’s electronic platform or by wire transfer of immediately available funds to the Agent (or, in each case, if the Company has no Agent accepting payment, by wire transfer of immediately available funds to the Company) or, solely to the extent set forth in the applicable Award Agreement or otherwise with the consent of the Administrator (in its discretion), by:

(a) cash, wire transfer of immediately available funds or check payable to the order of the Company, provided that the Administrator may limit the use of one of the foregoing payment forms if one or more of the payment forms below is permitted;

(b) if there is a public market for Shares at the time of exercise, unless the Administrator otherwise determines, (A) delivery (including electronically or telephonically to the extent permitted by the Administrator) of an irrevocable and unconditional undertaking by a broker acceptable to the Administrator to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Administrator to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;

(c) delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value;

(d) surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;

(e) other than for Participants subject to Section 13(k) of the Exchange Act with respect to the Company or its Subsidiaries, delivery of a promissory note, in a form determined by or acceptable to the Administrator, or any other property that the Administrator determines is good and valuable consideration; or

(f) any combination of the above payment forms approved by the Administrator.

5.6 Additional Terms of Incentive Stock Options. The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. If an Incentive Stock Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option,

 | 2023 Proxy Statement

A- 4  | Annex A

the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Stock Option.

5.7 No Dividends or Dividend Equivalents. No dividends or Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

ARTICLE VI.

RESTRICTED STOCK; RESTRICTED STOCK UNITS

6.1 General. The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to the Company’s right to repurchase all or part of such Shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such Shares) if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant Restricted Stock Units to any Service Provider, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement. The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Stock and Restricted Stock Unit Award, subject to the conditions and limitations contained in the Plan.

6.2 Restricted Stock.

(a) Dividends. Participants holding Shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such Shares, unless the Administrator provides otherwise in the Award Agreement. In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid. Notwithstanding anything to the contrary herein, with respect to any award of Restricted Stock, dividends which are paid to holders of Common Stock prior to vesting shall only be paid out to the Participant holding such Restricted Stock to the extent that the vesting conditions are subsequently satisfied. All such dividend payments will be made no later than March 15 of the calendar year following the calendar year in which the right to the dividend payment becomes nonforfeitable.

(b) Stock Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of Shares of Restricted Stock, together with a stock power endorsed in blank.

6.3 Restricted Stock Units.

(a) Settlement. The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A. Restricted Stock Units may be settled in cash or Shares, as determined by the Administrator and set forth in the applicable Award Agreement.

(b) Stockholder Rights. A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

(c) Dividend Equivalents. For clarity, Dividend Equivalents with respect to an Award of Restricted Stock Units shall only be paid out to the Participant to the extent that the vesting conditions applicable to the underlying Award are satisfied. All such Dividend Equivalent payments will be made no later than March 15 of the calendar year following calendar year in which the right to the Dividend Equivalent payment becomes nonforfeitable in accordance with the foregoing, unless otherwise determined by the Administrator or unless deferred in a manner intended to comply with Section 409A.

 | 2023 Proxy Statement

ARTICLE VII.

OTHER STOCK OR CASH BASED AWARDS; DIVIDEND EQUIVALENTS

7.1 Other Stock or Cash Based Awards. Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, or any combination of the foregoing, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Stock or Cash Based Award, including any purchase price, performance goal(s) (which may be based on the Performance Criteria), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement. In addition, the Company may adopt subplans or programs under the Plan pursuant to which it makes Awards available in a manner consistent with the terms and conditions of the Plan.

7.2 Dividend Equivalents. A grant of Restricted Stock Units or Other Stock or Cash Based Award may provide a Participant with the right to receive Dividend Equivalents, and no dividends or Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Award with respect to which the Dividend Equivalents are paid and subject to other terms and conditions as set forth in the Award Agreement. Notwithstanding anything to the contrary herein, Dividend Equivalents with respect to an Award shall only be paid out to the Participant to the extent that the vesting conditions applicable to the underlying Award are satisfied. All such Dividend Equivalent payments will be made no later than March 15 of the calendar year following calendar year in which the right to the Dividend Equivalent payment becomes nonforfeitable in accordance with the foregoing, unless otherwise determined by the Administrator or unless deferred in a manner intended to comply with Section 409A.

ARTICLE VIII.

ADJUSTMENTS FOR CHANGES IN COMMON STOCK AND CERTAIN OTHER EVENTS

8.1 Equity Restructuring. In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article VIII, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and/or making a cash payment to Participants. The adjustments provided under this Section 8.1 will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.

8.2 Corporate Transactions. Subject to Section 8.3, in the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change), is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:

(a) To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;

(b) To provide that such Award shall vest and, to the extent applicable, be exercisable as to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

 | 2023 Proxy Statement

A- 6  | Annex A

(c) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;

(d) To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article IV hereof on the maximum number and kind of shares which may be issued and adjustments of the manner in which Shares subject to Full Value Awards will be counted) and/or in the terms and conditions of (including the grant or exercise price or applicable performance goals), and the criteria included in, outstanding Awards;

(e) To replace such Award with other rights or property selected by the Administrator; and/or

(f) To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.

8.3 Effect of Non-Assumption in a Change in Control. Notwithstanding the provisions of Section 8.2, unless otherwise determined by the Administrator, if a Change in Control occurs, any outstanding Award that is not continued, converted, assumed, or replaced with an award (which may include, without limitation, a cash-based award) with substantially the same value, and vesting terms that are no less favorable than those applicable to the underlying Award, in each case, as of immediately prior to the Change in Control by (a) the Company, or (b) a successor entity or its parent or subsidiary (an “Assumption”), and provided that such Participant has not had a Termination of Service prior to such Change in Control, then effective immediately prior to the Change in Control, such Award shall become fully vested, exercisable and/or payable, as applicable, and all forfeiture, repurchase and other restrictions on such Award shall lapse; provided, that with respect to any Award that, as of immediately prior to such Change in Control, is subject to performance-based vesting, any specified performance goals shall be deemed to be satisfied to the extent set forth in the applicable Award Agreement, and such Award shall be canceled upon the consummation of the Change in Control in exchange for the right to receive the Change in Control consideration payable to other holders of Common Stock (i) which may be on such terms and conditions as apply generally to holders of Common Stock under the Change in Control documents (including, without limitation, any escrow, earn-out or other deferred consideration provisions) or such other terms and conditions as the Administrator may provide, and (ii) determined by reference to the number of Shares subject to such Award and net of any applicable exercise price; provided that to the extent that any Award constitutes “nonqualified deferred compensation” that may not be paid upon the Change in Control under Section 409A (to the extent applicable to such Award) without the imposition of taxes thereon under Section 409A, the timing of such payments shall be governed by the applicable Award Agreement (subject to any deferred consideration provisions applicable under the Change in Control documents); and provided, further, that if the amount to which the Participant would be entitled upon the settlement or exercise of such Award at the time of the Change in Control is equal to or less than zero, then such Award may be terminated without payment. The Administrator shall determine whether an Assumption of an Award has occurred in connection with a Change in Control.

8.4 Administrative Stand Still. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the share price of Common Stock, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to 60 days before or after such transaction.

8.5 General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8.1 or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Article VIII.

 | 2023 Proxy Statement

ARTICLE IX.

GENERAL PROVISIONS APPLICABLE TO AWARDS

9.1 Transferability. Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Stock Options, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except for certain beneficiary designations, by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. Any permitted transfer of an Award hereunder shall be without consideration, except as required by Applicable Law. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.

9.2 Documentation. Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. The Award Agreement will contain the terms and conditions applicable to an Award. Each Award may contain terms and conditions in addition to those set forth in the Plan.

9.3 Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.

9.4 Termination of Status. The Administrator will determine (and may provide in the applicable Award Agreement) how a Participant’s Disability, death, retirement, authorized leave of absence, transition from full-time to part-time service or any other change or purported change in a Participant’s Service Provider status affects an Award (including whether and when a Termination of Service has occurred) and the extent to which, and the period during which the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.

9.5 Withholding. Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by Applicable Law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. The Company or one of its Subsidiaries may deduct an amount sufficient to satisfy such tax obligations based on the applicable statutory withholding rates (or such other rate as may be determined by the Administrator after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. Subject to Section 10.8 and any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations through the Agent’s electronic platform or by wire transfer of immediately available funds to the Agent (or, in each case, if the Company has no Agent accepting payment, by wire transfer of immediately available funds to the Company) or, solely with the consent of the Administrator, by (i) cash, wire transfer of immediately available funds or check made payable to the order of the Company, provided that the Administrator may limit the use of the foregoing payment forms in its discretion, (ii) to the extent permitted by the Administrator, delivery of Shares (in whole or in part), including Shares delivered by attestation and Shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery, (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Administrator otherwise determines, (A) delivery (including electronically or telephonically to the extent permitted by the Administrator) of an irrevocable and unconditional undertaking by a broker acceptable to the Administrator to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Administrator to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator, or (iv) to the extent permitted by the Administrator, any combination of the foregoing payment forms approved by the Administrator. Notwithstanding any other provision of the Plan, the number of Shares which may be so delivered or retained pursuant to clause (ii) of the immediately preceding sentence shall be no greater than the number of Shares which have a Fair Market Value on the date of delivery or retention no greater than the aggregate amount of such liabilities based on the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or based on such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America or as otherwise may be set forth in the applicable Award Agreement or determined by the Administrator), and for clarity, may be less than such maximum individual statutory tax rate if so determined by the Administrator. If any tax withholding obligation will be satisfied under clause (ii) above by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.

 | 2023 Proxy Statement

A- 8  | Annex A

9.6 Amendment of Award. The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Article VIII or pursuant to Section 10.6.

9.7 Conditions on Delivery of Stock. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

9.8 Acceleration. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.

9.9 Cash Settlement. Without limiting the generality of any other provision of the Plan, the Administrator may provide, in an Award Agreement or subsequent to the grant of an Award, in its discretion, that any Award may be settled in cash, Shares or a combination thereof.

9.10 Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 9.5: (i) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (ii) such Shares may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (iii) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company and its Subsidiaries harmless from any losses, costs, damages, or expenses relating to any such sale; (iv) to the extent the Company, its Subsidiaries or their designee receives proceeds of such sale that exceed the amount owed, the Company or its Subsidiary will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (v) the Company, its Subsidiaries and their designees are under no obligation to arrange for such sale at any particular price; and (vi) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company, its Subsidiaries or their designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.

9.11 Prohibition on Repricing. Except pursuant to Article VIII, the Administrator shall not, without the approval of the Company’s shareholders, (a) reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or Stock Appreciation Right, or (b) grant any new Award or make any payment of cash in substitution for or upon the cancellation of Options and/or Stock Appreciation Rights previously granted when the exercise price of such Option or Stock Appreciation Right exceeds the Fair Market Value of the underlying Shares.

ARTICLE X.

MISCELLANEOUS

10.1 No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company or any of its Subsidiaries. The Company and its Subsidiaries expressly reserve the right at any time to dismiss or otherwise terminate their respective relationships with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement or in the Plan.

10.2 No Rights as Stockholder; Certificates. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.

 | 2023 Proxy Statement

10.3 Effective Date and Term of Plan. Unless earlier terminated by the Board, the Plan will become effective on the date on which the Company’s stockholders approve the Plan (the “Effective Date”) and will remain in effect until the tenth anniversary of the Effective Date, but Awards previously granted may extend beyond that date in accordance with the Plan. Notwithstanding anything to the contrary in the Plan, an Incentive Stock Option may not be granted under the Plan after 10 years from the earlier of (i) the date the Board adopted the Plan or (ii) the date the Company’s stockholders approved the Plan. If the Plan is not approved by the Company’s stockholders, the Plan will not become effective, no Awards will be granted under the Plan and the Prior Plan will continue in full force and effect in accordance with their terms.

10.4 Amendment of Plan. The Board may amend, suspend or terminate the Plan at any time; provided that no amendment, other than (a) as permitted by the applicable Award Agreement, (b) as provided under Sections 10.6 and 10.15, or (c) an amendment to increase the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. No Awards may be granted under the Plan during any suspension period or after the Plan’s termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain stockholder approval of any Plan amendment (i) to increase the Non-Employee Director Limit, (ii) to Section 9.11 of the Plan, or (iii) or to the extent necessary to comply with Applicable Laws.

10.5 Provisions for Foreign Participants. The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

10.6 Section 409A.

(a) General. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. To the extent applicable, the Plan and the Award Agreements shall be interpreted in accordance with Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 10.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A. Notwithstanding any contrary provision of the Plan or any Award Agreement, any payment of “nonqualified deferred compensation” under the Plan that may be made in installments shall be treated as a right to receive a series of separate and distinct payments.

(b) Separation from Service. If an Award is subject to and constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”

(c) Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award subject to Section 409A to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

10.7 Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award,

 | 2023 Proxy Statement

A- 10  | Annex A

and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his, her or its capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

10.8 Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to 180 days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.

10.9 Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security number, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company and its Subsidiaries hold regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents provided for in this Section 10.9 in writing, without cost, by contacting the local human resources representative. If the Participant refuses or withdraws the consents provided for in this Section 10.9, the Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

10.10 Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

10.11 Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that the specific provision of the Plan will not apply. For clarity, the foregoing sentence shall not limit the applicability of any additive language contained in an Award Agreement or other written agreement which provides supplemental or additional terms not inconsistent with the Plan.

10.12 Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.

10.13 Claw-back Provisions. All Awards (including, without limitation, any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with Applicable Laws (including NASDAQ (or other applicable stock exchange) listing standards, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as and to the extent set forth in such claw-back policy or the Award Agreement.

 | 2023 Proxy Statement

10.14 Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

10.15 Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.

10.16 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

10.17 Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.

ARTICLE XI.

DEFINITIONS

As used in the Plan, the following words and phrases will have the following meanings:

11.1 “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee. Notwithstanding anything herein to the contrary, the Board shall conduct the general administration of the Plan with respect to Awards granted to non-employee Directors and, with respect to such Awards, the term “Administrator” as used in the Plan shall mean and refer to the Board.

11.2 “Agent” means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or a Participant with regard to the Plan.

11.3 “Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted.

11.4 “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Dividend Equivalents, or Other Stock or Cash Based Awards.

11.5 “Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.

11.6 “Board” means the Board of Directors of the Company.

11.7 “Cause” means, in respect of a Participant, either (i) the definition of “Cause” contained in the Participant’s Award Agreement or an effective, written service or employment agreement between the Participant and the Company or a Subsidiary of the Company; or (ii) if no such agreement exists or such agreement does not define Cause, then Cause shall mean (A) the Participant’s unauthorized use or disclosure of confidential information or trade secrets of the Company or any of its Subsidiaries or any material breach of a written agreement between the Participant and the Company or any of its Subsidiaries, including without limitation a material breach of any employment, confidentiality, non-compete, non-solicit or similar agreement; (B) the Participant’s commission of, indictment for or the entry of a plea of guilty or nolo contendere by the Participant to, a felony under the laws of the United States or any state thereof or any crime involving dishonesty or moral turpitude (or any similar crime in any jurisdiction outside the United States); (C) the Participant’s negligence or willful misconduct in the performance of the Participant’s duties or the Participant’s willful or repeated failure or refusal to substantially perform assigned duties; (D) any act of fraud, embezzlement, material misappropriation or dishonesty committed by the Participant against the Company or any of its Subsidiaries; or (E) any acts, omissions or statements by a Participant which the Company determines to be materially detrimental or damaging to the reputation, operations, prospects or business relations of the Company or any of its Subsidiaries. The findings and decision of the Administrator with respect to any Cause determination will be final and binding for all purposes.

11.8 “Change in Control” means the occurrence of any of the following events, in one or a series of related transactions:

(a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than the Company, a Subsidiary of the Company or a Company employee benefit plan, including any trustee of such plan acting as trustee, is or

 | 2023 Proxy Statement

A- 12  | Annex A

becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of Directors; or

(b) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total combined voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(c) the consummation of the sale or disposition by the Company of all or substantially all the Company’s assets; or

(d) a change in the composition of the Board, as a result of which fewer than a majority of the Directors are Incumbent Directors. “Incumbent Directors” shall mean Directors who either (x) are Directors as of the date this Plan is approved by the Company’s shareholders, or (y) are subsequently elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the then-current Directors and whose election or nomination was not in connection with any transaction described in (a) or (b) above or in connection with an actual or threatened proxy contest relating to the election of Directors.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

11.9 “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

11.10 “Committee” means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

11.11 “Common Stock” means the common stock of the Company.

11.12 “Company” means KLA Corporation, a Delaware corporation, or any successor.

11.13 “Consultant” means any consultant or advisor engaged by the Company or any of its Subsidiaries to render services to such entity that qualifies as a consultant or advisor under the applicable rules of Form S-8 Registration Statements.

11.14 “Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.

11.15 “Director” means a Board member.

11.16 “Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

11.17 “Dividend Equivalents” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.

11.18 “Employee” means any employee of the Company or its Subsidiaries.

11.19 “Equity Restructuring” means, as determined by the Administrator, a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring

 | 2023 Proxy Statement

cash dividend, or other large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities of the Company) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

11.20 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

11.21 “Fair Market Value” means, as of any date, the value of a Share determined as follows: (a) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (b) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (c) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.

11.22 “Full Value Award” means any Award that is settled in Shares other than: (a) an Option, (b) a Stock Appreciation Right or (c) any other Award for which the Participant pays the intrinsic value existing as of the date of grant (whether directly or by forgoing a right to receive a payment from the Company or any Subsidiary).

11.23 “Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.

11.24 “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

11.25 “Non-Qualified Stock Option” means an Option, or portion thereof, not intended or not qualifying as an Incentive Stock Option.

11.26 “Option” means an option to purchase Shares, which will either be an Incentive Stock Option or a Non-Qualified Stock Option.

11.27 “Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property awarded to a Participant under Article VII.

11.28 “Overall Share Limit” means the sum of (a) 3,250,000 Shares; (b) any Shares which remain available for issuance under the Prior Plan as of the Effective Date; and (c) any Shares which are subject to Prior Plan Awards as of the Effective Date which, following the Effective Date, become available for issuance under the Plan pursuant to Article IV.

11.29 “Participant” means a Service Provider who has been granted an Award.

11.30 “Performance Criteria” means the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period, which may include (but is not limited to) the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); earnings or net income per share; gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes), net income or operating income; adjusted net income or operating income (either before or after taxes); earnings before interest, taxes, amortization and/or stock-based compensation costs; operating income before depreciation and amortization; profits (including but not limited to gross profits, net profits, profit growth, profit margin, net operation profit or economic profit), profit return ratios or operating margin; operating efficiency; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital) or cash position; return on assets, return on equity or return on sales; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; return on operating revenue; costs, reductions in costs and cost control measures; balance sheet metrics; expenses and expense targets; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; brand recognition/acceptance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; churn or other metrics related to subscriptions/subscribers; market share; cost reduction goals; economic value or economic value added models; formation of joint ventures, research and development collaborations, or marketing or customer service collaborations; division, group or corporate financial goals; productivity; customer satisfaction/growth; customer service; employee satisfaction; recruitment and retention/maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships, collaborations and transactions; financial ratios (including those measuring

 | 2023 Proxy Statement

A- 14  | Annex A

liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; annual revenue targets; budget comparisons; implementation or completion of projects or processes strategic or critical to the Company’s business operations; financing and other capital raising transactions; cash on hand; acquisition, licensing or divestiture activity; investment sourcing activity; marketing initiatives; and the completion of other corporate transactions intended to enhance the Company’s revenue or profitability or expand its customer base, any of which may be combined and/or measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be (i) based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company or a Subsidiary, (ii) based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies, (iii) based on GAAP or non-GAAP metrics, and/or (iv) adjusted by reflect the impact of unusual or non-recurring transactions, extraordinary events or otherwise as determined by the Administrator (including, without limitation, restructurings, discontinued operations, asset write-downs, acquisitions or divestitures, reorganizations, events not directly related to the operations of the Company, Subsidiary, division, business segment or business unit and/or not within the reasonable control of the Company, foreign exchange gains and losses, the refinancing or repurchase of bank loans or debt securities or changes in Applicable Laws or tax or accounting principles).

11.31 “Plan” means this 2023 Incentive Award Plan.

11.32 “Prior Plan” means the KLA-Tencor Corporation 2004 Equity Incentive Plan, as amended and restated on November 7, 2018.

11.33 “Prior Plan Award” means an award outstanding under the Prior Plan as of the Effective Date.

11.34 “Restricted Stock” means Shares awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.

11.35 “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.

11.36 “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.

11.37 “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

11.38 “Securities Act” means the Securities Act of 1933, as amended.

11.39 “Service Provider” means an Employee, Consultant or Director.

11.40 “Shares” means shares of Common Stock.

11.41 “Stock Appreciation Right” means a stock appreciation right granted under Article V.

11.42 “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

11.43 “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

11.44 “Termination of Service” means the date the Participant ceases to be a Service Provider.

* * * * *

 | 2023 Proxy Statement

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 P.M., Eastern Time, on October 31, 2023.

Online
Go to www.envisionreports.com/klac
or scan the QR code — login details are
located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada.

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/klac

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals	—	The Board of Directors recommends a vote FOR each of the Director Nominees (Proposal 1), a vote FOR Proposals 2, 3 and 5 and a vote for 1 YEAR on Proposal 4.	+

1.	To elect the ten candidates nominated by our Board of Directors to serve as directors for one-year terms, each until his or her successor is duly elected.

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 – Robert Calderoni	☐	☐	☐	02 – Jeneanne Hanley	☐	☐	☐	03 – Emiko Higashi	☐	☐	☐

04 – Kevin Kennedy	☐	☐	☐	05 – Michael McMullen	☐	☐	☐	06 – Gary Moore	☐	☐	☐

07 – Marie Myers	☐	☐	☐	08 – Victor Peng	☐	☐	☐	09 – Robert Rango	☐	☐	☐

10 – Richard Wallace	☐	☐	☐

		For	Against	Abstain		For	Against	Abstain
2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2024.		☐	☐	☐	3. To approve on a non-binding, advisory basis our named executive officer compensation.	☐	☐	☐
	1 Year	2 Years	3 Years	Abstain		For	Against	Abstain
4. To approve on a non-binding, advisory basis the recommended frequency of future stockholder votes to approve our named executive officer compensation.	☐	☐	☐	☐	5. To approve our 2023 Incentive Award Plan.	☐	☐	☐
6. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.					In their discretion, the proxy holders are authorized to vote on all such matters as may properly come before the meeting or at any adjournment thereof.

B	Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

∎		1 U P X	+
O3VFFC

KLA Corporation’s Annual Meeting of Stockholders will be held on

November 1, 2023, 12:00 P.M. Pacific Daylight Time, at the KLA Milpitas Headquarters, Plus Building,

located at One Technology Drive, Milpitas, CA 95035.

Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/klac

 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — KLA CORPORATION	+

Notice of Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — November 1, 2023

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of KLA Corporation (the “Company”), a Delaware corporation, will be held on Wednesday, November 1, 2023 at 12:00 P.M., Pacific Daylight Time.

The undersigned hereby appoints Mary Beth Wilkinson and Bren Higgins, or either of them, as proxies, each with the power to appoint her or his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders or at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2, 3 AND 5, AND FOR 1 YEAR ON PROPOSAL 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

C	Non-Voting Items

Change of Address — Please print new address below.

∎	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+

MIX
Paper from responsible sources
FSC® C132107
FSC
www.fsc.org

KLA Corporation
One Technology Drive
Milpitas, CA 95035
408.875.3000
kla.com